                        FILED PURSUANT TO RULE 424(B)(3)

PROSPECTUS SUPPLEMENT                              REGISTRATION NO. 333-90583

                                                                    333-90583-01

                         4,000,000 PREFERRED SECURITIES

                          CAREMARK RX CAPITAL TRUST I
            7% SHARED PREFERENCE REDEEMABLE SECURITIES ("SPURS")(SM)
              (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                    AND CONVERTIBLE INTO THE COMMON STOCK OF

                               (CAREMARK RX LOGO)
                           -------------------------
     The 7% Shared Preference Redeemable Securities ("SPuRS" or "Preferred Securities"), represent undivided preferred beneficial ownership interests in the assets of Caremark Rx Capital Trust I. The Trust is a Delaware trust, Caremark Rx Capital Trust I, created for the sole purpose of issuing the common securities and the SPuRS and using the proceeds from that issuance to purchase the Convertible Subordinated Debentures. The SPuRS are convertible into shares of our Common Stock, par value $0.001 per share. The SPuRS were issued and sold (the "Original Offering") on September 24, 1999 (the "Original Offering Date") to the Initial Purchaser (as defined herein) for resale by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, in the United States to persons reasonably believed by the Initial Purchaser to be qualified institutional buyers as defined in Rule 144A under the Securities Act, and outside the United States in reliance on Regulation S under the Securities Act.

     The Selling Holders may offer, from time to time:

     - 7% Shared Preference Redeemable Securities of Caremark Rx Capital Trust
       I;

     - Convertible Subordinated Debentures due 2029 of Caremark Rx, Inc.;

     - Shares of Common Stock of Caremark Rx, Inc.

     The Selling Holders may sell these securities from time to time directly to purchasers or through agents, underwriters or dealers.

     If required, the names of any other Selling Holders, agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an additional supplement to the Prospectus.

     YOU SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 11, 2000.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Where You Can Find More
  Information.......................   ii
Incorporation of Certain Documents
  by Reference......................   ii
Cautionary Information..............  iii
About the Prospectus................    1
Our Company.........................    1
Risk Factors........................    3
Ratio of Earnings From Continuing
  Operations to Fixed Charges.......   17
Accounting Treatment................   17
Use of Proceeds.....................   18
Caremark Rx Capital Trust I.........   18
Description of the Preferred
  Securities........................   19

                                      PAGE
                                      ----
Description of the Preferred
  Securities Guarantee..............   36
Description of the Convertible
  Subordinated Debentures...........   39
Effect of Obligations under the
  Convertible Subordinated
  Debentures and the Preferred
  Securities Guarantee..............   52
Description of Capital Stock........   54
Certain Federal Income Tax
  Consequences......................   58
Certain ERISA Considerations........   67
Selling Holders.....................   69
Plan of Distribution................   72

     As used in the Prospectus and this Prospectus Supplement, (i) the "Indenture" means the Convertible Subordinated Debentures Indenture between Caremark Rx, Inc. and Wilmington Trust Company, as trustee (the "Debenture Trustee") relating to Caremark Rx Capital Trust I (the "Trust" or the "Issuer");
(ii) the "Trust Agreement" means the Amended and Restated Trust Agreement among Caremark Rx, Inc., as Depositor (the "Depositor"), Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees") (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Trust; and
(iii) "we," "us," "our," "Company," or "Caremark Rx" refers to Caremark Rx, Inc.

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                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we have filed with the Commission at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov. Reports, proxy statements, and other information concerning us also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of this information from the New York Stock Exchange, you should call (212) 656-5282.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Prospectus and this Prospectus Supplement incorporate by reference certain documents that we have previously filed with the Commission. This means that we disclose important information to you by referring you to another document filed separately with the Commission. These documents contain important business information about us, our business and our financial condition, results of operations and cash flows. The information incorporated by reference is deemed to be a part of this Prospectus Supplement, except as described below.

     The following documents that we have previously filed with the Commission, other than the exhibits thereto, are incorporated by reference in this
Prospectus:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31,
       1999;

     - Our Quarterly Report on Form 10-Q for the Fiscal quarter ended March 31, 2000;

     - Our Current Report on Form 8-K filed on February 4, 2000;

     - Our Current Report on Form 8-K filed on April 19, 2000; and

     - Our Current Report on Form 8-K filed on June 13, 2000.

     In addition, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the date on which this offering is completed or terminated are incorporated by reference into the Prospectus and this Prospectus Supplement.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Caremark Rx, Inc., 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, Attention: Corporate Secretary, telephone
(205) 733-8996.

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                             CAUTIONARY INFORMATION

     CERTAIN INFORMATION INCLUDED IN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT CONTAINS, AND OTHER MATERIALS FILED OR TO BE FILED BY US WITH THE COMMISSION INCORPORATED BY REFERENCE HEREIN (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS MADE OR TO BE MADE BY US) CONTAIN OR WILL CONTAIN, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF CAREMARK RX AND MEMBERS OF ITS MANAGEMENT TEAM, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

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

                              ABOUT THE PROSPECTUS

     No separate financial statements of the Issuer have been included herein. We do not consider such financial statements material to the holders of Convertible Preferred Securities because:

     - all of the voting securities of the Issuer will be owned, directly or indirectly, by us, and we are subject to the reporting requirements under the Exchange Act;

     - the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in Convertible Subordinated Debentures issued by us; and

     - the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by us to the extent that the Issuer has funds available to meet such obligations. See "Description of Convertible Subordinated Debentures" and "Description of Guarantee."

                                  OUR COMPANY

     We are one of the largest pharmaceutical services companies in the United States, with net revenue of approximately $3.3 billion for 1999. Our core operations are conducted through Caremark Inc. ("Caremark"), which provides pharmacy benefit management services and therapeutic pharmaceutical services. These services are sold separately and together to assist corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States in delivering prescription drugs to their members in a cost-effective manner.

     We are one of the largest pharmacy benefit management ("PBM") companies in the United States, with the leading mail service pharmacy business among independent PBM companies in terms of prescriptions filled in 1999. Pharmacy benefit management involves the design and administration of programs aimed at reducing the costs and improving the safety, effectiveness and convenience of prescription drug use. We dispense prescription drugs to patients through a network of more than 50,000 retail pharmacies (substantially all retail pharmacies in the United States) and through three wholly-owned and operated mail service pharmacies. During 1999, we dispensed approximately 12.2 million prescriptions through our mail service pharmacies and processed approximately
38.5 million retail prescriptions.

     We provide therapeutic pharmaceutical services for patients with high cost, chronic illnesses, genetic disorders, and other conditions in an effort to improve outcomes for patients and to lower costs of care. We design, develop and manage comprehensive programs including drug therapy, physician support and patient education. We provide therapies and services to patients with such conditions as hemophilia, growth disorders, immune deficiencies, cystic fibrosis, multiple sclerosis, hepatitis C, rheumatoid arthritis and respiratory difficulties. Treatments for these conditions generally involve high cost, injectable biotechnology drugs. We believe we are the industry leader in the distribution of these types of drugs. We own and operate a national network of 17 specialty pharmacies, 16 of which are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). As of December 31, 1999, we provided specialty therapies and

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services for approximately 32,300 patients, a 108% increase over those served as of December 31, 1998.

OUR STRATEGY

     Our strategy is to provide innovative pharmaceutical solutions and quality customer service in order to enhance patient outcomes and better manage overall health care costs. We intend to increase our market share and enhance our position in the pharmaceutical services industry. We believe that our independence from ownership by a pharmaceutical manufacturer, a retail chain or an insurance company distinguishes us from certain competitors.

     Our executive offices are located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, and our telephone number is (205) 733-8996.

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

                                  RISK FACTORS

     You should carefully consider the following risks as well as other information contained elsewhere in this prospectus supplement.

RISKS RELATING TO OUR BUSINESS

     OUR DISCONTINUED OPERATIONS AND RELATED LIABILITIES FOR WHICH WE REMAIN RESPONSIBLE MAY REQUIRE US TO USE SIGNIFICANT AMOUNTS OF CASH WHICH COULD ADVERSELY AFFECT OUR LIQUIDITY, AND OUR RECENT CHANGE IN STRATEGIC FOCUS MAY CONTINUE TO CONSUME SIGNIFICANT MANAGEMENT TIME AND ATTENTION.

     Prior to 1998, we were primarily focused on our PPM operations. During 1998, we changed our senior management team and announced a new strategic focus whereby Caremark would become our core operating unit. We announced that in pursuing our new strategy, we would divest our other businesses, which included our PPM and contract services businesses. We have encountered difficulties in this divestiture process, including litigation and the announcement of significant charges against earnings. Resolving these difficulties has consumed significant time and resources of our company and management, which otherwise would have been devoted to pursuing our strategy of focusing on Caremark. There can be no assurance that the problems we have encountered as a result of the change in strategic focus or similar matters which may arise in the future will not continue to consume significant time and resources or have an adverse effect on us.

     We will remain responsible for certain liabilities relating to these discontinued operations, including predisposition claims relating to our California PPM operations. We intend to rely upon amounts available from the sale of discontinued operations, borrowings under our revolving credit facility and cash flow from operations to fund our discontinued operations, including any liabilities we retain after disposition. However, if cash generated from these sources is insufficient to fund our discontinued operations, our liquidity could be materially adversely affected, which would have a material adverse effect on our business, financial condition and results of operations. In addition, it is possible that even after we dispose of our discontinued operations, other liabilities relating to these operations, known or unknown, could be attributed to us, which could have a similar adverse impact on our liquidity.

     These events could hinder our ability to make scheduled payments of principal and distributions or interest on, and to refinance, if necessary, the Preferred Securities and our other indebtedness. In that event, we would seek to enhance our liquidity position through further modifications to our credit facility, incurrence of additional indebtedness and/or sales of additional securities. Each of these alternatives is dependent upon future events, conditions and other matters outside of our control. There can be no assurance that we will be able to enhance our liquidity position through such alternatives or otherwise if necessary.

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OUR SUBSTANTIAL DEBT SERVICE OBLIGATIONS COULD IMPEDE OUR OPERATIONS AND
FLEXIBILITY.

     We have substantial leverage, which means that the amount of our outstanding debt significantly exceeds the net book value of our assets, and we also have substantial repayment obligations and interest expense with respect to our debt. In November 1999, we began required amortization payments of principal under the tranche A term loan under our credit facility. In September 2000, we will be required to repay approximately $420 million of debt under our Senior Subordinated Notes due 2000. In addition, the revolving portion of our credit facility and the tranche A and B term loans under our credit facility will mature in June 2001, with all amounts then outstanding due at that time. We may incur additional indebtedness in the future. For the foreseeable future we will have to use a substantial portion of our cash flow from operations for debt service rather than for our operations. In addition, some of our indebtedness is at variable interest rates, so we may be vulnerable in the event that rates increase. Our level of debt could cause adverse consequences, including the following:

     - we may not be able to obtain additional debt financing for future working capital, capital expenditures, the refinancing of debt as it becomes due or other corporate purposes;

     - we may be less able to take advantage of significant business opportunities, such as acquisition opportunities, or to react to changes in market or industry conditions;

     - we could be more vulnerable to general adverse economic and industry conditions; and

     - we may be disadvantaged compared to competitors with less leverage.

ANY FAILURE TO MEET OUR DEBT OBLIGATIONS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to sell additional assets, seek to obtain additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating with Standard & Poor's or Moody's, which could adversely affect our ability to incur additional indebtedness on acceptable terms. We cannot assure you that our cash flow and capital resources will be sufficient for payment of interest on and principal of our debt in the future, or that any such alternative measures would be successful or would permit us to meet scheduled debt service obligations.

     We have pledged all of the capital stock of the subsidiary that owns our principal operating subsidiary as security for our obligations under our credit facility, with an equal and ratable pledge in favor of the holders of our 7 3/8% Senior Notes due 2006. If we are unable to meet our obligations to our creditors under the credit facility or the Senior Notes due 2006, those creditors could exercise their rights as secured parties with respect to the pledged stock of Caremark International Inc. ("CII"). This would materially adversely impact our business, financial condition and results of operations.

     In 1997, we issued 6.50% Threshold Appreciation Price Securities ("TAPS"). The TAPS were initially secured by $481.4 million in U.S. Treasury Notes. We were to receive the proceeds of these U.S. Treasury Notes on August 31, 2000, the date the TAPS were

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scheduled to be surrendered by the TAPS holders. We planned to use the proceeds to repay $420 million of our 6 7/8% Senior Subordinated Notes that mature on September 1, 2000.

     In 1999, two lawsuits were filed in the Supreme Court of the State of New York, County of New York, claiming that a "Termination Event" had occurred with respect to the TAPS. One of these lawsuits, which involved plaintiffs holding approximately 35 percent of the outstanding TAPS, was settled by the Company in April 2000 (the "New York Settlement"). As a result, the lawsuit was dismissed with prejudice, and the Company has issued common stock and paid accrued interest on the related TAPS through April 14, 2000. The Company received approximately $168.0 million in cash from the cancellation of the related TAPS, which was used to reduce indebtedness under the credit facility. Approximately $148 million was applied to the revolving credit facility, and will subsequently be used to retire a portion of the Senior Subordinated Notes. The remaining $20 million was applied to the term loans under the Company's credit facility. The remaining lawsuit filed in New York during 1999 has been dismissed.

     In March 2000, a purported class action was filed in the Circuit Court of Franklin County, Alabama, also claiming that a Termination Event had occurred. This lawsuit was subsequently certified by the court as a "non-opt out" class action, and therefore includes all TAPS holders other than those who were parties to the New York Settlement. The Company has reached a settlement in this lawsuit (the "Alabama Settlement"), which has received final court approval pursuant to a Final Approval Order and Judgment issued on June 9, 2000 (the "Final Order") by the Circuit Court of Franklin County, Alabama. On June 19, 2000, certain TAPS holders filed a notice of appeal to the Supreme Court of Alabama, questioning the Circuit Court's order denying their motion to intervene and the adequacy of the settlement. We believe the appeal is without merit, and intend to vigorously contest each issue raised in the appeal.

     The Alabama Settlement provides that on August 31, 2000, each class member will be entitled to receive common stock for such class member's TAPS at the rate provided for by the Purchase Contract Agreement related to the TAPS. Each class member will also receive interest through this date and a yield enhancement payment unless the class member decides to settle the Purchase Contract Agreement earlier in accordance with the Alabama Settlement terms. Additionally, the Company will issue 0.22 additional shares of common stock for each TAPS, subject to the terms of the Alabama Settlement. The Alabama Settlement will not have a material adverse effect on the continuing operations of the Company.

     On April 11, 2000, certain TAPS holders filed a lawsuit entitled Aragon Investments, Ltd. et al. v. Caremark Rx, Inc. in the Supreme Court of the State of New York, County of New York, claiming that a "Termination Event" had occurred with respect to the TAPS. The Supreme Court of the State of New York previously postponed further action in the Aragon litigation pending action by the Circuit Court of Franklin County, Alabama. We do not know what future action, if any, the Supreme Court of the State of New York will take with respect to this litigation.

     We anticipate using proceeds of the U.S. Treasury Notes securing the outstanding TAPS and amounts available under the credit facility to repay our Senior Subordinated Notes in September 2000. If the proceeds of the U.S. Treasury Notes are not available as contemplated by the Alabama Settlement, we may not have funds available to pay the Senior Subordinated Notes when due. In that event, we would seek to address our liquidity

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needs through a combination of borrowings under our senior credit facility, including the $148 million available from the proceeds of the New York Settlement, an extension of the maturity date on a portion of the Senior Subordinated Notes and/or sales of additional securities. These alternatives are dependent upon future events, conditions and other matters outside of our control. There can be no assurance that we will be able to enhance our liquidity position through such alternatives or otherwise if necessary.

WE ARE PARTY TO SEVERAL LAWSUITS WHICH, IF WE LOSE, COULD ADVERSELY IMPACT OUR BUSINESS.

     We currently are party to several lawsuits, including pharmaceutical industry litigation, litigation relating to the TAPS, and litigation related to Caremark's discontinued home infusion business, which was divested in 1995. Any of these proceedings, if determined adversely to our interests, could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that additional lawsuits will not be filed against us. There also can be no assurance that these lawsuits will not have a disruptive effect upon the operations of our business or that the defense of the lawsuits will not consume the time and attention of our senior management or the senior management of our subsidiaries.

     For additional information regarding litigation, please refer to "Business -- Legal Proceedings."

WE HAVE A HISTORY OF INCURRING LOSSES AND MAY CONTINUE TO INCUR LOSSES.

     We have incurred losses in each of the last five fiscal years arising from our discontinued operations, amounting to more than $2.6 billion in cumulative losses over that five-year period. We may incur future losses related to additional charges from discontinued operations. There can be no assurance that we will achieve profitability, or if we achieve profitability, that we will be able to sustain it. Our failure to achieve profitability in the future may adversely affect the price of the Preferred Securities and Common Stock into which the Preferred Securities are convertible or otherwise adversely impact our ability to make scheduled payments of interest and principal on the Convertible Subordinated Debentures (and, consequently, adversely affect the ability of the Trust to make related payments on the Preferred Securities).

RESTRICTIVE FINANCING COVENANTS LIMIT THE DISCRETION OF OUR MANAGEMENT.

     Our credit facility and certain agreements governing our other debt contain a number of covenants that limit the discretion of our management with respect to certain business matters. Our credit facility covenants, among other things, restrict or limit our ability to incur additional indebtedness or guarantee obligations, pay dividends and other distributions, prepay or modify the terms of other indebtedness, create liens, make capital expenditures, make certain investments or acquisitions, enter into mergers or consolidations, make sales of assets and engage in certain transactions with affiliates. In addition, under our credit facility, we are required to satisfy a minimum fixed charge coverage ratio, a minimum interest expense coverage ratio and a maximum leverage ratio. These financial tests become more restrictive in future years.

     The indentures for our Senior Notes due 2006 and our Senior Subordinated Notes due 2000 contain covenants that, among other things, restrict our ability to enter into mergers and consolidations and sell substantially all of our assets, our ability to cause our

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subsidiaries to incur or guarantee additional indebtedness and, in the case of the Senior Notes, our ability to incur additional secured indebtedness.

     A breach of any agreements governing our debt would permit the acceleration of the related debt and acceleration of debt under other debt agreements that may contain cross-acceleration or cross-default provisions, as well as termination of the commitments of the lenders to make further extensions of credit under our credit facility. This would have a material adverse effect on our business, financial condition and results of operations.

IF WE CANNOT RESPOND ADEQUATELY TO COMPETITION IN OUR INDUSTRY, OUR ABILITY TO ACHIEVE PROFITABILITY WILL BE ADVERSELY AFFECTED.

     We compete in the markets for pharmacy benefit management and therapeutic pharmaceutical services. These businesses are very competitive. If we fail to respond to competition in these industries, the result will be an adverse effect on our ability to achieve profitability and on our business, financial condition and results of operations. Our competitors include companies which are or are owned by large, profitable and well-established companies with substantially greater purchasing power and financial, marketing and other resources than we have and which are less leveraged than we are. As examples, Merck-Medco Managed Care, LLC is owned by a large pharmaceutical manufacturer, PCS Health Systems, Inc. is owned by a national drug store chain, and a large insurance company is a major investor in Express Scripts, Inc. We may also experience competition from other sources in the future, such as Internet-based drug stores.

     Furthermore, our businesses are subject to consolidation pressures, meaning that they are or may become dominated by a few large companies with significant resources. The health benefit management business is relatively consolidated, and additional consolidation is likely. Consolidation is leading to increased competition among a smaller number of large companies. Over the last several years, the competitive pressures described above have caused health benefit management companies, including us, to reduce the prices charged to clients for core services.

IF A SIGNIFICANT NUMBER OF OUR CONTRACTS WITH CUSTOMERS AND PHARMACEUTICAL MANUFACTURER ARRANGEMENTS ARE TERMINATED, OUR BUSINESS WILL BE ADVERSELY IMPACTED.

     We, like the other companies in our industry, typically have contracts with our customers, our contract network pharmacies or our pharmaceutical manufacturers which are terminable on relatively short notice. Loss of contracts with a significant number of our customers or network pharmacies would materially adversely impact our business, financial condition and results of operations. Others are renewable annually on a year-to-year basis, unless the other party gives notice to us of its intention not to renew the contract. In addition, the short-term nature of the contracts in our industry means that if we acquire a company, there can be no assurance that we will retain the customers of that company for any significant period of time. Our ten largest customers accounted for approximately 29% of our revenues in fiscal 1997, 27% of our revenues in fiscal 1998 and 26% of our revenues in fiscal 1999.

     We also have contracts, typically with terms of three years, with pharmaceutical manufacturers entitling us to certain rebates and other pricing discounts. These arrangements are often terminable by either party on relatively short notice. Termination of

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a significant number of these arrangements would materially adversely affect our business, financial condition and results of operations.

IF WE BECOME SUBJECT TO LIABILITY CLAIMS WHICH ARE NOT COVERED BY OUR INSURANCE POLICIES, THEN WE MAY BE LIABLE FOR DAMAGES AND OTHER EXPENSES WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Various aspects of our business, including dispensing pharmaceutical products, performing drug utilization review, providing therapeutic services and providing information to physicians about drug therapy entail a risk of litigation and liability relating to product and professional liability claims. A successful product or professional liability claim not covered by our insurance policies or in excess of our insurance coverage could have a material adverse effect upon our business, financial condition and results of operations. We cannot assure you that we will be able to maintain appropriate types or levels of insurance in the future, that adequate replacement policies will be available on acceptable terms, or that insurance will cover all claims against us.

IF WE DO NOT ADEQUATELY ADDRESS YEAR 2000 ISSUES, THEN OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

     The Year 2000 issue concerns the ability of computer hardware and software to distinguish between the year 1900 and the year 2000. An inability to make this distinction could result in computer application failure.

     During 1999, we completed a detailed assessment of all our information technology and non-information technology hardware and software with regard to the Year 2000 issue, with special emphasis on mission critical systems. We expensed approximately $2.4 million during 1999 in connection with remediating these systems.

     As a result of its Year 2000 readiness efforts, our mission critical information technology and non-information technology systems successfully distinguished between the year 1900 and the year 2000 on January 1, 2000, without any mission critical application failure. However, we will continue to monitor our mission critical computer applications throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

     It is possible that we may experience Year 2000 related problems in the future, particularly with our non-mission critical systems, which may result in failures or miscalculations resulting in inaccuracies in computer output or disruptions of operations. Although we believe that the Year 2000 issue will not pose significant operational problems for our mission critical computer systems and equipment, any operational problems that do arise could have a material adverse effect on our business, financial condition and results of operations.

IF ANOTHER PERSON OR COMPANY ATTEMPTS A TAKEOVER OF THE COMPANY, THEN ANTI-TAKEOVER PROVISIONS IN OUR ORGANIZATIONAL DOCUMENTS, AGREEMENTS WITH OUR EXECUTIVE OFFICERS AND THE TERMS OF THE PREFERRED SECURITIES COULD DELAY OR PREVENT A CHANGE IN CONTROL AT A PREMIUM PRICE.

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     Certain provisions of our certificate of incorporation and bylaws, our stockholders rights plan, and change in control provisions in employment agreements which have been entered into with various executive officers, could have an anti-takeover effect. These provisions include:

     - a staggered board of directors;

     - advance notice provisions for calling meetings of stockholders;

     - preferred stock purchase rights which may deter offers for the common stock; and

     - large severance payments.

     This anti-takeover effect could delay, defer or prevent a change in control of the Company without further action by the stockholders, could discourage potential investors from bidding for the Common Stock at a premium over the market price of the Common Stock and could adversely affect the market price of, and the voting and other rights of the holders of, the common stock. In addition, provisions of the Delaware General Corporation Law restrict the ability of stockholders to cause a merger or business combination or obtain control of the Company.

     In the event of a Change of Control, the Trust will be required to make an offer to holders of Preferred Securities to repurchase the Preferred Securities and the Company will be required to redeem Convertible Subordinated Debentures having an aggregate principal amount equal to any Preferred Securities repurchased pursuant to a Change of Control offer.

LOSS OF KEY MANAGEMENT COULD ADVERSELY AFFECT OUR BUSINESS.

     Our success is materially dependent upon our key managers and, in particular, upon the continued services of E. Mac Crawford, our Chairman and Chief Executive Officer, James H. Dickerson, Jr., our President and Chief Operating Officer and John Arlotta, President - Pharmaceutical Services of Caremark. Our future business, financial condition and results of operations could be materially adversely affected if the services of Messrs. Crawford, Dickerson and Arlotta cease to be available.

CAREMARK IS SUBJECT TO HEIGHTENED FEDERAL REGULATORY SCRUTINY, WHICH COULD RESULT IN SANCTIONS OR PENALTIES.

     Our subsidiaries Caremark and CII are subject to a corporate integrity agreement with the Office of Inspector General ("OIG") within the United States Department of Health and Human Services ("HHS") in connection with a related plea agreement and settlement agreement to which Caremark and CII are parties (collectively, the "Government Settlement"). The Government Settlement was executed in connection with the operation of a home infusion business which has since been divested. The Government Settlement resolved an action brought by the OIG against these subsidiaries for alleged violation of federal law relating to federally funded health programs. The subsidiaries agree to continue to maintain certain compliance related oversight procedures through June 2000. Should the oversight procedures reveal credible evidence of certain criminal or civil misconduct by CII and Caremark or any of their employees regarding criminal law relating to a government program or material violation of civil law or rules, then CII and Caremark are required to report the potential violations to the OIG and the Department of Justice. These subsidiaries are, therefore, subject to increased regulatory scrutiny and may be subject to an increased risk of sanctions or penalties, including exclusion from participation in the Medicare or Medicaid programs. Sanctions and penalties would have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO THE PREFERRED SECURITIES

OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND CONVERTIBLE SUBORDINATED DEBENTURES ARE SUBORDINATED.

     Our obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and will be pari passu with the most senior preferred stock now or hereafter issued by the Company and with any guarantee now or hereafter issued by the Company in respect of any preferred securities of any affiliate of the Company. Our obligations under the Convertible Subordinated Debentures are subordinate and junior in right of payment to all of our present and future Senior Indebtedness. At December 31, 1999, our Senior Indebtedness aggregated approximately $1.25 billion. In addition, because we are a holding company, our obligations under the Preferred Securities Guarantee and the Convertible Subordinated Debentures are effectively subordinated to all existing and future liabilities of our subsidiaries. There are no terms in the Preferred Securities, the Convertible Subordinated Debentures or the Preferred Securities Guarantee that limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Subordinated Debentures or the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee" and "Description of the Convertible Subordinated Debentures -- Subordination."

WE ARE A HOLDING COMPANY THAT IS DEPENDENT ON OUR SUBSIDIARIES FOR CASH FLOW.

     We may not be able to access cash generated by our subsidiaries in order to pay interest and principal on the Convertible Subordinated Debentures or fulfill other cash commitments. As a holding company with no business operations, our material assets consist only of the stock of our subsidiaries. We will have to rely upon dividends and other payments from our subsidiaries (including our principal operating subsidiary, Caremark) to generate the funds necessary to pay the principal of and interest on the Convertible Subordinated Debentures. Our subsidiaries, however, are legally distinct from us and have no obligation, contingent or otherwise, to pay amounts due pursuant to the Convertible Subordinated Debentures or to make funds available for these payments. Our subsidiaries have not guaranteed the Convertible Subordinated Debentures. The ability of our subsidiaries to make dividend and other payments to us is subject to, among other things, the availability of funds, the terms of its subsidiaries' indebtedness or the indebtedness they have guaranteed, and applicable state laws. Our right or any right of our creditors, including holders of the Convertible Subordinated Debentures, to participate in the assets of any subsidiary upon the liquidation or reorganization of that subsidiary will be subject to the prior claims of that subsidiary's creditors, including holders of its indebtedness and trade creditors. Accordingly, the Convertible Subordinated Debentures will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

UPON A CHANGE OF CONTROL, ADEQUATE FUNDS MAY NOT BE AVAILABLE TO REPURCHASE THE PREFERRED SECURITIES.

     In the event of a Change of Control (as defined herein), each holder of Preferred Securities has the right to require the Trust to repurchase the Preferred Securities in whole or in part at a redemption price of $50 per Preferred Security thereof, plus Accrued Distributions and liquidated damages under the Registration Agreement, if any, to the repurchase date. If a Change of Control were to occur, there can be no assurance that we would have the financial resources or be able to arrange financing on acceptable terms to allow the Trust to pay the repurchase price for all the Preferred Securities as to which the repurchase right is exercised. The failure to repurchase Preferred Securities when required will result in a Trust Agreement Event of Default (as defined herein) with respect to the Preferred Securities whether or not such repurchase is permitted by the terms of Senior Indebtedness.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE ARE LIMITED.

     If we were to default in our obligation to pay amounts payable on the Convertible Subordinated Debentures, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Convertible Subordinated Debentures against the Company pursuant to the terms of the Convertible Subordinated Debentures and may also vote to appoint a Special Administrative Trustee, who shall have the same rights, powers and privileges as the other Administrative Trustees. In certain circumstances, holders of Preferred Securities will be able to enforce their rights directly against the Company. See "Description of the Preferred Securities Guarantee -- Events of Default" and "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee" and "Description of the Convertible Subordinated Debentures -- Subordination." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Trust Agreement, the Preferred Securities Guarantee and the Indenture.

DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED.

     The Company has the right under the Indenture to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by the Trust during any such extended interest payment period. Each exercise of the right to extend the interest payment period for the Convertible Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters and provided further that no Extension Period may extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the

Preferred Securities -- Distributions" and "Description of the Convertible Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should the Company exercise its rights to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount) for United States federal income tax purposes in respect of the deferred interest allocable to its Preferred Securities, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, holders of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debentures. Should the Company determine to exercise such right in the future, however, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Convertible Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. See "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount."

A SPECIAL EVENT MAY RESULT IN A REDEMPTION OF THE PREFERRED SECURITIES OR A DISTRIBUTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES.

     Upon the occurrence of a Special Event (as defined under "Description of the Preferred Securities -- Special Event Redemption or Distribution"), the Trust will be dissolved, except in the limited circumstances described below, with the result that, after satisfaction of the liabilities of the Trust to creditors, the Convertible Subordinated Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances the Company will have the right to redeem the Convertible Subordinated Debentures, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Subordinated Debentures are redeemed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current United States federal income tax law, a distribution of Convertible Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences -- Receipt of Convertible Subordinated Debentures Upon Liquidation of the Trust" and "-- Sale of Preferred Securities and Redemption of Convertible Subordinated Debentures."

     There can be no assurance as to the market prices for the Preferred Securities or the Convertible Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the

Preferred Securities that an investor may purchase, or the Convertible Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Convertible Subordinated Debentures and should carefully review all the information regarding the Convertible Subordinated Debentures contained herein. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Convertible Subordinated Debentures."

THERE IS A RISK THAT THE MATURITY OF THE CONVERTIBLE SUBORDINATED DEBENTURES COULD BE SHORTENED.

     If a Tax Event occurs, then the Company will have the right, prior to the dissolution of the Trust, to advance the Stated Maturity of the Convertible Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Convertible Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Convertible Subordinated Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, (1) after advancing the Stated Maturity, interest paid on the Convertible Subordinated Debentures will be deductible for United States federal income tax purposes and
(2) advancing the Stated Maturity will not result in a taxable event to holders of the Preferred Securities. See "Description of the Convertible Subordinated Debentures -- General."

HOLDERS OF PREFERRED SECURITIES WILL HAVE LIMITED VOTING RIGHTS.

     Holders of Preferred Securities will have limited voting rights. Except in the case of a Trust Agreement Event of Default, with respect to the Property Trustee, and for the rights of holders of Preferred Securities to appoint a Special Administrative Trustee upon the occurrence of certain events described herein, holders of Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

THERE ARE RISKS RELATED TO THE TRADING PRICE OF PREFERRED SECURITIES AND TAX CONSEQUENCES UPON DISPOSITION.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A U.S. Holder (as defined under "Certain Federal Income Tax Consequences") that disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include original issue discount on the Convertible Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted basis in the Preferred Securities. To the extent the selling price is less than the U.S. Holder's adjusted tax basis (which basis will include original issue discount previously included in income, less interest payments actually received), a U.S. Holder will recognize capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Sale of Preferred Securities and Redemption of Convertible Subordinated Debentures."

INDUSTRY RISKS

IF GOVERNMENT REGULATIONS ARE INTERPRETED AND ENFORCED IN A MANNER ADVERSE TO OUR BUSINESS, THEN WE MAY BE SUBJECT TO ENFORCEMENT ACTIONS AND MATERIAL LIMITATIONS ON OUR BUSINESS OPERATIONS.

     The health care industry is subject to extensive laws and regulations. We and other companies in our industry are subject to the interpretation and enforcement of these laws and regulations. Because the interpretation and enforcement of these regulations is uncertain, our compliance efforts may be inadequate, which may subject us to enforcement actions and materially limit our business operations. Compliance with such laws and regulations imposes significant operational requirements on us. The regulatory requirements we must comply with in conducting our business vary from state to state, and are not always clear as to meaning or consistently enforced. Although we believe that we substantially comply with all existing statutes and regulations material to the operation of our business, regulatory authorities may disagree and take enforcement or other actions against us. These actions may result in fines or other penalties, or suspend, restrict or preclude us from engaging in certain business practices in the relevant jurisdiction.

     In addition, we cannot predict the impact of future legislation and regulatory changes on our business or assure you that we will be able to obtain or maintain the regulatory approvals required to operate our business. For example, formulary concessions, discounts and rebates are currently a topic of discussion and debate in federal and state legislatures. Changes in existing laws or regulations, changes in interpretations of laws or regulations, or adoption of new laws or regulations relating to these discounts, rebates and concessions may have material adverse effects on our ability to obtain formulary concessions, discounts and rebates in the future.

     For additional information regarding regulatory matters, please refer to "Business -- Government Regulation."

IF THERE ARE CHANGES IN THE FINANCING AND REIMBURSEMENT PRACTICES IN THE HEALTH CARE INDUSTRY, THEN ACCEPTANCE OF OUR PRODUCTS MAY BE DELAYED OR PREVENTED.

     We have designed our services and products to compete within the current payment and reimbursement structure of the U.S. health care system. However, changing political, economic and regulatory influences may affect health care financing and reimbursement practices. We and other companies in our industry could be adversely affected by changes in the financing and reimbursement practices in the health care industry. If the current health care financing and reimbursement system changes significantly, then our products and services could be less competitive. As a result, our business, financial condition and results of operations could be materially and adversely affected. Congress, regulatory agencies, and the Clinton Administration are currently considering proposals to reform the U.S. health care system, such as proposals to revise Medicare covered benefits and reimbursement. These proposals may increase governmental involvement in health care and pharmacy benefit management services and otherwise change the way our customers do business. Health care organizations may react to these proposals and the uncertainty surrounding such proposals by cutting back or delaying investments in the health care cost control tools and related technology which we provide. We cannot predict what effect, if any, these proposals might have on our business, financial condition or results of operations. Other legislative or market-driven reforms that we cannot anticipate could adversely affect our business, financial condition and results of operations in unpredictable ways.

IF REGULATORY INITIATIVES RESTRICT OUR ABILITY TO USE CONFIDENTIAL PATIENT MEDICAL INFORMATION, THEN OUR HEALTH INFORMATION TECHNOLOGY PRODUCTS AND SERVICES AND OUR BUSINESS GROWTH STRATEGY BASED ON THESE PRODUCTS AND SERVICES COULD BE ADVERSELY AFFECTED.

     Most of our activities involve the receipt or use by us of confidential patient medical information which is generated through the provision of our services and which our customers provide to us. In addition, we use aggregated and blinded (anonymous) data for research and analysis purposes. Our inability to use patient medical information could render our health information technology products and services, and our business growth strategy based on these products and services, obsolete. Confidentiality provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") required the Secretary of the Department of Health and Human Services to issue standards concerning privacy legislation if Congress did not enact health information privacy legislation by August 1999. As Congress did not enact health information privacy legislation, the Secretary issued a proposed rule in November 1999 and the public comment period for this proposed rule expired on February 17, 2000. The Secretary did not issue the final rule by February 21, 2000, the date originally specified in HIPAA, and has not indicated when the rule will be finalized. The proposed rule would establish minimum standards and would preempt state laws which are less restrictive than HIPAA regarding health information privacy but would not preempt more restrictive state laws. The proposed rule would become effective two years after final issuance. The final HHS rule is likely to require substantial changes to our systems, policies and procedures which may have a material adverse impact on us.

In addition to the proposed federal health information privacy regulations described above, most states have enacted patient confidentiality laws which prohibit the disclosure of confidential medical information. It is unclear which state laws may be preempted by the final HHS rule discussed above.

     To our knowledge, no state or federal legislation or regulation has been enacted that adversely impacts our ability to use patient medical information to provide our current services. Even if such legislation or regulations are not enacted, however, individual customers could prohibit us from including their patients' medical information in our various databases of medical data, or from using such information in providing services to our other customers. Any such legislation, regulations, or customer-based restrictions could have a material adverse effect on our business, financial condition and results of operations.

     In addition, individual customers could prohibit us from including their patients' medical information in our various databases of medical data, or from using such information in providing services to our other customers. Any such legislation, regulations or customer-based restrictions could have a material adverse effect on our business, financial condition and results of operations.

IF THE HEALTH CARE INDUSTRY CONTINUES TO CONSOLIDATE, THEN WE MAY LOSE EXISTING AND POTENTIAL CUSTOMERS AND OUR BARGAINING POWER.

     Consolidation in the health care industry may cause us to lose existing and potential customers and suffer a reduction in our bargaining power. Over the past several years, the overall number of insurance companies, health maintenance organizations, managed care companies and other customers and potential customers of ours has decreased as a result of mergers, acquisitions and similar transactions. Our customers have been and may continue to be subject to these consolidation pressures. We may lose existing and potential customers due to consolidation in the health care industry. Consolidation could create larger customers capable of exerting greater bargaining power than our traditional clients. Consolidation could also create larger competitors which have greater resources than we have, which would place us at a competitive disadvantage and prevent us from fully executing our strategy. As we implement our business strategy of marketing to these larger customers in response to this consolidation and other competitive pressures, the prices we are able to charge for our products and services may decline. The loss of existing and potential customers and/or price declines due to consolidation could have a material adverse effect on our business, financial condition and results of operations.

LITIGATION CURRENTLY PENDING AGAINST PBM COMPANIES MAY FORCE US TO ALTER OUR PRICING PRACTICES.

     Numerous lawsuits have been filed throughout the United States by retail pharmacies against drug manufacturers challenging certain brand drug pricing practices under various state and federal antitrust laws. An adverse outcome in any of these lawsuits could require defendant drug manufacturers to provide the same types of discounts on pharmaceuticals to retail pharmacies and buying groups as are provided to managed care entities to the extent that their respective abilities to affect market share are comparable. This practice, if generally followed in the industry, could increase competition from pharmacy chains and buying groups and reduce or eliminate the availability to us of certain discounts, rebates and fees currently received in connection with our drug purchasing and formulary administration programs. The loss of such discounts, rebates, and fees could have a material adverse impact on our business, financial condition, and results of operations. In addition, to the extent that we appear to have actual or potential market power in a relevant market, business arrangements and practices may be subject to heightened scrutiny from an anti-competitive perspective and possible challenge by state or federal regulators or private parties.

RISKS INVOLVING MARKET TRADING OF THE PREFERRED SECURITIES AND OUR COMMON STOCK THE VOLATILITY OF OUR STOCK PRICE MAY AFFECT THE PRICE OF THE PREFERRED SECURITIES.

     Because the Preferred Securities are convertible into shares of our Common Stock, fluctuations in the Common Stock price may affect the price of the Preferred Securities. The market prices for our Common Stock and for securities of other companies engaged primarily in pharmacy benefit management are highly volatile. For example, the market price of our Common Stock has fluctuated between $3.75 per share and $9.00 per share over the last 52 weeks. The market price of our Common Stock will likely continue to fluctuate due to a variety of factors, including:

          - material public announcements;

          - developments relating to the disposition of our discontinued operations;

          - the announcement and timing of new product introductions by us or others;

          - technological innovations or changes in business strategy by us or our competitors;

          - regulatory approvals or regulatory issues;

          - political developments or proposed legislation in the pharmaceutical or health care industry;

          - developments in, and the effect of, the litigation to which we are subject;

          - period to period fluctuations in our financial results; and

          - market trends relating to our industry.

AN ACTIVE TRADING MARKET FOR THE PREFERRED SECURITIES MAY NOT DEVELOP.

     There is no existing public trading market for the Preferred Securities and there can be no assurance as to the liquidity of any such market that may develop, the ability of holders to sell such securities, the price at which the holders of Preferred Securities would be able to sell such securities or whether a trading market, if it develops, will continue. If such market were to exist, the Preferred Securities could trade at prices higher or lower than their original offering price, depending on many factors, including prevailing interest rates, the market for similar securities, our operating results, and the trading price of the Common Stock. The Initial Purchaser currently makes a market for the Convertible Preferred Securities offered hereby; however, the Initial Purchaser is not obligated to do so and such market making activity is subject to the limits imposed by applicable law and may be discontinued at any time without notice.

         RATIO OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings from continuing operations to fixed charges on a historical basis for each of the five years ended December 31, 1999:

                                                 YEAR ENDED DECEMBER 31,
                                             --------------------------------
                                             1995   1996   1997   1998   1999
                                             ----   ----   ----   ----   ----
Ratio of earnings to fixed charges.........  2.8x   5.9x   2.9x   1.6x   1.5x

                              ACCOUNTING TREATMENT

     The financial statements of the Trust are consolidated with the Company's consolidated financial statements, with the Preferred Securities shown as a separate line item in the Company's balance sheet outside of the stockholders' equity section as "Convertible preferred securities." Disclosures concerning the Preferred Securities, the Preferred Securities Guarantee and the Convertible Subordinated Debentures will be included in the notes to the Company's consolidated financial statements.

                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither the Company nor the Trust will receive any of the proceeds from the sale of the Offered Securities.

                          CAREMARK RX CAPITAL TRUST I

     Caremark Rx Capital Trust I (the "Trust") is a statutory business trust formed under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on September 10, 1999. The Trust's business is defined in a Trust Agreement (the "Trust Agreement"), executed by the Company, the Administrative Trustees and the Delaware Trustee (each as defined herein). The Preferred Securities comprise all of the Trust's preferred securities. The Company owns all of the Trust's common securities (the "Common Securities") in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (1) issuing the Preferred Securities and the Common Securities (together, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust, (2) investing the gross proceeds of the Preferred Securities in the Convertible Subordinated Debentures and (3) engaging in only those other activities necessary or incidental thereto.

     The Trust's business and affairs are conducted by trustees appointed by the Company, as holder of the Common Securities. The duties and obligations of the trustees are governed by the Trust Agreement. Pursuant to the Trust Agreement, there are three individual trustees (the "Administrative Trustees"), and one property trustee (the "Property Trustee") having its principal place of business or residence in the State of Delaware and that also acts as Delaware Trustee. The three Administrative Trustees are persons who are officers of the Company. The Property Trustee is a financial institution which is unaffiliated with the Company and serves as property trustee under the Trust Agreement and as indenture trustee with respect to the Convertible Subordinated Debentures (the "Indenture Trustee"). Wilmington Trust Company acts as the Property Trustee and Indenture Trustee and also acts as trustee under the Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). See "Description of the Preferred Securities Guarantee." In certain circumstances, the holders of a majority of the Preferred Securities are entitled to appoint one Administrative Trustee (a "Special Administrative Trustee"), who need not be an officer or employee of, or otherwise affiliated with, the Company. See "Description of the Preferred Securities -- Voting Rights."

     The Property Trustee holds title to the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Convertible Subordinated Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Subordinated Debentures for the benefit of the holders of Trust Securities. The Property Trustee makes payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee holds the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Subject to the right of the holders of the Preferred Securities to appoint a Special Administrative Trustee, the Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any Administrative Trustee and to increase the number of Administrative Trustees, provided that the number of Administrative Trustees shall be at least three. The Company pays all fees and expenses related to the organization, maintenance and dissolution of the Trust and the offering of the Trust Securities. See "Description of the Convertible Subordinated Debentures -- Miscellaneous."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement and the Delaware Business Trust Act (the "Trust Act"). See "Description of the Preferred Securities."

     The address of the principal office of the Trust is c/o Caremark Rx, Inc., 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244.

                    DESCRIPTION OF THE PREFERRED SECURITIES

GENERAL

     The Preferred Securities are issued pursuant to the terms of the Trust Agreement. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject in all respects to, and qualified in its entirety by reference to, the Trust Agreement, a copy of which are available from us upon request.

     The Trust Agreement authorizes the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments made thereon on a pro rata basis with, the Preferred Securities except that, upon the occurrence of a Trust Agreement Event of Default, the rights of the holders of the Common Securities to receive payment of periodic Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Trust Agreement does not permit the Trust to issue any securities other than the Trust Securities or to incur any indebtedness. Pursuant to the Trust Agreement, the Property Trustee owns and holds the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities. The payment of Distributions out of funds held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantee." The Preferred Guarantee Trustee holds the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of Distributions on the Preferred Securities when the Trust does not have sufficient available funds in the Property Account to make such Distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to appoint a Special Administrative Trustee, (ii) direct the Property Trustee to enforce its rights under the Convertible Subordinated Debentures or (iii) if the failure of the Trust to pay Distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures (taking into account any Extension Period), institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. See "Description of the Preferred Securities -- Voting Rights."

DISTRIBUTIONS

     Distributions on the Preferred Securities are fixed at an annual rate of 7% of the stated liquidation amount of $50 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at the annual rate of 7% thereof. The term "Distributions" as used herein includes any such interest payable unless otherwise stated. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities is cumulative, accruing from September 29, 1999 and payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year to the holders of record on the applicable record date, commencing January 1, 2000 when, as and if available for payment by the Property Trustee, except as otherwise described below. The Distribution on January 1, 2000 includes the period from September 29, 1999 to January 1, 2000.

     The Company has the right at any time, so long as no Indenture Event of Default has occurred and is continuing, to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period from time to time on the Convertible Subordinated Debentures (each, an "Extension Period"). If interest payments on the Convertible Subordinated Debentures are so deferred, Distributions on the Preferred Securities also will be deferred (although such Distributions would continue to accrue interest) during any such extended interest payment period (to the extent permitted by law). In the event that the Company exercises this right, then the Company will not and shall not permit any subsidiary to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Convertible Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions comprised of the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Preferred Securities Guarantee and (d) purchases of Common Stock related to any of the Company's benefit plans for its directors, officers or employees, any dividend reinvestment or stock purchase plan or related to the issuance of Common Stock (or securities convertible or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that (1) such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and (2) no Extension Period may extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect a new Extension Period as if no Extension Period had previously been declared, subject to the above requirements. See "Description of the Convertible Subordinated Debentures -- Interest" and "Description of the Convertible Subordinated Debentures -- Option to Extend Interest Payment Period." If Distributions are deferred, the deferred Distributions and accrued interest thereon will be paid to holders of record of the Preferred Securities, if funds are available therefor, as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

     Distributions on the Preferred Securities will be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received under the Convertible Subordinated Debentures. See "Description of the Convertible Subordinated Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Preferred Securities Guarantee."

     Distributions on the Preferred Securities are payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which is the 15th day of the month preceding the month in which the relevant payment date occurs. In the event that any date on which Distributions are to be made on the Preferred Securities is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A "Business Day" is any day other than Saturday, Sunday or day on which banking institutions in The City of New York or the State of Delaware are authorized or required by law to close.

CONVERSION RIGHTS

     Each Preferred Security is convertible, at the option of the holder, at any time prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the date of repayment of the Preferred Securities, whether at maturity or redemption, into shares of Common Stock. A holder of Preferred Securities wishing to exercise conversion rights shall deliver any or all of its Preferred Securities to the Conversion Agent, which shall exchange such Preferred Securities for a portion of the Convertible Subordinated Debentures held by the Trust (with a principal amount equal to the aggregate liquidation preference of the Preferred Securities being converted) and immediately convert such Convertible Subordinated Debentures into Common Stock. See "Description of Convertible Subordinated Debentures -- Conversion Rights."

     Accrued Distributions will not be paid on Preferred Securities that are converted, nor will any payment, allowance or adjustment be made for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities, except that if any Preferred Security is converted (i) on or after a record date for payment of Distributions thereon, the amount of the Distributions payable on the related payment date with respect to such Preferred Security will be paid by the converting holder to the Trust and the Distributions payable on the related payment date with respect to such Preferred Security will be distributed to the holder on such payment date, despite such conversion, and (ii) during an Extension Period and after the Property Trustee mails a notice of redemption with respect to the Preferred Securities that are converted, accrued and unpaid Distributions through the date of conversion on such Preferred Securities called for redemption will be distributed to the holder who converts such Preferred Securities, which Distribution shall be made on the redemption date fixed for redemption. Except as provided above, neither the Trust nor the Company is required to make any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Distribution accrued on the Preferred Securities surrendered for conversion, or on account of any accumulated and unpaid dividends, if any, on the shares of Common Stock issued upon such conversion. Trust Securities will be deemed to have been converted immediately prior to 5:00 p.m. (New York City time) on the day on which a conversion request relating to such Trust Securities is received by the Trust (the "Conversion Date").

     Notwithstanding the foregoing, no holder of Preferred Securities that is subject to the restrictions of Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA") (a "BHCA Person"), has the right to convert any Preferred Securities if, after giving effect to such conversion, the BHCA Person, its affiliates and transferees would own or be deemed to own shares of Common Stock in excess of either the maximum number of shares of Common Stock which the BHCA Person is permitted to own under the BHCA and the regulations of the Board of Governors of the Federal Reserve thereunder or such lower number as the relevant BHCA Person may have requested in writing to the conversion agent. No BHCA Person has the right to assign or transfer its Preferred Securities (other than to an affiliate) unless such Preferred Securities are assigned or transferred (i) to the public in an offering registered under the Securities Act, (ii) in a transaction pursuant to Rule 144 or 144A under the Securities Act in which no person acquires Preferred Securities convertible into more than 2% of the outstanding Common Stock, (iii) in a single transaction to a third party who acquires a majority of the Common Stock without regard to the conversion of any Preferred Securities so transferred or (iv) in any other manner permitted under the BHCA. The conversion agent may rely on the representation of the relevant BHCA Person that a transfer has been made in the foregoing manner.

MANDATORY REDEMPTION

     The Convertible Subordinated Debentures will mature on October 1, 2029, and may be redeemed at the redemption prices set forth herein, in whole or in part, from time to time on or after October 15, 2002, or at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Convertible Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment simultaneously will be applied to redeem Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so repaid or redeemed at the Redemption Price; provided that holders of Preferred Securities will be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Convertible Subordinated Debentures." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described under "Form, Denomination and Registration -- Global Preferred Security; Book Entry Form."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     "Tax Event" means that the Administrative Trustees received an opinion from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Convertible Subordinated Debentures, (ii) interest payable to the Trust on the Convertible Subordinated Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment are effective on or after the date of the Offering Memorandum.

     "Investment Company Event" means that the Administrative Trustees received an opinion from independent counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law became effective on or after the date of the Offering Memorandum.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") occurs and continues, the Trust, except in the circumstances described below, will be dissolved with the result that, after satisfaction of the liabilities of the Trust to creditors, Convertible Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities would be distributed to the holders of the Preferred Securities, in liquidation of such holders' interests in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Administrative Trustees received an opinion from independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion relies on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Company has received an opinion from independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Subordinated Debentures for United States federal income tax purposes even after the Convertible Subordinated Debentures were distributed to the holders of Preferred Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Administrative Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Preferred Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that, if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, the holders of the Preferred Securities or the Company, the Trust will pursue such measure in lieu of redemption.

     After the date for any distribution of Convertible Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities and Preferred Securities Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such distribution and
(iii) any certificates representing Preferred Securities and the Preferred Securities Guarantee not held by the depositary or its nominee will be deemed to represent Convertible Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, such Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Convertible Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Convertible Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid Distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Subordinated Debentures, the Property Trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, Distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Preferred Securities Guarantee, Distributions on such Preferred Securities will continue to accrue from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata.

     Subject to the foregoing and to applicable law, the Company or its affiliates, at any time and from time to time, may purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined below), the Company will be required to cause the Trust to make an offer (a "Change of Control Offer") to repurchase all or any part of each holder's Preferred Securities at an offer price in cash equal to $50 per Preferred Security, plus accumulated and unpaid Distributions and liquidated damages pursuant to the Registration Agreement, if any, thereon to the date of repurchase. Within 30 days following a Change of Control, the Company will mail a notice to each holder of Preferred Securities describing the transaction that constitutes the Change of Control and the terms of the offer to repurchase the Preferred Securities. The Company and the Trust will comply with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Preferred Securities as a result of a Change of Control. The Company will be required to redeem a like amount of Convertible Subordinated Debentures concurrently with any repurchase by the Trust of Preferred Securities in connection with a Change of Control at a redemption price equal to the repurchase price with respect to the Preferred Securities.

     A "Change of Control" will be deemed to have occurred upon the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (b) the adoption of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, (d) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, other than any such transaction where the beneficial owners of the outstanding common stock of the Company immediately prior to such transaction beneficially own a majority of the outstanding shares of voting stock of the surviving person immediately after such transaction, or (e) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors; provided, however, that a Change of Control shall not be deemed to have occurred if the last reported sale price per share of the Common Stock for any ten Trading Days (as defined) within the period of twenty consecutive Trading Days
(x) ending immediately after the later of the Change of Control and the public announcement of the Change in Control (in the case of a Change in Control under clause (a), (b), (c) or (e) above) or (y) ending immediately before the Change in Control (in the case of a Change in Control under clause
(d) above) shall equal or exceed 105% of the Conversion Price in effect on each such Trading Day.

     "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who (a) was a member of the board of directors on the date of original issuance of the Preferred Securities or (b) was nominated for election to the board of directors with the approval of, or whose election was ratified by, at least two-thirds of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

     Except as described above with respect to a Change of Control, the Trust Agreement and the Indenture do not contain provisions that permit the holders of the Preferred Securities to require the repurchase or redemption of the Preferred Securities in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company's capital structure or the value of the Preferred Securities or its Common Stock, but that would not constitute a Change of Control.

     The Company will not be required to cause the Trust to make an offer to repurchase Preferred Securities upon a Change of Control if a third party makes the Change of Control offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in the Trust Agreement and Indenture applicable to a Change of Control offer made by the Company and purchases all Preferred Securities validly tendered and not withdrawn under such Change of Control offer.

     In the event Convertible Subordinated Debentures are distributed to holders of Preferred Securities, the Company will be required to make an offer to repurchase Convertible Subordinated Debentures in the event of a Change of Control in the same manner as described above with respect to the Preferred Securities.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors but prior to payments to holders of Common Securities, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such liquidation, dissolution, winding-up or termination, Convertible Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of Preferred Securities.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, the

Preferred Securities shall have a preference over the Common Securities with respect to such distributions.

     Pursuant to the Trust Agreement, the Trust shall dissolve (i) on January 1, 2030, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company (except for permitted mergers, consolidations or reorganizations of the Company) or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of the Convertible Subordinated Debentures upon the occurrence of a Special Event, (v) upon the redemption of all of the Trust Securities in connection with the redemption of all of the Convertible Subordinated Debentures, (vi) upon the distribution of Common Stock to all holders of Preferred Securities upon conversion of all outstanding Preferred Securities or (vii) upon the entry of a decree of a judicial dissolution of the Trust.

TRUST AGREEMENT EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Trust Agreement with respect to the Trust Securities (a "Trust Agreement Event of Default"), provided that pursuant to the Trust Agreement the holder of the Common Securities is deemed to have waived any Trust Agreement Event of Default with respect to the Common Securities until all Trust Agreement Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Agreement Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee is deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities have the right to direct the Property Trustee with respect to certain matters under the Trust Agreement and therefore under the Indenture. In the event that any Trust Agreement Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Trust Agreement, the holders of Common Securities pursuant to the Trust Agreement have agreed that such waiver also would constitute a waiver of such Trust Agreement Event of Default with respect to the Common Securities for all purposes under the Trust Agreement without any further act, vote or consent of the holders of Common Securities. See "Description of the Preferred Securities -- Voting Rights."

     If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures, without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures when due (taking into account any Extension Period or, in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. In connection with such action, the Company is subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

     Upon the occurrence of a Trust Agreement Event of Default, the Property Trustee, as the sole holder of the Convertible Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on the Convertible Subordinated Debentures to be immediately due and payable.

VOTING RIGHTS

     Except as provided below, under "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities have no voting rights.

     If (i) the Trust fails to pay Distributions in full on the Preferred Securities for six consecutive quarterly distribution periods, or (ii) a Trust Agreement Event of Default occurs and is continuing (each, an "Appointment Event"), then the holders of the Preferred Securities, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Administrative Trustee. For purposes of determining whether the Trust has failed to pay Distributions in full for six consecutive quarterly distribution periods, Distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative Distributions. Any holder of Preferred Securities (other than the Company or any of its affiliates) shall be entitled to nominate any person to be appointed a Special Administrative Trustee. Not later than 30 days after such right to appoint a Special Administrative Trustee arises, the Administrative Trustees shall convene a meeting of the holders of Preferred Securities for the purpose of appointing a Special Administrative Trustee. If the Administrative Trustees fail to convene such meeting within such 30-day period, the holders of not less then 10% of the aggregate stated liquidation amount of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Trust Agreement relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Administrative Trustee so appointed shall cease to be a Special Administrative Trustee if the Appointment Event pursuant to which the Special Administrative Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any Special Administrative Trustee, the Company shall retain all rights under the Indenture, including the right to declare an Extension Period as provided under "Description of the Convertible Subordinated Debentures -- Option to Extend Interest Payment Period." If such an Extension Period occurs, there will be no Indenture Event of Default, and therefore no Trust Agreement Event of Default, for failure to make any scheduled interest payment during the Extension Period on the date originally scheduled.

     The holders of a majority in aggregate liquidation amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee, as the holder of the Convertible Subordinated Debentures, to
(i) direct the time, method or place of conducting any proceeding for any remedy available to the Indenture Trustee or exercise any trust or power conferred on the Indenture Trustee with respect to the Convertible Subordinated

Debentures, (ii) waive any past Indenture Event of Default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Subordinated Debentures where such consent shall be required. If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee will notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Subordinated Debentures. Such notice will state that such Indenture Event of Default also constitutes a Trust Agreement Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee will not take any action described in clauses (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Property Trustee, as the holder of the Convertible Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee will request the direction of the holders of the Preferred Securities with respect to such amendment, modification or termination and will vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Preferred Securities voting together as a single class. The Property Trustee will not take any such action in accordance with the directions of the holders of the Preferred Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default by the Property Trustee at the direction of the holders of the Preferred Securities constitutes a waiver of the corresponding Trust Agreement Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Subordinated Debentures in accordance with the Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with the Company, will not be entitled to vote or consent and, for purposes of such vote or consent, will be treated as if they were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "Form, Denomination and Registration -- Global Preferred Security; Book-Entry Form."

     Except in the limited circumstances described above in connection with the appointment of a Special Administrative Trustee, holders of the Preferred Securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by the Company, as the direct or indirect holder of all the Common Securities.

MODIFICATION OF THE TRUST AGREEMENT

     The Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Company, without the consent of any holders of Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Preferred Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act or (iii) to cause the Trust Agreement to be qualified under the Trust Indenture Act of 1939, as amended, provided, however, that in the case of clause (i), (ii) or (iii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities. Any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities.

     Any provision of the Trust Agreement may be amended by the Trustee and the Company with (i) the consent of holders of Preferred Securities representing not less than a majority (based upon liquidation amounts) of the Preferred Securities then outstanding and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act; provided that, without the consent of each affected holder, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Preferred Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities as of a specified date or (b) restrict the right of a holder to institute suit for the enforcement of any such payment on or after such date.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, may consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Company owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in liquidation amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust. In addition, so long as any Preferred Securities are outstanding and are not held entirely by the Company, the Trust may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Special Event Redemption or Distribution."

FORM, DENOMINATION AND REGISTRATION

     The Preferred Securities are issued in fully registered form, without coupons.

GLOBAL PREFERRED SECURITY; BOOK-ENTRY FORM

     The Preferred Securities were initially evidenced by one or more global Preferred Securities (collectively, the "Global Security"), which were deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, the Global Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Investors may hold their interests in the Global Security directly through DTC if such holders are participants in DTC, or indirectly through organizations that are participants in DTC ("Participants"). Transfers between Participants are effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. The laws of some jurisdictions may require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Security to such persons may be limited.

     Investors who are not Participants may beneficially own interests in the Global Security held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Security, Cede for all purposes will be considered the sole holder of the Global Security. Except as provided below, owners of beneficial interests in the Global Security are entitled to have certificates registered in their names, are not entitled to receive physical delivery of certificates in definitive registered form, and are not considered the holders hereof.

     Distributions on the Global Security made to Cede, the nominee for DTC, as the registered owner of the Global Security by wire transfer of immediately available funds. None of the Company, the Trust or any Regular Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been informed by DTC that DTC's practice is to credit Participant's accounts on the relevant payment date with payments in amounts proportionate to their respective beneficial interests in the Preferred Securities represented by the Global Security as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Preferred Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Preferred Securities represented by the Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Beneficial holders of Preferred Securities who desire to convert them into Common Stock should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such request. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the Preferred Securities represented by the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     None of the Company, the Trusts or any Administrative Trustee (or any registrar, paying agent or conversion agent) has any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including, without limitation, the presentation of Preferred Securities for conversion), only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited, and only in respect of the Preferred Securities represented by the Global Security as to which such Participant or Participants has or have given such direction.

     DTC has advised the Company and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and Indirect Participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices will be sent to Cede. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Preferred Securities in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy). The Company and the Trust believe that the arrangements among DTC, the Participants and Indirect Participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Preferred Securities are required to be printed and delivered. Additionally, the Administrative Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

CERTIFICATED PREFERRED SECURITIES

     Certificated Preferred Securities may be issued in exchange for Preferred Securities represented by the Global Security if a depositary is unwilling or unable to continue as depositary for the Global Security as set forth above under "-- Global Preferred Security; Book-Entry Form."

REPORTS

     The Company will file all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") with the Indenture Trustee and the Property Trustee within 15 days after it files them with the Commission. In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any Preferred Securities or Convertible Subordinated Debentures are outstanding, the Company will furnish copies of the SEC Reports to the holders of Preferred Securities and Convertible Subordinated Debentures at the time the Company is required to make such information available to the Indenture Trustee and the Property Trustee and to prospective investors who request it in writing. In addition, the Company has agreed that, for so long as any Preferred Securities or Convertible Subordinated Debentures remain outstanding, it will furnish to the holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Pursuant to a Registration Agreement (the "Registration Agreement") among the Company, the Trust and the Initial Purchaser, the Company and the Trust have agreed to file a shelf registration statement (the "Shelf Registration Statement") with the Commission to cover resales of Transfer Restricted Securities (as defined below) by holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement, and to use their best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible by the Commission.

     "Transfer Restricted Securities" for this purpose, means each Preferred Security and each share of Common Stock issuable upon conversion of Preferred Securities until (1) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (2) the date on which such security is distributed to the public pursuant to Rule 144 under the

Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

     The Registration Agreement provides that (a) the Company and the Trust will file the Shelf Registration Statement with the Commission on or prior to 90 days after the consummation of this offering, (b) the Company and the Trust will use their reasonable best efforts to have the Shelf Registration Statement declared effective by the Commission on or prior to 180 days after the consummation of the offering and (c) the Company and the Trust will use their reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement for a period ending on the earlier of the second anniversary of the original issuance of the Preferred Securities and the date when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold. If (i) the Company and the Trust fail to file the Shelf Registration Statement on or prior to the 90th day after the consummation of the offering, (ii) the Shelf Registration Statement is not declared effective by the Commission on or prior to the 180th day after the consummation of the offering (the "Effectiveness Target Date") or
(iii) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable for any period (provided, that for purposes of this clause (iii), the Company will have the option of suspending the effectiveness of the Shelf Registration Statement, without becoming obligated to pay Preferred Stock Liquidated Damages, for periods of up to a total of 60 days in any calendar year if the board of directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have an adverse effect on the Company or a pending corporate transaction) (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company will cause the Trust to pay to each holder of Transfer Restricted Securities liquidated damages ("Liquidated Damages") at a per annum rate of .25% of the liquidation preference of the Preferred Securities constituting Transfer Restricted Securities for the first 90 days during which one or more Registration Defaults exist and .50% of the liquidation preference thereafter, which Liquidated Damages shall accrue from the date of the Registration Default until such Registration Default is cured and which shall be payable in cash. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Transfer Restricted Securities will be required to deliver certain information to the Company to be used in connection with the Shelf Registration Statement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. The Company intends to distribute a questionnaire to each holder of Preferred Securities with respect to such information. Holders of the Preferred Securities must return the completed questionnaire to the Company by the close of business on the date specified therein.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee also serves as Preferred Guarantee Trustee under the Preferred Securities Guarantee.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The Property Trustee acts as paying agent with respect to the Preferred Securities and may designate an additional or substitute paying agent at any time. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Trust Agreement and the Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. In this connection, the Administrative Trustees and the Company are authorized to take any action, not inconsistent with applicable law or the Trust Agreement, that each of the Administrative Trustees and the Company determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of information concerning the Preferred Securities Guarantee that was executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Wilmington Trust Company acts as indenture trustee under the Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, a copy of which will be available upon request from the Company. The Preferred Securities Guarantee is held by the Preferred Guarantee Trustee for the benefit of holders of the Preferred Securities.

GENERAL

     Pursuant to the Preferred Securities Guarantee, the Company will irrevocably agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid Distributions on the Preferred Securities to the extent the Trust shall have funds available therefor, (ii) the Redemption Price, including all accrued and unpaid Distributions and liquidated damages pursuant to the Registration Agreement, if any, to the date of the redemption, to the extent the Trust has funds available therefor with respect to the Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (other than in connection with the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     If the Company does not make interest payments on the Convertible Subordinated Debentures held by the Property Trustee, the Trust will not make distributions on the Preferred Securities. The Preferred Securities Guarantee will guarantee, on a subordinated basis, the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to the payment of Distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account to make such Distributions or other payments. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures, the Indenture and the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Common Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Preferred Securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 50% in aggregate liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities is set forth under "Description of the Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Convertible Subordinated Debentures to the holders of Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. See "Description of the Convertible Subordinated Debentures -- Indenture Events of Default" for a description of the events of default and enforcement rights of the holders of Convertible Subordinated Debentures. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must repay to the Trust or the Company, or their respective successors, any sums paid to them under the Preferred Securities or the Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, provided however, that, except with respect to a payment default, the Company shall have received a notice of default and shall not have cured such default within 90 days after receipt of such notice.

     The holders of a majority in aggregate liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Subordinated Debentures. In connection with such action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures. The holders of a majority in aggregate liquidation amount of the Preferred Securities may, by vote, waive any past event of default and its consequences under the Preferred Securities Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

     The Company's obligations under the Preferred Securities Guarantee to make the Guarantee Payments constitutes an unsecured obligation of the Company and ranks (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Convertible Subordinated Debentures, except those made pari passu or subordinate by their terms, and (ii) pari passu with the most senior preferred stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred security of any affiliate of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee. In addition, because the Company is a holding company, its obligations under the Preferred Securities Guarantee are effectively subordinated to all existing and future liabilities of its subsidiaries.

     The Preferred Securities Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee is deposited with the Property Trustee to be held for the benefit of the holders of the Preferred Securities. Except as otherwise noted herein, the Property Trustee has the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Preferred Guarantee Trustee also serves as the Property Trustee.

GOVERNING LAW

     The Preferred Securities Guarantee is governed by and construed in accordance with the laws of the State of New York.

             DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

     Set forth below is a description of the terms of the Convertible Subordinated Debentures. The following summary description does not purport to be complete and is subject in all respects to, and is qualified in its entirety by reference to, the Indenture, a copy of which will be available from the Company on request. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Subordinated Debentures may be distributed to the holders of Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     If the Convertible Subordinated Debentures are distributed to the holders of the Trust Securities, the Company will use its reasonable best efforts to have the Convertible Subordinated Debentures listed on any securities exchange as the Preferred Securities are then listed.

GENERAL

     The Convertible Subordinated Debentures were issued as unsecured junior subordinated debt securities under the Indenture. The Convertible Subordinated Debentures were limited in aggregate principal amount to approximately $206,186,000, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Payment").

     The Convertible Subordinated Debentures are not subject to a sinking fund provision. The Convertible Subordinated Debentures will mature on October 1, 2029 (such date, as it may be advanced as hereinafter described, the "Stated Maturity"). If a Tax Event occurs, the Company will have the right, prior to the termination of the Trust, to advance the Stated Maturity of the Convertible Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Convertible Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Convertible Subordinated Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity will be advanced only if, in the opinion of counsel to the Company experienced in such matters, (i) after advancing the Stated Maturity, interest paid on the Convertible Subordinated Debentures will be deductible for United States federal income tax purposes and
(ii) advancing the Stated Maturity will not result in a taxable event to holders of the Preferred Securities.

     If the Company elects to advance the Stated Maturity of the Convertible Subordinated Debentures, it will give notice to the Indenture Trustee, and the Indenture Trustee will give notice of such change to the holders of the Convertible Subordinated Debentures not less than 30 and not more than 60 days prior to the effectiveness thereof.

     If Convertible Subordinated Debentures are distributed to holders of the Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Subordinated Debentures will initially be issued as one or more global securities, in respect of holders of Preferred Securities whose interests therein are represented by a Global Security, and in the form of certificated Convertible Subordinated Debentures, in respect of holders of Preferred Securities whose interests therein are represented by a certificated Preferred Security. Convertible Subordinated Debentures represented by a global security may be issued in certificated form in exchange for a global security in the same manner as described with respect to Preferred Securities represented by a Global Security under "Description of the Preferred Securities -- Form, Denomination and Registration." Convertible Subordinated Debentures issued in certificated form will be in denominations of $50 and integral multiples thereof and may be registered for transfer or exchanged at the offices described below. Payments on Convertible Subordinated Debentures issued as global securities are made to the depositary for the Convertible Subordinated Debentures. With respect to Convertible Subordinated Debentures issued in certificated form, principal and interest are payable, the transfer of the Convertible Subordinated Debentures is registrable and Convertible Subordinated Debentures are exchangeable for Convertible Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     Except as described under "Description of the Preferred
Securities -- Change of Control," the Indenture does not contain provisions that afford holders of Convertible

Subordinated Debentures protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company.

SUBORDINATION

     The Indenture provides that the Convertible Subordinated Dentures are subordinated and junior in right of payment to all Senior Indebtedness of the Company. No payment of the principal of, premium, if any, or interest on the Convertible Subordinated Debentures may be made: (i) during the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company unless the holders of Senior Indebtedness shall have received payment in full of all amounts due or to become due on such Senior Indebtedness, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness; (ii) if any Convertible Subordinated Debentures are declared due and payable before their Stated Maturity unless the holders of the Senior Indebtedness outstanding at the time such Convertible Subordinated Debentures so become due and payable shall have received payment in full of all amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration), or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness; or (iii) during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness, or if any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or if any judicial proceeding shall be pending with respect to any such default in payment or such event of default, unless all amounts due or to become due on such Senior Indebtedness have been paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed the (i) principal, premium, if any, and interest (including any interest accruing after the filing of any bankruptcy or insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) of (A) indebtedness of such obligor for money borrowed under any credit agreements, notes, guarantees or similar documents and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, bankers' acceptance, security purchase facility or similar credit transaction,
(v) all obligations of such obligor (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreements, commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements, (vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such obligor, except for (1) any such indebtedness that is by its terms expressly subordinated to or pari passu with the Convertible Subordinated Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Convertible Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any deferrals, renewals, extensions or refundings of, or amendments, modifications, supplements or waivers of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of December 31, 1999, Senior Indebtedness of the Company aggregated approximately $1.25 billion. In addition, because the Company is a holding company, its obligations under the Convertible Subordinated Debentures will be effectively subordinated to all existing and future liabilities of its subsidiaries.

CONVERSION RIGHTS

GENERAL

     The Convertible Subordinated Debentures are convertible at any time, at the option of the holders thereof and in the manner described below, into fully paid and nonassessable shares of Common Stock at an initial conversion rate of 6.7125 shares of Common Stock for each $50 in aggregate principal amount of Convertible Subordinated Debentures (equal to a conversion price (the "Conversion Price") of
7.4488 per share of Common Stock, subject to adjustment as described under "-- Conversion Price Adjustments.") A holder of Convertible Subordinated Debentures may convert any portion of the principal amount of the Convertible Subordinated Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Convertible Subordinated Debenture to be converted by the Conversion Price. In case a Convertible Subordinated Debenture or portion thereof is called for redemption, such conversion right in respect of the Convertible Subordinated Debenture or portion so called shall expire at 5:00 p.m. (New York City time) on the second Business Day immediately preceding the corresponding redemption date, unless the Company defaults in making the payment due upon redemption. The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Convertible Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of the Convertible Subordinated Debentures so converted, any unpaid interest accrued on such Convertible Subordinated Debentures at the time of such conversion and any interest payments thereon that would have otherwise accrued after conversion.

     Accrued interest will not be paid on Convertible Subordinated Debentures that are converted, nor will any payment, allowance or adjustment be made for accumulated and unpaid interest, whether or not in arrears, on converted Convertible Subordinated Debentures, except that if any Convertible Subordinated Debenture is converted (i) on or after a record date for payment of interest thereon, the amount of the interest payable on the related payment date with respect to such Convertible Subordinated Debenture will be paid by the converting holder to the Trust and the interest payable on the related payment date with respect to such Convertible Subordinated Debenture will be distributed to the holder on such payment date, despite such conversion, and (ii) during an Extension Period and after the Property Trustee mails a notice of redemption with respect to the Convertible Subordinated Debentures that are converted, accrued and unpaid interest through the date of conversion on such Convertible Subordinated Debentures called for redemption will be distributed to the holder who converts such Convertible Subordinated Debentures, which payment shall be made on the redemption date. Except as provided above, the Company will not be required to make any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid interest accrued on the Convertible Subordinated Debentures surrendered for conversion, or on account of any accumulated and unpaid dividends, if any, on the shares of Common Stock issued upon such conversion. Convertible Subordinated Debentures will be deemed to have been converted immediately prior to 5:00 p.m. (New York City time) on the Conversion Date.

     Shares of Common Stock issued upon conversion of Convertible Subordinated Debentures will be validly issued, fully paid and nonassessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash. See "Certain Federal Income Tax Consequences -- Conversion of Preferred Securities Into Common Stock."

     Notwithstanding the foregoing, no holder of Convertible Subordinated Debentures that is a BHCA Person has the right to convert any Convertible Subordinated Debentures if, after giving effect to such conversion, the BHCA Person, its affiliates and transferees would own or be deemed to own shares of Common Stock in excess of either the maximum number of shares of Common Stock which the BHCA Person is permitted to own under the BHCA and the regulations of the Board of Governors of the Federal Reserve thereunder or such lower number as the relevant BHCA Person may have requested in writing to the conversion agent. No BHCA Person has the right to assign or transfer its Convertible Subordinated Debentures (other than to an affiliate) unless such Convertible Subordinated Debentures are assigned or transferred (i) to the public in an offering registered under the Securities Act, (ii) in a transaction pursuant to Rule 144 or 144A under the Securities Act in which no person acquires Convertible Subordinated Debentures convertible into more than 2% of the outstanding Common Stock, (iii) in a single transaction to a third party who acquires a majority of the Common Stock without regard to the conversion of any Convertible Subordinated Debentures so transferred or (iv) in any other manner permitted under the BHCA. The conversion agent may rely on the representation of the relevant BHCA Person that a transfer has been made in the foregoing manner.

CONVERSION PRICE ADJUSTMENTS

     The Conversion Price is subject to adjustment (without duplication) from time to time as follows:

          STOCK DIVIDENDS AND STOCK SPLITS. If the Company (i) pays a dividend or makes a distribution with respect to the Common Stock in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of the shares of Common Stock any shares of capital stock of the

     Company, then the Conversion Price in effect immediately prior to such action will be adjusted so that the holder of any Convertible Subordinated Debentures thereafter surrendered for conversion will be entitled to receive the number of shares of capital stock of the Company which such holder would have owned immediately following such action had such Convertible Subordinated Debentures been converted immediately prior thereto. Any such adjustment will become effective immediately after the record date in the case of a dividend or other distribution and immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event).

          RIGHTS OR WARRANTS. If the Company issues rights or warrants to all holders of the Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined herein) per share of Common Stock, the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which will be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and the denominator of which will be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. If any such rights or warrants in respect of which an adjustment shall have been, made shall expire unexercised, the Conversion Price will be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no such adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          OTHER DISTRIBUTIONS. If the Company, by dividend or otherwise, distributes to all holders of the Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to above, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to above), the Conversion Price will be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such distribution by a fraction, the numerator of which will be the Current Market Price per share of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors) on the Reference Date of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator of which will be the Current Market Price per share of Common Stock. In the event that such distribution is not so paid or made, the Conversion Price will be adjusted to be the Conversion Price that would then be in effect if such distribution had not occurred.

          LIQUIDATING DIVIDENDS. If the Company pays or makes a dividend or other distribution on the Common Stock exclusively in cash (excluding all cash dividends paid out of the retained earnings of the Company), the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such dividend or distribution by a fraction, the numerator of which will be the Current Market Price per share of Common Stock on the date fixed for the payment of such dividend or distribution less the amount of cash so distributed

     (and not excluded as provided in the above parenthetical phrase) applicable to one share of Common Stock and the denominator of which will be such Current Market Price per share of the Common Stock. Such reduction will become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date for the distribution of the cash, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Subordinated Debentures will have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Convertible Subordinated Debenture immediately prior to such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price will be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

          TENDER OR EXCHANGE OFFERS. If the Company or any of its subsidiaries makes a tender or exchange offer (other than an odd-lot offer) for all or any portion of the Common Stock and such tender or exchange offer involves the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer that exceeds 110% of the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior such Expiration Time by a fraction, the numerator of which shall be the number of outstanding shares of Common Stock (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which will be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          DEFINITIONS. The "Current Market Price" per share of Common Stock on any date in question is the average of the daily Closing Prices (as defined in the Indenture) for the five consecutive Trading Days (as defined in the Indenture) selected by the Company commencing not more than 20 Trading Days before, and ending not later than the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the NYSE or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution and (ii) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

     No adjustment in the Conversion Price is required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

     No adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the Current Market Price. If any action would require adjustment of the Conversion Price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Convertible Subordinated Debentures.

CERTAIN COVENANTS

     If (i) there shall have occurred any event that would constitute an Event of Default under the Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then the Company shall not and shall not permit any subsidiary to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Convertible Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions comprised of the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Preferred Securities Guarantee and (d) purchases of Common Stock related to any of the Company's benefit plan for its directors, officers or employees, any dividend reinvestment or stock purchase plan or related to the issuance of Common Stock (or securities convertible are exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).

     For so long as the Preferred Securities remain outstanding, the Company will (i) directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust, the redemption of all of the Preferred Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) otherwise to continue to be classified as a grantor trust for United States federal income tax purposes.

OPTIONAL REDEMPTION

     The Company may redeem the Convertible Subordinated Debentures, in whole or in part, from time to time, on or after October 15, 2002, at the redemption prices specified below, in each case, together with accumulated and unpaid interest (including Additional Interest, as defined below) and liquidated damages pursuant to the Registration Agreement, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on October 1 (October 15 in the case of 2002) of each of the years set forth below:

                                                           PRICE PER
YEAR                                                  $50 PRINCIPAL AMOUNT
----                                                  --------------------
2002................................................         $52.00
2003................................................          51.50
2004................................................          51.00
2005................................................          50.50
2006 and thereafter.................................          50.00

     In addition, the Company may redeem the Convertible Securities, in whole or in part, at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest (including Additional Interest) and liquidated damages pursuant to the Registration Agreement, if any, to the redemption date.

     If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Subordinated Debentures would result in the delisting of the Preferred Securities from any securities exchange on which the Preferred Securities are then listed, the Company may redeem the Convertible Subordinated Debentures only in whole.

MANDATORY REDEMPTION

     The Company is required to redeem Convertible Subordinated Debentures under the circumstances described under "Description of the Preferred
Securities -- Change of Control."

INTEREST

     Each Convertible Subordinated Debenture bears interest at the annual rate of 7% from the original date of issuance, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year (each, an "Interest Payment Date"), commencing January 1, 2000, to the person in whose name such Convertible Subordinated Debenture is registered on the 15th day of the month next preceding the applicable Interest Payment Date.

     Interest on the Convertible Subordinated Debentures payable for any full quarterly period is computed on the basis of a 360-day year of twelve 30-day months and interest on the Convertible Subordinated Debentures for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default has occurred and is continuing, the Company has the right at any time, and from time to time, during the term of the Convertible Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the maturity of the Convertible Subordinated Debentures. At the end of an Extension Period, the Company will pay all interest then accrued and unpaid (including any Additional Interest) (together with interest thereon at the rate specified for the Convertible Subordinated Debentures to the extent permitted by applicable law). During any such Extension Period, the Company will not and shall not permit any subsidiary to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Convertible Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions comprised of the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Preferred Securities Guarantee and (d) purchases of Common Stock related to any of the Company's benefit plans for its directors, officers or employees, any dividend reinvestment or stock purchase plan or related to the issuance of Common Stock (or securities convertible or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and no Extension Period may extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of an Extension Period and the payment of all amounts then due, the Company may elect a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no current intention of exercising its rights to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debentures. If the Property Trustee shall be the sole holder of the Convertible Subordinated Debentures, the Company shall give the Administrative Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Administrative Trustees will give notice of the Company's election of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Subordinated Debentures, the Company will give the holders of the Convertible Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next Interest Payment Date or (ii) the date the Company is required to give notice to any applicable securities exchange or self-regulatory organization or to holders of the Convertible Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental changes been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Convertible Subordinated Debentures, will have the right to declare the principal of and the interest on the Convertible Subordinated Debentures (including Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Subordinated Debentures.

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Subordinated Debentures:

          (a) failure for 30 days to pay interest on the Convertible Subordinated Debentures, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

          (b) failure to pay principal or premium, if any, on the Convertible Subordinated Debentures when due whether at maturity or upon earlier redemption;

          (c) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Convertible Subordinated Debentures;

          (d) certain events of bankruptcy, insolvency, or reorganization of the Company; or

          (e) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust and in connection with certain mergers, consolidations or amalgamation permitted by the Trust Agreement.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Subordinated Debentures may declare the principal due and payable immediately upon and during the continuation of an Indenture Event of Default, but the holders of a majority in aggregate outstanding principal amount may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Indenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debentures affected thereby, on behalf of the holders of all the Convertible Subordinated Debentures, may waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Indenture Trustee) or (ii) a default in the covenant of the Company not to declare or pay dividends on, or redeem, purchase or acquire any of its capital stock during an Extension Period. An Indenture Event of Default also constitutes a Trust Agreement Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Convertible Subordinated Debentures. See "Description of the Preferred Securities -- Trust Agreement Events of Default" and "Description of the Preferred Securities -- Voting Rights."

     Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a direct action for payment on or after the respective due date specified in the Convertible Subordinated Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with such a direct action, the Company will remain obligated to pay the principal of or interest on the Convertible Subordinated Debentures held by the Trust or Property Trustee, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any such direct action. The holders of Preferred Securities may not exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium (if any) on the Convertible Subordinated Debentures will be made only against surrender to the Paying Agent of the Convertible

Subordinated Debentures. Principal of and any premium and interest, if any, on Convertible Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register with respect to the Convertible Subordinated Debentures (provided, however, that payments of interest in respect of any Convertible Subordinated Debentures represented by a global security shall be paid to the record holder thereof by wire transfer). Payment of interest on Convertible Subordinated Debentures on any Interest Payment Date will be made to the person in whose name the Convertible Subordinated Debentures (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

     The Indenture Trustee will act as Paying Agent with respect to the Convertible Subordinated Debentures. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company is required to maintain a Paying Agent at the place of payment.

     All amounts paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on the Convertible Subordinated Debentures which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Company and the holder of such Convertible Subordinated Debentures will thereafter look only to the Company for payment thereof.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Convertible Subordinated Debentures, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of the Convertible Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Convertible Subordinated Debenture affected thereby, (i) extend the fixed maturity of the Convertible Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of Convertible Subordinated Debentures so affected or (ii) reduce the percentage of Convertible Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture.

     In addition, the Company and the Indenture Trustee may execute, without the consent of holders of the Convertible Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of convertible subordinated debentures.

CONSOLIDATION, MERGER AND SALE

     The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (i) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all

Convertible Subordinated Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (ii) immediately thereafter no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Subordinated Debentures.

GOVERNING LAW

     The Indenture and the Convertible Subordinated Debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonable believes that repayment or adequate indemnity is not reasonably assured to it.

MISCELLANEOUS

     The Indenture provides that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Convertible Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Administrative Trustees and (iv) the enforcement by the Property Trustee of the rights of holders of Preferred Securities.

  EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE SUBORDINATED DEBENTURES AND THE
                         PREFERRED SECURITIES GUARANTEE

     As set forth in the Trust Agreement, the sole purpose of the Trust is to issue Trust Securities and invest the proceeds thereof in the Convertible Subordinated Debentures.

     As long as payments of interest and other payments are made when due on the Convertible Subordinated Debentures, such payments will be sufficient to cover Distributions and payments due on the Preferred Securities primarily because (1) the aggregate principal amount of Convertible Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities; (2) the interest rate and interest and other payment dates on the Convertible Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (3) the Company will pay all costs and expenses of the Trust; and (4) the Trust

Agreement provides that the Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of Distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Preferred Securities Guarantee." If the Company does not make interest payments on the Convertible Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay Distributions on the Preferred Securities. The Preferred Securities Guarantee is a guarantee on a subordinated basis from the time of its issuance, but does not apply to any payment of Distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If the Company fails to make interest or other payments on the Convertible Subordinated Debentures when due (taking into account any Extension Period), the Trust Agreement provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Voting Rights," may (1) appoint a Special Administrative Trustee and (2) direct the Property Trustee to enforce its rights under the Convertible Subordinated Debentures, including proceeding directly against the Company to enforce the Convertible Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures when due (taking into account any Extension Period or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute an action for payment. The Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such action. The Company, under the Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities.

     If the Company fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity.

     The Preferred Securities Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures, the Indenture and the Trust Agreement, including its obligations under the Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. See "Description of the Preferred Securities
Guarantee -- General."

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Our authorized capital stock consists of 410,000,000 shares of capital stock, of which 400,000,000 shares of Common Stock, par value $.001 per share, 500,000 shares of Series C Junior Participating Preferred Stock, par value $.001 per share ("Series C Preferred Stock") and 9,500,000 shares of other Preferred Stock, par value $.001 per share, are authorized for issuance. As of April 16, 2000, 199,695,110 shares of common stock were outstanding and no shares of any preferred stock are outstanding. Our common stock is listed on the New York Stock Exchange under the symbol "CMX."

COMMON STOCK

     Holders of our Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have preemptive rights. Subject to the rights of holders of any outstanding shares of our Preferred Stock, holders of our Common Stock are entitled to receive ratably dividends, if any, as from time to time may be declared by our board of directors out of legally available funds. All outstanding shares of our Common Stock are fully paid and nonassessable. In the event of a liquidation, dissolution or winding-up of our affairs, holders of our Common Stock will be entitled to share ratably in our assets remaining after payment or provision for payment of all of our debts and obligations and liquidation payments to holders of any outstanding shares of our Preferred Stock.

PREFERRED STOCK

     The board of directors has the authority without further stockholder authorization, to issue Preferred Stock in one or more series and to fix the rights, designation, preferences, qualifications and limitations thereof, including dividend rights and preferences over dividends on our Common Stock and one or more series of our Preferred Stock, conversion rights, voting rights, redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over our Common Stock and one or more series of our Preferred Stock. Although we have no present plans to issue any shares of our Preferred Stock, the issuance of shares of our Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company or an unsolicited acquisition proposal.

     For a further description on the Series C Junior Participating Preferred Stock see "-- Stockholder Rights Plan."

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE DGCL

     Classified Board of Directors. Our Certificate of Incorporation and Bylaws provide for our board of directors to be divided into three classes of directors, with one-third of the total number of directors serving staggered terms so that directors' terms expire either at the 2000, 2001 or 2002 annual meeting of stockholders.

     The classified board of directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors, since a majority of the directors at any given time will have had prior experience on our board. We believe that this, in turn, will permit our board of directors to more effectively represent the interests of stockholders.

     With a classified board of directors, it would normally take at least two annual meetings of stockholders to effect a change in the majority of our board of directors. As a result, a provision relating to a classified board of directors may discourage proxy contests for the election of directors or purchases of a substantial block of our Common Stock because its provisions could operate to prevent obtaining control of our board of directors in a relatively short period of time. The classification provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us. Under the DGCL, unless the certificate of incorporation otherwise provides, a director on a classified board may be removed by the stockholders of the corporation only for cause. Our Certificate of Incorporation does not provide otherwise.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our fourth amended and restated bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors or a nominating committee of candidates, for election of directors or other matters to be brought by stockholders before an annual meeting of our stockholders.

     To nominate a candidate for election to the board of directors, a stockholder is required to give prior written notice of the nomination to our corporate secretary. Our bylaws specify the requirements as to the form and timing of the notice. The nomination will be disregarded if the Chairman of our board of directors determines that a person was not nominated in accordance with these requirements.

     To properly bring business before an annual meeting of stockholders, a stockholder must give prior written notice, in proper form, to our corporate secretary. Our bylaws specify the requirements as to the form and timing of the notice required. The business will not be conducted at the meeting if the Chairman of our board of directors determines that the other business was not properly brought before such meeting in accordance with these requirements.

     Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the failure of a stockholder to follow the proper procedure required in the bylaws may have the effect of precluding a nomination for the election of directors, the conduct of business at a particular annual meeting or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders.

     DELAWARE TAKEOVER STATUTE. We are subject to Section 203 of the DGCL which, generally prohibits a Delaware corporation from engaging in "business combinations" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless:

     - prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

      - by persons who are directors and also officers, and

      - employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

     - at or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     For purposes of Section 203, an "interested stockholder" is defined as any person (other than the corporation and any direct or indirect majority owned subsidiary of the corporation) who, together with affiliates and associates, owns (or within the three prior years, did own) 15% or more of the corporation's voting stock. A "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.

STOCKHOLDER RIGHTS PLAN

     On March 1, 1995, the Board of Directors of our predecessor declared a dividend, which was subsequently paid, of one preferred share purchase right (an "Original Right") for each outstanding share of our common stock, per value $.001 per share (the "Common Stock"). The Original Rights were subsequently amended and, on February 1, 2000, the Original Rights were amended and restated in their entirety to represent a right (the "Rights") to purchase from us one one-hundredth of a share of our Series C Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), at a price of $52.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between us and First Chicago Trust Company Bank of New York as Rights Agent (the "Rights Agent").

DISTRIBUTION DATE; EXERCISABILITY

     Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights ("Right Certificates") will be mailed to holder of record of the Common Shares as of the close of business on the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) such date as may be determined by action of our Board of Directors following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such date being the "Distribution Date").

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on February 28, 2005 (the "Expiration Date"), unless the Expiration Date is extended or unless we earlier redeem or exchange the Rights, in each case as described below.

FLIP-IN

     If a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company, having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     For example, at an exercise price of $50 per Right, each Right not owned by an Acquired Person following an event set forth in the preceding paragraph would entitle its holder to purchase $100 worth of Common Shares (or other consideration, as noted above) for $50. Assuming a value of $25 per Common Share at such time, the holder of each valid Right would be entitled to purchase four Common Shares of $50.

FLIP-OVER

     In the Event that we are acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon the exercise that number of Common Shares having a market value of two times the exercise price of the Right.

EXCHANGE

     At any time after such person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

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REDEMPTION

     At any time prior to the existence of an Acquiring Person, our Board of Directors may deem the Rights, in whole but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as our Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

AMENDMENT

     The terms of the Rights may be amended by our Board of Directors without the consent of the holders of the Rights, except that from and after the existence of an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

ADJUSTMENT

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.

PREFERRED STOCK

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximately the value of one Common Share.

RIGHTS OF HOLDERS

     Upon a Right is exercised, the holder thereof, as such, will have no rights as one of our stockholder, including, with limitation, the right to vote or to receive dividends.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities to a person that acquires the Preferred Securities pursuant to the initial offering and that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or the District of Columbia or an estate or trust described in Section 7701(a)(30) of the Code (a "U.S. Holder"). This summary represents the views of King & Spalding, special tax counsel to the Company and the Trust. Except as set forth below, this summary does not address the United States federal income tax consequences to persons other than U.S. Holders.

     This summary is based on the United States federal income tax laws, regulations and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in

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securities or currencies, tax-exempt investors or persons that will hold the
Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a U.S. Holder. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to a U.S. Holder. Investors should be aware that the opinions of King & Spalding described in this summary are limited to the specific matters addressed therein and are not binding on the Internal Revenue Service (the "Service") or the courts.

CLASSIFICATION OF CAREMARK RX CAPITAL TRUST I

     In connection with the issuance of the Preferred Securities, King & Spalding, special tax counsel to the Company and the Trust, delivered its opinion that, under current law and assuming full compliance with the terms of the Indenture and the Trust Agreement (and certain other documents), Caremark Rx Capital Trust I will be classified as a "grantor trust" for federal income tax purposes and will not be classified as an association taxable as a corporation or a partnership. Each U.S. Holder will be treated as owning an undivided beneficial interest in the Convertible Subordinated Debentures. Accordingly, each U.S. Holder will be required to include in its gross income any interest or accrued original issue discount ("OID") with respect to its allocable share of Convertible Subordinated Debentures.

CLASSIFICATION OF CONVERTIBLE SUBORDINATED DEBENTURES

     The Company, the Trust and the holders of the Preferred Securities (by acceptance of a beneficial interest in the Convertible Subordinated Debentures) have agreed to treat the Convertible Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Convertible Subordinated Debentures, King & Spalding delivered its opinion that, under current law and based on certain representations, facts and assumptions set forth in such opinion, the Convertible Subordinated Debentures should be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Because the Company has the option, under the terms of the Convertible Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, the Company will treat the Convertible Subordinated Debentures as having been issued with OID. As a result, U.S. Holders of Preferred Securities will be required to include in income their allocable share of the OID accrued by the Trust with respect to the Convertible Subordinated Debentures on an economic accrual basis over the period of time that the Preferred Securities (and underlying allocable share of the Convertible Subordinated Debentures) are held, regardless of their regular methods of tax accounting and regardless of whether interest has been paid on the Convertible Subordinated Debentures or distributions are made on the Preferred Securities. For accrual method U.S. Holders, treating the Convertible Subordinated Debentures as having been issued with OID generally will not alter the timing or amount of interest included in income.

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     Actual distributions of stated interest will not be separately reported as taxable income. Any OID included in income will increase the U.S. Holder's tax basis in the Preferred Securities and the U.S. Holder's actual receipt of interest payments will reduce such basis. If the Company were to exercise its option to defer payments of stated interest on the Convertible Subordinated Debentures, U.S. Holders of Preferred Securities would continue to accrue OID income even though the Company would not be making any actual cash payments during the Deferral Period.

     Because the income underlying the Preferred Securities will not be characterized as dividends for federal income tax purposes, corporate holders of the Preferred Securities will not be entitled to a dividends received deduction for any income recognized with respect to the Preferred Securities.

ACQUISITION PREMIUM; PREMIUM

     A U.S. Holder that purchases a Preferred Security will be considered to have purchased the underlying Convertible Subordinated Debenture at an "acquisition premium" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is (i) greater than the adjusted issue price of the underlying Convertible Subordinated Debenture as of the purchase date and (ii) less than or equal to the sum of all amounts payable on the underlying Convertible Subordinated Debenture after the purchase date. Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income for any taxable year (or portion thereof in which the U.S. Holder holds the Preferred Securities) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     A U.S. Holder who purchases a Preferred Security will be considered to have purchased the underlying Convertible Subordinated Debenture at a "premium" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is greater than the sum of all amounts payable on the underlying Convertible Subordinated Debenture after the purchase date. A U.S. Holder that purchases a Preferred Security at a "premium" will not include any OID in gross income.

MARKET DISCOUNT

     A U.S. Holder who purchases a Preferred Security will be considered to have purchased the underlying Convertible Subordinated Debenture at a "market discount" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is less than the adjusted issue price of the underlying Convertible Subordinated Debenture as of the purchase date, unless such market discount is less than a specified de minimis amount (generally 1/4 of 1 percent of the adjusted issue price of the Convertible Subordinated Debenture as of the purchase date multiplied by its weighted average maturity as of such date).

     Under the market discount rules, a U.S. Holder will be required to treat any gain realized on the sale, exchange, retirement or other disposition of the Preferred Securities as ordinary income to the extent of the lesser of (i) the amount of such realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on the underlying Convertible Subordinated Debentures at the time of such disposition. Market discount will be considered to accrue ratably, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election is irrevocable.

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     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry Preferred Securities with market discount until the maturity of the Convertible Subordinated Debentures or certain earlier dispositions. A current deduction is only allowed to the extent the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the Preferred Securities were held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Preferred Securities and the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

RECEIPT OF CONVERTIBLE SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution," Convertible Subordinated Debentures may be distributed to U.S. Holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution would be treated as a non-taxable event to each U.S. Holder, and each Holder would receive an aggregate tax basis in the Convertible Subordinated Debentures equal to such U.S. Holder's aggregate tax basis in its Preferred Securities. A U.S. Holder's holding period in the Convertible Subordinated Debentures so received in liquidation of the Trust would include the period for which the Preferred Securities were held by such U.S. Holder.

SALE OF PREFERRED SECURITIES AND REDEMPTION OF CONVERTIBLE SUBORDINATED
DEBENTURES

     A U.S. Holder that sells Preferred Securities, or whose Preferred Securities or Convertible Subordinated Debentures (which shall have been distributed to Holders upon liquidation of the Trust) are redeemed whether pursuant to a Tax Event or otherwise, will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities or Convertible Subordinated Debentures and the amount realized on the sale or redemption. A U.S. Holder's adjusted tax basis in the Preferred Securities or Convertible Subordinated Debentures generally will be its initial purchase price increased by OID, if any, previously includable in such U.S. Holder's gross income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income), and decreased by payments (other than payments of interest not reflected in OID) received on the Preferred Securities and/or Convertible Subordinated Debentures. Any such gain or loss generally will be capital gain or loss.

     The Preferred Securities may trade at prices that do not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A U.S. Holder that disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include OID on the Convertible Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted basis in the Preferred Securities. To the extent the selling price is less than the U.S. Holder's adjusted tax basis, a U.S. Holder will recognize

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a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF PREFERRED SECURITIES INTO COMMON STOCK

     A U.S. Holder of Preferred Securities generally will not recognize income, gain or loss upon the conversion through the Conversion Agent, of its Preferred Securities into shares of Common Stock (although the Holder will be required to continue to accrue any OID through the date of conversion). A U.S. Holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the U.S. Holder's tax basis in the fractional share A U.S. Holder's tax basis in the Common Stock received upon exchange and conversion should generally be equal to the U.S. Holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and a U.S. Holder's holding period in the Common Stock received upon exchange and conversion will generally begin on the date that the U.S. Holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the Conversion Price of the Convertible Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the amount of Common Stock into which the Convertible Subordinated Debentures are convertible) of the holders of the Preferred Securities in the assets or earnings and profits of Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the Conversion Price would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto.

DIVIDENDS

     The amount of any distribution by the Company in respect of Common Stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of the Company's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Stock and thereafter as gain from the sale or exchange of such stock.

     In general, a dividend distribution to a corporate U.S. Holder will qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power or value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock). A corporate U.S. Holder that owns 20% or more of the voting power and value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock) generally will qualify for an 80% dividends

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received deduction. The dividends received deduction is subject to certain holding period, taxable income and other limitations.

SALE OF COMMON STOCK

     Upon the sale or exchange of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such U.S. Holder's adjusted tax basis in the Common Stock. In the case of a U.S. Holder other than a corporation, the maximum marginal federal income tax rate applicable to such gain will be lower than the maximum marginal federal income tax rate applicable to ordinary income if such holder's holding period for such Common Stock exceeds one year. A U.S. Holder's basis and holding period in Common Stock received upon conversion of Preferred Securities are determined as discussed above under "-- Conversion of Preferred Securities into Common Stock."

NON-U.S. HOLDERS

     The rules governing United States federal income taxation of a beneficial owner of Preferred Securities or Common Stock that, for United States federal income tax purposes, is a person other than a U.S. Holder (a "Non-U.S. Holder") are complex and no attempt will be made herein to provide more than a summary of such rules. NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS, AS WELL AS TREATIES, WITH REGARD TO AN INVESTMENT IN THE PREFERRED SECURITIES AND COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Generally, interest income (or OID) of a Non-U.S. Holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, OID earned on the Convertible Subordinated Debentures by a Non-U.S. Holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the Non-U.S. Holder and provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote
(ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the Non-U.S. Holder is not a bank receiving interest on the Preferred Securities pursuant to an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) either (A) the Non-U.S. Holder certifies to the Trust or its agent, under penalties of perjury, that it is not a Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds Preferred Securities in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

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     Recently finalized Treasury Regulations would modify the certification requirements on payments of interest made to Non-U.S. Holders. Based on an IRS Notice issued on April 29, 1999, the regulations will apply to payments made after December 31, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and the IRS Notice on their purchase, ownership and disposition of the Preferred Securities and Common Stock.

     Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest (or OID) if the interest (or OID) income is effectively connected with a United States trade or business of the Non-U.S. Holder. Such Non-U.S. Holder will also be subject to the rules applicable to U.S. Holders with respect to acquisition premium, premium or market discount, if applicable. Effectively connected interest (or OID or market discount) received or accrued by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest (or OID or market discount) is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form 4224 (or successor form) to the payor.

SALE, EXCHANGE OR REDEMPTION OF PREFERRED SECURITIES

     A Non-U.S. Holder of Preferred Securities generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the Preferred Securities (including the receipt of cash in lieu of fractional shares upon conversion of Preferred Securities into Common Stock) unless (i) the gain is effectively connected with a United States trade or business of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

CONVERSION OF PREFERRED SECURITIES

     In general, no United States federal income tax or withholding tax will be imposed upon the conversion of Preferred Securities into Common Stock by a Non-U.S. Holder except with respect to the Non-U.S. Holder's receipt of cash in lieu of fractional shares where one of the conditions described above under "-- Non-U.S. Holders -- Sale, Exchange or Redemption of Preferred Securities" is satisfied.

SALE OR EXCHANGE OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of Common Stock unless one of the conditions described above under "-- Non-U.S. Holders -- Sale, Exchange or Redemption of Preferred Securities" is satisfied.

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DIVIDENDS

     Distributions by the Company with respect to the Common Stock that are treated as dividends paid (or deemed paid), as described above under "-- Dividends" to a Non-U.S. Holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below), will be subject to United States federal withholding tax at a 30% rate (or a lower rate provided under any applicable income tax treaty). Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the Non-U.S. Holder. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable tax treaty. Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to U.S. withholding tax if the holder delivers a properly executed IRS Form 4224 (or successor form) to the payor.

     Under current Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the 30% withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under recently issued Treasury Regulations, however, Non-U.S. Holders of Common Stock who wish to claim the benefit of an applicable treaty rate would be required to satisfy certain certification requirements. Under recently finalized Treasury Regulations, however, Non-U.S. Holders of Common Stock who wish to claim the benefit of an applicable treaty rate would be required to satisfy certain certification requirements. Based on an IRS Notice issued on April 29, 1999, the regulations will apply to payments made after December 31, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and the IRS Notice on their purchase, ownership and disposition of the Preferred Securities and Common Stock.

CERTAIN UNITED STATES FEDERAL ESTATE TAX CONSIDERATIONS APPLICABLE TO A NON-U.S. HOLDER

     Preferred Securities held by an individual who is not a citizen or resident of the United States (as defined for federal estate tax purposes) at the time of death will not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively (including by virtue of its interest in the underlying Convertible Subordinated Debentures) own 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, and provided that at the time of death, payments with respect to such Preferred Securities would not have been effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

     Common Stock actually or beneficially held (other than through a foreign corporation) by a Non-U.S. Holder at the time of his or her death (or previously transferred subject to certain retained rights or powers) will be subject to United States federal estate tax unless otherwise provided by an applicable estate tax treaty.

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INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     United States information reporting requirements and backup withholding tax will not apply to payments on Preferred Securities to a Non-U.S. Holder if the statement described in "-- Non-U.S. Holders -- Payment of Interest" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of Preferred Securities, or any payment of the proceeds of the sale of Common Stock effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (iii) is a controlled foreign corporation for United States federal income tax purposes. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the Preferred Securities provides the statement described in "-- Non-U.S. Holders -- Payment of Interest" or otherwise establishes an exemption.

     If paid to an address outside the United States, dividends on Common Stock held by a Non-U.S. Holder generally will not be subject to the information reporting and backup withholding requirements described in this section. However, under recently issued Treasury regulations, dividend payments will be subject to information reporting and backup withholding unless certain certification requirements are satisfied. Based on an IRS Notice issued on April 29, 1999, the new regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and the IRS Notice on their purchase, ownership and disposition of the Preferred Securities and Common Stock.

FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT

     Under the Foreign Investment in Real Property Tax Act ("FIRPTA"), any person who acquires a "United States real property interest" (as described below) from a foreign person must deduct and withhold a tax equal to 10% of the amount realized by the foreign transferor. In addition, a foreign person who disposes of a United States real property interest generally is required to recognize gain or loss that is subject to United States federal income tax. A "United States real property interest" generally includes any interest (other than an interest solely as a creditor) in a United States corporation unless it is established under specific procedures that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation." The Company does not believe that it is a United States real property holding corporation as of the date hereof or at any time within the past five years, although it has not conducted or obtained an appraisal of its assets to determine whether it is a United States real property holding

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corporation. If it is not established that the Company is not a United States real property holding corporation, then, unless an exemption applies, both the Preferred Securities and the Common Stock would be treated as United States real property interests. In that event, however, an exemption for regularly traded securities should apply to the Preferred Securities and the Common Stock, except with respect to a Non-U.S. Holder whose beneficial ownership of Preferred Securities or Common Stock exceeds 5% of the total fair market value of the Common Stock.

INFORMATION REPORTING TO U.S. HOLDERS

     Subject to the qualifications discussed below, income on the Preferred Securities will be reported to U.S. Holders on Form 1099, which forms should be mailed to U.S. Holders of Preferred Securities by January 31 following each calendar year.

     The Trust is obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the interest (and OID, if any) with respect to the Preferred Securities that accrued during that year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the U.S. Holder or the Non-U.S. Holder complies with certain identification or certification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, if any, provided the required information is provided to the Service.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transactions" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as described in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as defined in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to comparable requirements.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of an entity would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such entity and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features, and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of an entity would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in such entity, less than 25% of the value of each class of equity interests in such entity were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Initial Purchaser that the value of the Preferred Securities of each entity held by Benefit Plan Investors will be less than 25% of the total value of such Trust Securities of the Trust at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Company.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Preferred Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reasons of its ownership of its subsidiaries), extensions of credit between the Company and the Trust (as represented by the Convertible Subordinated Debentures and the Preferred Securities Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Preferred Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Preferred Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Preferred Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Preferred Securities or any interest therein will be deemed to have represented by its purchase, holding or disposition thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase, holding or disposition. See "Notice to Investors" herein. Such representation shall be deemed made on each day from and including the date on which such purchaser or holder acquires its interest in the Preferred Securities through and including the date on which such purchaser or holder disposes of its interest in the Preferred Securities. In addition, any purchaser or holder of the Preferred Securities will be deemed to have approved the appointment of the Property Trustee and the purchase and holding of the Convertible Subordinated Debentures by the Trust.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in a nonexempt prohibited transaction, it is particularly important that fiduciaries or other persons considering purchasing Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under the PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                SELLING HOLDERS

     The Preferred Securities were originally issued by the Trust and sold to Warburg Dillon Read, LLC (the "Initial Purchaser") in a transaction exempt from the registration requirements of the Securities Act, for resale by the Initial Purchaser inside the United States to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and outside the United States in reliance on Regulation S. The Selling Holders may from time to time offer and sell pursuant to this Prospectus Supplement any or all of the Preferred Securities, the Convertible Subordinated Debentures, Common Stock issued upon conversion of the Preferred Securities and the associated guarantee. The term "Selling Holder" includes the holders listed below and the beneficial owners of the SPuRS and their transferees, pledgees, donees and other successors.

     The Offered Securities have been registered pursuant to the Registration Agreement which required the Company to file a Registration Statement with respect to the Offered Securities by December 27, 1999 and use its best efforts to keep such Registration Statement continuously effective in order to permit the Prospectus which forms a part of the Registration Statement to be useable by Selling Holders until resale of the Offered Securities is permitted pursuant to Rule 144(k) under the Act after the date the Registration Statement is declared effective; or such earlier date as of which the Offered Securities have been sold pursuant to the Registration Statement.

     The following table sets forth information, as of July 10, 2000, with respect to the Selling Holders of the SPuRS that have advised the Company that they currently intend to use this Prospectus Supplement in connection with resales of the Offered Securities and the respective number of Preferred Securities and Common Stock beneficially owned by each such Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from such Selling Holders. To the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their securities.

                                                                NO. OF SHARES
                                                                  OF COMMON
                                  SPURS                SPURS        STOCK         COMMON
                               BENEFICIALLY   % OF    OFFERED   BENEFICIALLY       STOCK
SELLING HOLDER                    OWNED       CLASS   HEREBY      OWNED(1)        OFFERED
--------------                 ------------   -----   -------   -------------    HEREBY(2)
UBS Warburg LLC..............    539,000      13.48%  539,000     3,618,038(3)       0
Salomon Brothers Diversified
  Arbitrage Fund(4)..........     10,900       0.27%   10,900        73,166          0
Salomon Brothers General
  Motors Arbitrage Fund(4)...     10,900       0.27%   10,900        73,166          0
Salomon Brothers General
  Motors -- LT Fund(4).......      5,400       0.14%    5,400        36,248          0
ITT Industries Fund(4).......      1,900       0.05%    1,900        12,754          0
Salomon Brothers Market
  Neutral Fund(4)............     10,900       0.27%   10,900        73,166          0
Fidelity Securities Fund:
  Fidelity Dividend Growth
  Fund(5)....................    374,300       9.36%  374,300     2,512,489          0
Fidelity Financial Trust:
  Fidelity Convertible
  Securities Fund(5).........    160,000       4.00%  160,000     1,074,000          0
Fidelity Advisor Series I:
  Fidelity Advisor Dividend
  Growth Fund(5).............     25,700       0.64%   25,700       172,511          0
BNP Arbitrage SNC............    117,187       2.93%  117,187       786,618          0
BNP Cooper Neff Convertible
  Strategies.................      7,813       0.20%    7,813        52,445          0
Onex Industrial Partners
  Limited....................     64,500       1.61%   64,500       432,956          0
Boulder II Limited...........     64,500       1.61%   64,500       432,956          0
Argent Classic Convertible
  Arbitrage Fund (Bermuda)
  L.P........................    100,000       2.50%  100,000       671,250          0
Argent Classic Convertible
  Arbitrage Fund L.P.........    100,000       2.50%  100,000       671,250          0
Argent Convertible
  Arbitrage Fund Ltd.........    100,000       2.50%  100,000       671,250          0
D.E. Shaw Valence, L.P.......     24,000       0.60%   24,000       161,100          0
D.E. Shaw Investments,
  L.P........................     16,000       0.40%   16,000       107,400          0
Arbitex Master Fund, L.P.....     65,000       1.63%   65,000       436,313          0
Pyramid Trading Limited
  Partnership................     15,000       0.38%   15,000       100,688          0
The Northern Trust Co. A/C
  #22-79895..................     15,000       0.38%   15,000       631,463(6)       0
The Northern Trust Co. A/C
  #22-39627..................     25,000       0.63%   25,000       167,813          0
State Street Bank A/C
  #71464.....................     25,000       0.63%   25,000       167,813          0

                                                                NO. OF SHARES
                                                                  OF COMMON
                                  SPURS                SPURS        STOCK         COMMON
                               BENEFICIALLY   % OF    OFFERED   BENEFICIALLY       STOCK
SELLING HOLDER                    OWNED       CLASS   HEREBY      OWNED(1)        OFFERED
--------------                 ------------   -----   -------   -------------    HEREBY(2)
Summit Bank A/C
  #1401693001................    410,000      10.25%  410,000     4,564,800(7)       0
OCM Convertible Trust........     15,400       0.39%   15,400       103,373          0
OCM Convertible Limited
  Partnership................      1,000       0.03%    1,000         6,713          0
Delta Air Lines Master Trust
c/o Oaktree Capital
  Management, LLC............     13,100       0.33%   13,100        87,934          0
State Employees' Retirement
  Fund of the State of
  Delaware...................     17,600       0.44%   17,600       118,140          0
State of Connecticut Combined
  Investment Funds...........     39,200       0.98%   39,200       263,130          0
Partner Reinsurance Company
  Ltd........................      3,400       0.09%    3,400        22,823          0
Chrysler Corporation Master
  Retirement Trust...........     34,800       0.87%   34,800       233,595          0
Motion Picture Industry
  Health Plan -- Active
  Member Fund................      4,000       0.10%    4,000        26,850          0
Motion Picture Industry
  Health Plan -- Retiree
  Member Fund................      2,000       0.05%    2,000        13,425          0
Vanguard Convertible
  Securities Fund, Inc.......     39,500       0.99%   39,500       265,144          0
UBS AG London................    500,000       12.5%  500,000     3,356,250          0
Tribeca Investments,
  L.L.C......................     95,000       2.38%   95,000       637,688          0

---------------

(1) Represents for all Selling Holders the number of shares of Common Stock which may be acquired upon conversion of SPuRS, unless otherwise indicated.

(2) After any conversion of SPuRS, each Selling Holder may offer under this Prospectus up to the number of shares of Common Stock issued upon such conversion and beneficially owned by such Selling Holder.

(3) The Selling Holder also beneficially owns 294,600 shares of TAPS.

(4) The Selling Holder has informed the Company that Salomon Brothers Asset Management Inc. acts as discretionary investment advisor with respect to the securities listed for such Selling Holder and may be deemed to be the beneficial owner of such securities.

(5) The Selling Holder is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMRCo"). FMRCo. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMRCo. is a wholly-owned subsidiary of FMR Corp. ("FMR"), a Massachusetts corporation.

(6) Includes 530,775 shares of Common Stock owned by the Selling Holder.

(7) Includes 1,812,675 shares of Common stock owned by the Selling Holder.

     Warburg Dillon Read is the Initial Purchaser and has provided general financial advice to the Company, for which it received customary fees. None of the other Selling Holders identified above has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus Supplement, offer all or some portion of the Preferred Securities or the Common Stock issuable upon conversion of the Preferred Securities, no estimate can be given as to the amount of the Preferred Securities or Common Stock issuable upon conversion of Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Preferred Securities since the date on which they provided the information regarding their Preferred Securities included herein in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

     Although none of the Selling Holders (other than those Selling Holders listed above) have advised the Company that they currently intend to sell all or any of the Offered Securities pursuant to this Prospectus Supplement, the Selling Holders, in addition to those identified above may choose to sell the Offered Securities from time to time upon notice to the Company and the Trust. See "Plan of Distribution."

     Prior to any offering of the Offered Securities by Selling Holders not named above, the Prospectus will be further supplemented to set forth the name and number of shares beneficially owned by the Selling Holder intending to sell such Offered Securities, and the number of Offered Securities to be offered. Such Prospectus Supplement will also disclose whether any Selling Holder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has a material relationship with, the Company or any of its affiliates during the three (3) years prior to the date of the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders, and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/ dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing and exercise of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed to paid broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Agreement, the Company and the Trust shall pay all expenses of the registration of the Offered Securities including, without limitation, all registration and filing fees and expenses and fees and expenses of compliance with federal securities or state blue sky laws; provided, however, that the Selling Holders will pay all broker's commissions and underwriting discounts and commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act or the Exchange Act or otherwise, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act or otherwise, or will be entitled to contribution in connection therewith.

PROSPECTUS

                         4,000,000 PREFERRED SECURITIES

                          CAREMARK RX CAPITAL TRUST I

            7% SHARED PREFERENCE REDEEMABLE SECURITIES ("SPURS")(SM)
              (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                    AND CONVERTIBLE INTO THE COMMON STOCK OF
                               CAREMARK RX, INC.

                             ---------------------

     The 7% Shared Preference Redeemable Securities ("SPuRS" or "Preferred Securities"), represent undivided preferred beneficial ownership interests in the assets of Caremark Rx Capital Trust I. The Trust is a Delaware trust, Caremark Rx Capital Trust I, created for the sole purpose of issuing the common securities and the SPuRS and using the proceeds from that issuance to purchase the Convertible Subordinated Debentures. The SPuRS are convertible into shares of our Common Stock, par value $0.001 per share. The SPuRS were issued and sold (the "Original Offering") on September 24, 1999 (the "Original Offering Date") to the Initial Purchaser (as defined herein) for resale by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, in the United States to persons reasonably believed by the Initial Purchaser to be qualified institutional buyers as defined in Rule 144A under the Securities Act, and outside the United States in reliance on Regulation S under the Securities Act.

     The Selling Holders may offer, from time to time:

     - 7% Shared Preference Redeemable Securities of Caremark Rx Capital Trust
       I;

     - Convertible Subordinated Debentures due 2029 of Caremark Rx, Inc.;

     - Shares of Common Stock of Caremark Rx, Inc.

     The Selling Holders may sell these securities from time to time directly to purchasers or through agents, underwriters or dealers.

     If required, the names of any other Selling Holders, agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a supplement to this Prospectus.

     YOU SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is January 24, 2000.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Where You Can Find More
  Information.....................        ii
Incorporation of Certain Documents
  by Reference....................        ii
Cautionary Information............       iii
About this Prospectus.............         1
Our Company.......................         1
Risk Factors......................         3
Ratio of Earnings to Fixed
  Charges.........................        13
Accounting Treatment..............        13
Use of Proceeds...................        14
Caremark Rx Capital Trust I.......        15
Description of Preferred
  Securities......................        16
Description of the Preferred
  Securities Guarantee............        29

                                      PAGE
                                      ----
Description of the Convertible
  Subordinated Debentures.........        32
Effect of Obligations under the
  Convertible Subordinated
  Debentures and the Preferred
  Securities Guarantee............        42
Description of Capital Stock......        43
Certain Federal Income Tax
  Consequences....................        47
Certain ERISA Considerations......        54
Selling Holders...................        57
Plan of Distribution..............        58
Legal Matters.....................        59
Experts...........................        59

     As used in this Prospectus, (i) the "Indenture" means the Convertible Subordinated Debentures Indenture between Caremark Rx, Inc. and Wilmington Trust Company, as trustee (the "Debenture Trustee") relating to Caremark Rx Capital Trust I (the "Trust" or the "Issuer"); (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement among Caremark Rx, Inc., as Depositor (the "Depositor"),Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees") (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Trust; and (iii) "we," "us," "our," "Company," or "Caremark Rx" refers to Caremark Rx, Inc.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we have filed with the Commission at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov. Reports, proxy statements, and other information concerning us also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of this information from the New York Stock Exchange, you should call (212) 656-5282.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Prospectus incorporates by reference certain documents that we have previously filed with the Commission. This means that we disclose important information to you by referring you to another document filed separately with the Commission. These documents contain important business information about us, our business and our financial condition, results of operations and cash flows. The information incorporated by reference is deemed to be a part of this Prospectus, except as described below.

     The following documents that we have previously filed with the Commission, other than the exhibits thereto, are incorporated by reference in this
Prospectus:

        - Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        - Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          1999;

        - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

        - Our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as amended;

        - Our Current Report on Form 8-K filed on January 15, 1999;

        - Our Current Report on Form 8-K filed on January 28, 1999;

        - Our Current Report on Form 8-K filed on March 26, 1999;

        - Our Current Report on Form 8-K filed on April 22, 1999;

        - Our Current Report on Form 8-K filed on September 14, 1999;

        - Our Current Report on Form 8-K filed on September 24, 1999; and

        - Our Current Report on Form 8-K filed on October 1, 1999.

     In addition, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the date on which this offering is completed or terminated are incorporated by reference into this Prospectus.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Caremark Rx, Inc., 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, Attention: Corporate Secretary, telephone
(205) 733-8996.

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

                             CAUTIONARY INFORMATION

     CERTAIN INFORMATION INCLUDED IN THIS PROSPECTUS CONTAINS, AND OTHER MATERIALS FILED OR TO BE FILED BY US WITH THE COMMISSION INCORPORATED BY REFERENCE HEREIN (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS MADE OR TO BE MADE BY US) CONTAIN OR WILL CONTAIN, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF CAREMARK RX AND MEMBERS OF ITS MANAGEMENT TEAM, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

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

                             ABOUT THIS PROSPECTUS

     No separate financial statements of the Issuer have been included herein. We do not consider such financial statements material to the holders of Convertible Preferred Securities because:

        - all of the voting securities of the Issuer will be owned, directly or indirectly, by us, and we are subject to the reporting requirements under the Exchange Act;

        - the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in Convertible Subordinated Debentures issued by us; and

        - the obligations of the Issuer under the Preferred Securities are fully and unconditionally guaranteed by us to the extent that the Issuer has funds available to meet such obligations. See "Description of Convertible Subordinated Debentures" and "Description of Guarantee."

                                  OUR COMPANY

     We are one of the largest pharmaceutical services companies in the United States, with net revenue of approximately $2.6 billion for 1998 and $2.4 billion for the first three quarters of 1999. Our core operations are conducted through Caremark, Inc. ("Caremark"), which is comprised of two business units: our pharmacy benefit management services ("PBM") unit and our therapeutic pharmaceutical services unit ("CTS"). The services of these two business units are sold separately and together to assist corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States in delivering prescription drugs to their members in a cost-effective manner. For the first nine months of 1999, our net revenues grew approximately 25% and our adjusted EBITDA from continuing operations grew approximately 24% from the same period in 1998 (adjusted EBITDA consists of earnings before interest, taxes, depreciation, amortization and restructuring expenses).

     We are one of the largest PBM companies in the United States, with the leading mail service pharmacy business among independent PBM companies in terms of prescriptions filled in 1998. Pharmacy benefit management involves the design and administration of programs aimed at reducing the costs and improving the safety, effectiveness and convenience of prescription drug use. We dispense prescription drugs to patients through a network of more than 50,000 retail pharmacies (substantially all retail pharmacies in the United States) and through three wholly-owned and operated mail service pharmacies. During 1998 and the first three quarters of 1999, we dispensed approximately 11 and 9 million prescriptions, respectively, through our mail service pharmacies and processed approximately 33 and 28 million retail prescriptions, respectively. For the first three quarters of 1999, the number of prescriptions processed by our PBM business increased 14% over the first three quarters of 1998. For the first three quarters of 1999, our PBM business accounted for approximately 84% of our total revenues and 69% of our operating income from continuing operations before corporate overhead.

     CTS provides specialty pharmaceutical distribution services for patients with high cost, chronic illnesses and conditions in an effort to improve outcomes for patients and to lower costs of care. We design, develop and manage comprehensive programs including drug therapy, physician support and patient education. We provide therapies and services to patients with such conditions as hemophilia, growth disorders, immune deficiencies, cystic fibrosis, multiple sclerosis, and infants with respiratory difficulties. Treatments for these conditions generally involve high cost, injectable biotechnology drugs. We believe CTS is the industry leader in the distribution of these types of drugs. CTS owns and operates a national network of 23 specialty pharmacies, 22 of which are accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). As of September 30, 1999, CTS provided therapies and services for approximately 23,600 patients, a 52% increase over those served as of September 30, 1998. For the first three quarters of 1999, CTS accounted for approximately 16% of our total revenues and 31% of our operating income from continuing operations before corporate overhead.

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

     We believe our principal competitive strengths are:

     - Our Breadth of Service Offerings. Through our therapeutic pharmaceutical services business, CTS, we offer to our customers the ability to manage the high biotechnology pharmaceutical costs associated with certain chronic diseases. We believe that the size and strength of our CTS business give us a competitive strength when coupled with the offerings of our PBM business.

     - Our Information Systems. We believe we are the only major PBM company operating on a single information systems platform, which integrates our retail pharmacy, mail pharmacy and claims processing operations. The flexibility inherent in our systems architecture allows us to accommodate a variety of pharmacy benefit plan designs and adapt quickly to program changes, allowing our clients to better manage pharmaceutical costs.

     - Our Clinical Management Programs. We have advanced clinical services and data reporting capabilities, which allow us to provide high quality utilization management and prescription drug formulary management services to our customers.

     - Our Mail Service Pharmacy System. We have the leading mail service pharmacy business among independent PBM companies in the United States in terms of prescriptions filled in 1998. We have recently implemented our Tri-Star Pharmacy Manager automated fulfillment system in one of our mail service pharmacies, which significantly reduces fulfillment costs, increases processing capacity and improves the quality and turnaround time of our mail service pharmacy operations.

     - Our Independence from Ownership by Any Pharmaceutical Manufacturers and Drug Stores. We believe that our independence from pharmaceutical manufacturer ownership allows us to make unbiased formulary recommendations to our clients, balancing both clinical efficacy and cost, and that our independence from drug store ownership allows us to construct a variety of convenient and cost-effective retail pharmacy networks for our clients, without favoring any particular pharmacy chain.

OUR STRATEGY

     Our mission is to provide innovative pharmaceutical solutions and quality customer service in order to enhance patient outcomes and better manage overall health care costs. We intend to increase our market share and enhance our position in the pharmaceutical services industry by pursuing the following strategies:

        - Expand our PBM customer base, specifically to include more health plans, and the scope of products and services provided to existing clients;

        - Maintain our strong customer relationships and high customer satisfaction;

        - Continue to introduce new and innovative products and services that capitalize on our information technology capabilities;

        - Cross-sell the products and services of our CTS and PBM businesses to further differentiate ourselves and to expand our higher margin CTS business; and

        - Continue to reduce outstanding indebtedness.

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

                                  RISK FACTORS

     You should carefully consider the following risks as well as other information contained elsewhere in this prospectus.

RISKS RELATING TO OUR BUSINESS

OUR DISCONTINUED OPERATIONS AND RELATED LIABILITIES FOR WHICH WE REMAIN RESPONSIBLE MAY REQUIRE US TO USE SIGNIFICANT AMOUNTS OF CASH WHICH COULD ADVERSELY AFFECT OUR LIQUIDITY, AND OUR RECENT CHANGE IN STRATEGIC FOCUS MAY CONTINUE TO CONSUME SIGNIFICANT MANAGEMENT TIME AND ATTENTION.

     Prior to 1998, we were primarily focused on our PPM operations. During 1998, we changed our senior management team and announced a new strategic focus whereby Caremark would become our core operating unit. We announced that in pursuing our new strategy, we would divest our other businesses, which included our PPM and contract services businesses. We have encountered difficulties in this divestiture process, including litigation and the announcement of significant charges against earnings. Resolving these difficulties has consumed significant time and resources of our company and management, which otherwise would have been devoted to pursuing our strategy of focusing on Caremark. There can be no assurance that the problems we have encountered as a result of the change in strategic focus or similar matters which may arise in the future will not continue to consume significant time and resources or have an adverse effect on us.

     We will remain responsible for certain liabilities relating to these discontinued operations, including predisposition claims relating to our California PPM operations. We intend to rely upon amounts available from the sale of discontinued operations, borrowings under our revolving credit facility and cash flow from operations to fund our discontinued operations, including any liabilities we retain after disposition. However, if cash generated from these sources is insufficient to fund our discontinued operations, our liquidity could be materially adversely affected, which would have a material adverse effect on our business, financial condition and results of operations. In addition, it is possible that even after we dispose of our discontinued operations, other liabilities relating to these operations, known or unknown, could be attributed to us, which could have a similar adverse impact on our liquidity.

     These events could hinder our ability to make scheduled payments of principal and distributions or interest on, and to refinance, if necessary, the Preferred Securities and our other indebtedness. In that event, we would seek to enhance our liquidity position through further modifications to our credit facility, incurrence of additional indebtedness and/or sales of additional securities. Each of these alternatives is dependent upon future events, conditions and other matters outside of our control. There can be no assurance that we will be able to enhance our liquidity position through such alternatives or otherwise if necessary.

OUR SUBSTANTIAL DEBT SERVICE OBLIGATIONS COULD IMPEDE OUR OPERATIONS AND FLEXIBILITY.

     We have substantial leverage, which means that the amount of our outstanding debt significantly exceeds the net book value of our assets, and we also have substantial repayment obligations and interest expense with respect to our debt. In November 1999, we began required amortization payments of principal under the tranche A term loan under our credit facility. In September 2000, we will be required to repay approximately $420 million of debt under our Senior Subordinated Notes due 2000. In addition, the revolving portion of our credit facility and the tranche A and B term loans under our credit facility will mature in June 2001, with all amounts then outstanding due at that time. We may incur additional indebtedness in the future. For the foreseeable future we will have to use a substantial portion of our cash flow from operations for debt service rather than for our operations. In addition, some of our indebtedness is at variable interest rates, so we may be vulnerable in the event that rates increase. Our level of debt could cause adverse consequences, including the following:

        - we may not be able to obtain additional debt financing for future working capital, capital expenditures, the refinancing of debt as it becomes due or other corporate purposes;

        - we may be less able to take advantage of significant business opportunities, such as acquisition opportunities, or to react to changes in market or industry conditions;

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

        - we could be more vulnerable to general adverse economic and industry conditions; and

        - we may be disadvantaged compared to competitors with less leverage.

ANY FAILURE TO MEET OUR DEBT OBLIGATIONS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to sell additional assets, seek to obtain additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating with Standard & Poor's or Moody's, which could adversely affect our ability to incur additional indebtedness on acceptable terms. We cannot assure you that our cash flow and capital resources will be sufficient for payment of interest on and principal of our debt in the future, or that any such alternative measures would be successful or would permit us to meet scheduled debt service obligations.

     We are scheduled to receive $481.4 million on August 31, 2000 arising out of the sale in 1997 of our 6.50% Threshold Appreciation Price Securities ("TAPS"), and we intend to use the major portion of those funds to repay $420 million of our 6 7/8% Senior Subordinated Notes that mature on September 1, 2000. Our right to receive such funds has been challenged by certain holders of the TAPS in litigation currently pending in New York State Supreme Court. As a result of that litigation, we may not be able to obtain such funds. The paying agent that is holding such funds pending the scheduled release thereof to us on August 31, 2000 has the contractual right to withhold release of such funds in the event a dispute over entitlement to such funds is pending on such date, unless certain conditions are met, until such dispute is resolved. If the litigation is still pending on August 31, 2000, we may not be able to require the paying agent to release the funds to us on that date. Any adverse determination in this litigation, or any delay in release of the U.S. Treasury notes to us arising from continued pendency of this litigation, would materially adversely affect our liquidity position, including our ability to repay our Senior Subordinated Notes due in September 2000.

     We have pledged all of the capital stock of the subsidiary, that owns our principal operating subsidiary, as security for our obligations under our credit facility, with an equal and ratable pledge in favor of the holders of our 7 3/8% Senior Notes due 2006. If we are unable to meet our obligations to our creditors under the credit facility or the Senior Notes due 2006, those creditors could exercise their rights as secured parties with respect to the pledged stock of Caremark International, Inc ("CII"). This would materially adversely impact our business, financial condition and results of operations.

WE ARE PARTY TO SEVERAL LAWSUITS WHICH, IF WE LOSE, COULD ADVERSELY IMPACT OUR BUSINESS.

     We currently are party to several lawsuits, including pharmaceutical industry litigation, litigation relating to the TAPS, and litigation related to Caremark's discontinued home infusion business, which was divested in 1995. Any of these proceedings, if determined adversely to our interests, could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that additional lawsuits will not be filed against us. There also can be no assurance that these lawsuits will not have a disruptive effect upon the operations of our business or that the defense of the lawsuits will not consume the time and attention of our senior management or the senior management of our subsidiaries.

     For additional information regarding litigation, please refer to "Business -- Legal Proceedings."

WE HAVE A HISTORY OF INCURRING LOSSES AND MAY CONTINUE TO INCUR LOSSES.

     We have incurred losses in each of the last four fiscal years arising from our discontinued operations, amounting to more than $2.3 billion in cumulative losses over that four-year period. We may incur future losses related to additional charges from discontinued operations. There can be no assurance that we will achieve profitability, or if we achieve profitability, that we will be able to sustain it. Our failure to achieve profitability in the future may adversely affect the price of the Preferred Securities and Common Stock into

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

which the Preferred Securities are convertible or otherwise adversely impact our ability to make scheduled payments of interest and principal on the Convertible Subordinated Debentures (and, consequently, adversely affect the ability of the Trust to make related payments on the Preferred Securities).

RESTRICTIVE FINANCING COVENANTS LIMIT THE DISCRETION OF OUR MANAGEMENT.

     Our credit facility and certain agreements governing our other debt contain a number of covenants that limit the discretion of our management with respect to certain business matters. Our credit facility covenants, among other things, restrict our ability to incur additional indebtedness or guarantee obligations, pay dividends and other distributions, prepay or modify the terms of other indebtedness, create liens, make capital expenditures, make certain investments or acquisitions, enter into mergers or consolidations, make sales of assets and engage in certain transactions with affiliates. In addition, under our credit facility, we are required to satisfy a minimum fixed charge coverage ratio, a minimum interest expense coverage ratio and a maximum leverage ratio. These financial tests become more restrictive in future years.

     The indentures for our Senior Notes due 2006 and our Senior Subordinated Notes due 2000 contain covenants that, among other things, restrict our ability to enter into mergers and consolidations and sell substantially all of our assets, our ability to cause our subsidiaries to incur or guarantee additional indebtedness and, in the case of the Senior Notes, our ability to incur additional secured indebtedness.

     A breach of any agreements governing our debt would permit the acceleration of the related debt and acceleration of debt under other debt agreements that may contain cross-acceleration or cross-default provisions, as well as termination of the commitments of the lenders to make further extensions of credit under our credit facility. This would have a material adverse effect on our business, financial condition and results of operations.

IF WE CANNOT RESPOND ADEQUATELY TO COMPETITION IN OUR INDUSTRY, OUR ABILITY TO ACHIEVE PROFITABILITY WILL BE ADVERSELY AFFECTED.

     We compete in the markets for pharmacy benefit management and therapeutic pharmaceutical services. These businesses are very competitive. If we fail to respond to competition in these industries, the result will be an adverse effect on our ability to achieve profitability and on our business, financial condition and results of operations. Our competitors include companies which are or are owned by large, profitable and well-established companies with substantially greater purchasing power and financial, marketing and other resources than we have and which are less leveraged than we are. As examples, Merck-Medco Managed Care, LLC is owned by a large pharmaceutical manufacturer, PCS Health Systems, Inc. is owned by a national drug store chain, and a large insurance company is a major investor in Express Scripts, Inc. We may also experience competition from other sources in the future, such as Internet-based drug stores.

     Furthermore, our businesses are subject to consolidation pressures, meaning that they are or may become dominated by a few large companies with significant resources. The health benefit management business is relatively consolidated, and additional consolidation is likely. Consolidation is leading to increased competition among a smaller number of large companies. Over the last several years, the competitive pressures described above have caused health benefit management companies, including us, to reduce the prices charged to clients for core services.

IF A SIGNIFICANT NUMBER OF OUR CONTRACTS WITH CUSTOMERS AND PHARMACEUTICAL MANUFACTURER ARRANGEMENTS ARE TERMINATED, OUR BUSINESS WILL BE ADVERSELY IMPACTED.

     We, like the other companies in our industry, typically have contracts with our customers, our contract network pharmacies or our pharmaceutical manufacturers which are terminable on relatively short notice. Loss of contracts with a significant number of our customers or network pharmacies would materially adversely impact our business, financial condition and results of operations. Others are renewable annually on a year-to-year basis, unless the other party gives notice to us of its intention not to renew the contract. In addition, the short-term nature of the contracts in our industry means that if we acquire a company, there can be no assurance that we will retain the customers of that company for any significant period of time. Our ten
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

largest customers accounted for approximately 30% of our revenues in fiscal 1996, 29% of our revenues in fiscal 1997, 27% of our revenues in fiscal 1998 and 22% of our revenues in the first three quarters of fiscal 1999.

     We also have contracts, typically with terms of three years, with pharmaceutical manufacturers entitling us to certain rebates and other pricing discounts. These arrangements are often terminable by either party on relatively short notice. Termination of a significant number of these arrangements would materially adversely affect our business, financial condition and results of operations.

IF WE BECOME SUBJECT TO LIABILITY CLAIMS WHICH ARE NOT COVERED BY OUR INSURANCE POLICIES, THEN WE MAY BE LIABLE FOR DAMAGES AND OTHER EXPENSES WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Various aspects of our business, including dispensing pharmaceutical products, performing drug utilization review, providing therapeutic services and providing information to physicians about drug therapy entail a risk of litigation and liability relating to product and professional liability claims. A successful product or professional liability claim not covered by our insurance policies or in excess of our insurance coverage could have a material adverse effect upon our business, financial condition and results of operations. We cannot assure you that we will be able to maintain appropriate types or levels of insurance in the future, that adequate replacement policies will be available on acceptable terms, or that insurance will cover all claims against us.

IF WE DO NOT ADEQUATELY ADDRESS YEAR 2000 ISSUES, THEN OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

     Our state of readiness for Year 2000. Many currently installed computer systems and software products accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish years after 1999 from years before 1999. As a result, computer systems that cannot accept four-digit entries in the date field as of January 1, 2000 may not function properly. We have initiated a company-wide program to address Year 2000 readiness with respect to the information systems and equipment and systems utilized in our operations. Our program includes:

        - an inventory of the information systems, hardware and equipment utilized in our operations,

        - an assessment of the Year 2000 issues associated with our systems, hardware and equipment,

        - the remediation of such systems, hardware and equipment to achieve Year 2000 readiness,

        - the testing of our systems, hardware and equipment to achieve Year 2000 readiness,

        - the testing of such systems, hardware and equipment to confirm Year 2000 readiness, and

        - the development of contingency plans to address the principal risks facing us in our efforts to achieve Year 2000 readiness.

     Our Year 2000 program also includes our "Trading Partners Initiative," which is designed to provide us with insights into the Year 2000 readiness of certain of our customers, suppliers and vendors. We have also sent letters to certain manufacturers of the hardware and equipment utilized in our operations requesting that such manufacturers address the Year 2000 readiness of the hardware and equipment.

     Our costs to address Year 2000 issues. We estimate that we will incur expenses of approximately $19.4 million in conjunction with our Year 2000 compliance project, of which approximately $13.3 million is associated with our discontinued operations and approximately $16.3 million had been incurred as of September 30, 1999. Of this incurred amount, we currently estimate that approximately $12.3 million consisted of capital expenditures for new or replacement systems, hardware and equipment and approximately $4.0 million consisted of expenses of our Year 2000 program.

     Risks of our Year 2000 issues. We believe that we may be adversely affected by non-compliant systems which include embedded logic or software that fail to be Year 2000 ready and which will cause such equipment to fail or to operate improperly. The failure of the equipment we use in our therapeutic pharmaceutical services business could expose individual patients to potential injury and may expose us to claims and liabilities from those patients.

     Our contingency plans for Year 2000 malfunctions. We have established a contingency plan for the failure of our equipment, hardware and systems. We are continuously evaluating and updating our contingency plan. If our contingency plan is inadequate or we fail to deal effectively with Year 2000 problems, such inadequacy or failure could result in a material adverse effect on our business, financial condition and results of operations.

     For additional information regarding Year 2000 issues, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."

IF ANOTHER PERSON OR COMPANY ATTEMPTS A TAKEOVER OF THE COMPANY, THEN ANTI-TAKEOVER PROVISIONS IN OUR ORGANIZATIONAL DOCUMENTS, AGREEMENTS WITH OUR EXECUTIVE OFFICERS AND THE TERMS OF THE PREFERRED SECURITIES COULD DELAY OR PREVENT A CHANGE IN CONTROL AT A PREMIUM PRICE.

     Certain provisions of our certificate of incorporation and bylaws, our stockholders rights plan, and change in control provisions in employment agreements which have been entered into with various executive officers, could have an anti-takeover effect. These provisions include:

        - a staggered board of directors;

        - advance notice provisions for calling meetings of stockholders;

        - preferred stock purchase rights which may deter offers for the common stock; and

        - large severance payments.

     This anti-takeover effect could delay, defer or prevent a change in control of the Company without further action by the stockholders, could discourage potential investors from bidding for the Common Stock at a premium over the market price of the Common Stock and could adversely affect the market price of, and the voting and other rights of the holders of, the common stock. In addition, provisions of the Delaware General Corporation Law restrict the ability of stockholders to cause a merger or business combination or obtain control of the Company.

     In the event of a Change of Control, the Trust will be required to make an offer to holders of Preferred Securities to repurchase the Preferred Securities and the Company will be required to redeem Convertible Subordinated Debentures having an aggregate principal amount equal to any Preferred Securities repurchased pursuant to a Change of Control offer.

LOSS OF KEY MANAGEMENT COULD ADVERSELY AFFECT OUR BUSINESS.

     Our success is materially dependent upon our key managers and, in particular, upon the continued services of E. Mac Crawford, our Chairman, President and Chief Executive Officer and John Arlotta,
President -- Pharmaceutical Services of Caremark. Our future business, financial condition and results of operations could be materially adversely affected if the services of Messrs. Crawford and Arlotta cease to be available.

CAREMARK IS SUBJECT TO HEIGHTENED FEDERAL REGULATORY SCRUTINY, WHICH COULD RESULT IN SANCTIONS OR PENALTIES.

     Our subsidiaries Caremark and CII are subject to a corporate integrity agreement with the Office of Inspector General ("OIG") within the United States Department of Health and Human Services ("HHS") that is in connection with a related plea agreement and settlement agreement to which Caremark and CII are parties (collectively, the "Settlement Agreement"). This agreement was executed in connection with the related plea agreement and settlement agreement to which those subsidiaries are parties relating to their operation of a home infusion business which has since been divested. These agreements were entered into in connection with resolution of an action brought by the OIG against these subsidiaries for alleged violation of federal law relating to federally funded health programs. The subsidiaries agree to continue to maintain certain compliance related oversight procedures through June 2000. Should the oversight procedures reveal credible evidence of certain criminal or civil misconduct by CII and Caremark or any of their employees regarding criminal law relating to a government program or material violation of civil law or rules, then CII and
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

Caremark are required to report the potential violations to the OIG and the Department of Justice ("DOJ"). These subsidiaries are, therefore, subject to increased regulatory scrutiny and may be subject to an increased risk of sanctions or penalties, including exclusion from participation in the Medicare or Medicaid programs. Sanctions and penalties would have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO THE PREFERRED SECURITIES

OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND CONVERTIBLE SUBORDINATED DEBENTURES ARE SUBORDINATED.

     Our obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and will be pari passu with the most senior preferred stock now or hereafter issued by the Company and with any guarantee now or hereafter issued by the Company in respect of any preferred securities of any affiliate of the Company. Our obligations under the Convertible Subordinated Debentures are subordinate and junior in right of payment to all of our present and future Senior Indebtedness. At September 30, 1999, our Senior Indebtedness aggregated approximately $1.2 billion. In addition, because we are a holding company, our obligations under the Preferred Securities Guarantee and the Convertible Subordinated Debentures will be effectively subordinated to all existing and future liabilities of its subsidiaries. There are no terms in the Preferred Securities, the Convertible Subordinated Debentures or the Preferred Securities Guarantee that limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Subordinated Debentures or the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee" and "Description of the Convertible Subordinated Debentures -- Subordination."

WE ARE A HOLDING COMPANY THAT IS DEPENDENT ON OUR SUBSIDIARIES FOR CASH FLOW.

     We may not be able to access cash generated by our subsidiaries in order to pay interest and principal on the Convertible Subordinated Debentures or fulfill other cash commitments. As a holding company with no business operations, our material assets consist only of the stock of our subsidiaries. We will have to rely upon dividends and other payments from its subsidiaries (including its principal operating subsidiary, Caremark) to generate the funds necessary to pay the principal of and interest on the Convertible Subordinated Debentures. Our subsidiaries, however, are legally distinct from us and have no obligation, contingent or otherwise, to pay amounts due pursuant to the Convertible Subordinated Debentures or to make funds available for these payments. Our subsidiaries have not guaranteed the Convertible Subordinated Debentures. The ability of our subsidiaries to make dividend and other payments to us is subject to, among other things, the availability of funds, the terms of its subsidiaries' indebtedness or the indebtedness they have guaranteed, and applicable state laws. Our right or any right of our creditors, including holders of the Convertible Subordinated Debentures, to participate in the assets of any subsidiary upon the liquidation or reorganization of that subsidiary will be subject to the prior claims of that subsidiary's creditors, including holders of its indebtedness and trade creditors. Accordingly, the Convertible Subordinated Debentures will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

UPON A CHANGE OF CONTROL, ADEQUATE FUNDS MAY NOT BE AVAILABLE TO REPURCHASE THE PREFERRED SECURITIES.

     In the event of a Change of Control (as defined herein), each holder of Preferred Securities has the right to require the Trust to repurchase the Preferred Securities in whole or in part at a redemption price of $50 per Preferred Security thereof, plus Accrued Distributions and liquidated damages under the Registration Agreement, if any, to the repurchase date. If a Change of Control were to occur, there can be no assurance that we would have the financial resources or be able to arrange financing on acceptable terms to allow the Trust to pay the repurchase price for all the Preferred Securities as to which the repurchase right is exercised. The failure to repurchase Preferred Securities when required will result in a Trust Agreement Event of Default

(as defined herein) with respect to the Preferred Securities whether or not such repurchase is permitted by the terms of Senior Indebtedness.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE ARE LIMITED.

     If we were to default in our obligation to pay amounts payable on the Convertible Subordinated Debentures, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Convertible Subordinated Debentures against the Company pursuant to the terms of the Convertible Subordinated Debentures and may also vote to appoint a Special Administrative Trustee, who shall have the same rights, powers and privileges as the other Administrative Trustees. In certain circumstances, holders of Preferred Securities will be able to enforce their rights directly against the Company. See "Description of the Preferred Securities Guarantee -- Events of Default" and "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee" and "Description of the Convertible Subordinated Debentures -- Subordination." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Trust Agreement, the Preferred Securities Guarantee and the Indenture.

DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED.

     The Company has the right under the Indenture to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded quarterly) by the Trust during any such extended interest payment period. Each exercise of the right to extend the interest payment period for the Convertible Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters and provided further that no Extension Period may extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Preferred
Securities -- Distributions" and "Description of the Convertible Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should the Company exercise its rights to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount) for United States federal income tax purposes in respect of the deferred interest allocable to its Preferred Securities, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, holders of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debentures. Should the Company determine to exercise such right in the future, however, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Convertible Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. See "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount."

A SPECIAL EVENT MAY RESULT IN A REDEMPTION OF THE PREFERRED SECURITIES OR A DISTRIBUTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES.

     Upon the occurrence of a Special Event (as defined under "Description of the Preferred Securities -- Special Event Redemption or Distribution"), the Trust will be dissolved, except in the limited circumstances described below, with the result that, after satisfaction of the liabilities of the Trust to creditors, the Convertible Subordinated Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances the Company will have the right to redeem the Convertible Subordinated Debentures, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Subordinated Debentures are redeemed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current United States federal income tax law, a distribution of Convertible Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Consequences -- Receipt of Convertible Subordinated Debentures Upon Liquidation of the Trust" and "-- Sale of Preferred Securities and Redemption of Convertible Subordinated Debentures."

     There can be no assurance as to the market prices for the Preferred Securities or the Convertible Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Convertible Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Convertible Subordinated Debentures and should carefully review all the information regarding the Convertible Subordinated Debentures contained herein. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Convertible Subordinated Debentures."

THERE IS A RISK THAT THE MATURITY OF THE CONVERTIBLE SUBORDINATED DEBENTURES COULD BE SHORTENED.

     If a Tax Event occurs, then the Company will have the right, prior to the dissolution of the Trust, to advance the Stated Maturity of the Convertible Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Convertible Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Convertible Subordinated Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity shall be advanced only if, in the opinion of counsel to the Company experienced in such matters, (1) after advancing the Stated Maturity, interest paid on the Convertible Subordinated Debentures will be deductible for United States federal income tax purposes and
(2) advancing the Stated Maturity will not result in a taxable event to holders of the Preferred Securities. See "Description of the Convertible Subordinated Debentures -- General."

HOLDERS OF PREFERRED SECURITIES WILL HAVE LIMITED VOTING RIGHTS.

     Holders of Preferred Securities will have limited voting rights. Except in the case of a Trust Agreement Event of Default, with respect to the Property Trustee, and for the rights of holders of Preferred Securities to appoint a Special Administrative Trustee upon the occurrence of certain events described herein, holders of Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

THERE ARE RISKS RELATED TO THE TRADING PRICE OF PREFERRED SECURITIES AND TAX CONSEQUENCES UPON DISPOSITION.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A U.S. Holder (as defined under "Certain Federal Income Tax Consequences") that disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include original issue discount on the Convertible Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted basis in the Preferred Securities. To the extent the selling price is less than the U.S. Holder's adjusted tax basis (which basis will include original issue discount previously included in income, less interest payments actually received), a U.S. Holder will recognize capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Sale of Preferred Securities and Redemption of Convertible Subordinated Debentures."

INDUSTRY RISKS

IF GOVERNMENT REGULATIONS ARE INTERPRETED AND ENFORCED IN A MANNER ADVERSE TO OUR BUSINESS, THEN WE MAY BE SUBJECT TO ENFORCEMENT ACTIONS AND MATERIAL LIMITATIONS ON OUR BUSINESS OPERATIONS.

     The health care industry is subject to extensive laws and regulations. We and other companies in our industry are subject to the interpretation and enforcement of these laws and regulations. Because the interpretation and enforcement of these regulations is uncertain, our compliance efforts may be inadequate, which may subject us to enforcement actions and materially limit our business operations. Compliance with such laws and regulations imposes significant operational requirements on us. The regulatory requirements we must comply with in conducting our business vary from state to state, and are not always clear as to meaning or consistently enforced. Although we believe that we substantially comply with all existing statutes and regulations material to the operation of our business, regulatory authorities may disagree and take enforcement or other actions against us. These actions may result in fines or other penalties, or suspend, restrict or preclude us from engaging in certain business practices in the relevant jurisdiction.

     In addition, we cannot predict the impact of future legislation and regulatory changes on our business or assure you that we will be able to obtain or maintain the regulatory approvals required to operate our business. For example, formulary concessions, discounts and rebates are currently a topic of discussion and debate in federal and state legislatures. Changes in existing laws or regulations, changes in interpretations of laws or regulations, or adoption of new laws or regulations relating to these discounts, rebates and concessions may have material adverse effects on our ability to obtain formulary concessions, discounts and rebates in the future.

     For additional information regarding regulatory matters, please refer to "Business -- Government Regulation."

IF THERE ARE CHANGES IN THE FINANCING AND REIMBURSEMENT PRACTICES IN THE HEALTH CARE INDUSTRY, THEN ACCEPTANCE OF OUR PRODUCTS MAY BE DELAYED OR PREVENTED.

     We have designed our services and products to compete within the current payment and reimbursement structure of the U.S. health care system. However, changing political, economic and regulatory influences may affect health care financing and reimbursement practices. We and other companies in our industry could be adversely affected by changes in the financing and reimbursement practices in the health care industry. If the current health care financing and reimbursement system changes significantly, then our products and services could be less competitive. As a result, our business, financial condition and results of operations could be materially and adversely affected. Congress is currently considering proposals to reform the U.S. health care system, such as the proposal to overhaul Medicare. These proposals may increase governmental involvement in health care and pharmacy benefit management services and otherwise change the way our customers do business. Health care organizations may react to these proposals and the uncertainty surrounding such proposals by cutting back or delaying investments in the health care cost control tools and related technology which we provide. We cannot predict what effect, if any, these proposals might have on our business, financial condition or results of operations. Other legislative or market-driven reforms that we cannot anticipate could adversely affect our business, financial condition and results of operations in unpredictable ways.

IF REGULATORY INITIATIVES RESTRICT OUR ABILITY TO USE CONFIDENTIAL PATIENT MEDICAL INFORMATION, THEN OUR HEALTH INFORMATION TECHNOLOGY PRODUCTS AND SERVICES AND OUR BUSINESS GROWTH STRATEGY BASED ON THESE PRODUCTS AND SERVICES COULD BE ADVERSELY AFFECTED.

     Most of our activities involve the receipt or use by us of confidential patient medical information which is generated through the provision of our services and which our customers provide to us. In addition, we use aggregated (anonymous) data for research and analysis purposes. Our inability to use patient medical information could render our health information technology products and services, and our business growth strategy based on these products and services, obsolete. State law currently restricts the use and disclosure of certain medical information. In addition, federal legislation has been proposed to restrict the use and disclosure of individually identifiable health information. Because Congress did not enact such legislation by August 21, 1999, under the federal Health Insurance Portability and Accountability Act of 1996, the Secretary of the Department of Health and Human Services is required to pass federal regulations to address health information privacy by February 21, 2000. Congress may extend the deadline for enacting legislation or pass legislation prior to the February 2000 deadline. To our knowledge, no state or federal legislation or regulation has been enacted that adversely impacts our ability to use patient medical information to provide our current services. Even if such legislation or regulations are not enacted, however, individual customers could prohibit us from including their patients' medical information in our various databases of medical data, or from using such information in providing services to our other customers. Any such legislation, regulations or customer-based restrictions could have a material adverse effect on our business, financial condition and results of operations.

IF THE HEALTH CARE INDUSTRY CONTINUES TO CONSOLIDATE, THEN WE MAY LOSE EXISTING AND POTENTIAL CUSTOMERS AND OUR BARGAINING POWER.

     Consolidation in the health care industry may cause us to lose existing and potential customers and suffer a reduction in our bargaining power. Over the past several years, the overall number of insurance companies, health maintenance organizations, managed care companies and other customers and potential customers of ours has decreased as a result of mergers, acquisitions and similar transactions. Our customers have been and may continue to be subject to these consolidation pressures. We may lose existing and potential customers due to consolidation in the health care industry. Consolidation could create larger customers capable of exerting greater bargaining power than our traditional clients. Consolidation could also create larger competitors which have greater resources than we have, which would place us at a competitive disadvantage and prevent us from fully executing our strategy. As we implement our business strategy of marketing to these larger customers in response to this consolidation and other competitive pressures, the prices we are able to charge for our products and services may decline. The loss of existing and potential customers and/or price declines due to consolidation could have a material adverse effect on our business, financial condition and results of operations.

LITIGATION CURRENTLY PENDING AGAINST PBM COMPANIES MAY FORCE US TO ALTER OUR PRICING PRACTICES.

     Numerous lawsuits have been filed throughout the U.S. by retail pharmacies against drug manufacturers and certain PBM companies challenging certain brand drug pricing practices under various state and federal antitrust laws. The suits allege, among other things, that the manufacturers have offered, and certain PBM companies have knowingly accepted, discounts and rebates on drug purchases that violate the federal Robinson-Patman Act. One of our subsidiaries is a party to these proceedings. If certain pricing practices now prevalent in the pharmaceutical industry are determined to have violated the Robinson-Patman Act, then the availability to us of certain discounts, rebates and fees that we presently receive in connection with our drug purchasing programs could be adversely affected.

RISKS INVOLVING MARKET TRADING OF THE PREFERRED SECURITIES AND OUR COMMON STOCK

THE VOLATILITY OF OUR STOCK PRICE MAY AFFECT THE PRICE OF THE PREFERRED SECURITIES.

     Because the Preferred Securities are convertible into shares of our Common Stock, fluctuations in the Common Stock price may affect the price of the Preferred Securities. The market prices for our Common Stock and for securities of other companies engaged primarily in pharmacy benefit management are highly volatile. For example, the market price of our Common Stock has fluctuated between $2.88 per share and $9.00 per share during 1999. The market price of our Common Stock will likely continue to fluctuate due to a variety of factors, including:

        - material public announcements;

        - developments relating to the disposition of our discontinued operations;

        - the announcement and timing of new product introductions by us or others;

        - technological innovations or changes in business strategy by us or our competitors;

        - regulatory approvals or regulatory issues;

        - political developments or proposed legislation in the pharmaceutical or health care industry;

        - developments in, and the effect of, the litigation to which we are subject;

        - period to period fluctuations in our financial results; and

        - market trends relating to our industry.

AN ACTIVE TRADING MARKET FOR THE PREFERRED SECURITIES MAY NOT DEVELOP.

     There is no existing public trading market for the Preferred Securities and there can be no assurance as to the liquidity of any such market that may develop, the ability of holders to sell such securities, the price at which the holders of Preferred Securities would be able to sell such securities or whether a trading market, if it develops, will continue. If such market were to exist, the Preferred Securities could trade at prices higher or lower than their original offering price, depending on many factors, including prevailing interest rates, the market for similar securities, our operating results, and the trading price of the Common Stock. The Initial Purchaser currently makes a market for the Convertible Preferred Securities offered hereby; however, the Initial Purchaser is not obligated to do so and such market making activity is subject to the limits imposed by applicable law and may be discontinued at any time without notice.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five years ended December 31, 1998:

                                                              YEAR ENDED DECEMBER 31,
                                                         ---------------------------------
                                                         1994    1995   1996   1997   1998
                                                         -----   ----   ----   ----   ----
Ratio of earnings to fixed charges.....................  11.0x   2.8x   5.9x   2.9x   1.6x

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with the Company's consolidated financial statements, with the Preferred Securities shown as a separate line item in the Company's balance sheet outside of the stockholders' equity section as "Convertible preferred securities." Disclosures concerning the Preferred Securities, the Preferred Securities Guarantee and the Convertible Subordinated Debentures will be included in the notes to the Company's consolidated financial statements.

                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither the Company nor the Trust will receive any of the proceeds from the sale of the Offered Securities.

                          CAREMARK RX CAPITAL TRUST I

     Caremark Rx Capital Trust I (the "Trust") is a statutory business trust formed under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on September 10, 1999. The Trust's business is defined in a Trust Agreement (the "Trust Agreement"), executed by the Company, the Administrative Trustees and the Delaware Trustee (each as defined herein). The Preferred Securities comprise all of the Trust's preferred securities. The Company owns all of the Trust's common securities (the "Common Securities") in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (1) issuing the Preferred Securities and the Common Securities (together, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust, (2) investing the gross proceeds of the Preferred Securities in the Convertible Subordinated Debentures and (3) engaging in only those other activities necessary or incidental thereto.

     The Trust's business and affairs are conducted by trustees appointed by the Company, as holder of the Common Securities. The duties and obligations of the trustees are governed by the Trust Agreement. Pursuant to the Trust Agreement, there are three individual trustees (the "Administrative Trustees"), and one property trustee (the "Property Trustee") having its principal place of business or residence in the State of Delaware and that also acts as Delaware Trustee. The three Administrative Trustees are persons who are officers of the Company. The Property Trustee is a financial institution which is unaffiliated with the Company and serves as property trustee under the Trust Agreement and as indenture trustee with respect to the Convertible Subordinated Debentures (the "Indenture Trustee"). Wilmington Trust Company acts as the Property Trustee and Indenture Trustee and also acts as trustee under the Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). See "Description of the Preferred Securities Guarantee." In certain circumstances, the holders of a majority of the Preferred Securities are entitled to appoint one Administrative Trustee (a "Special Administrative Trustee"), who need not be an officer or employee of, or otherwise affiliated with, the Company. See "Description of the Preferred Securities -- Voting Rights."

     The Property Trustee holds title to the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Convertible Subordinated Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Subordinated Debentures for the benefit of the holders of Trust Securities. The Property Trustee makes payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee holds the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Subject to the right of the holders of the Preferred Securities to appoint a Special Administrative Trustee, the Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any Administrative Trustee and to increase the number of Administrative Trustees, provided that the number of Administrative Trustees shall be at least three. The Company pays all fees and expenses related to the organization, maintenance and dissolution of the Trust and the offering of the Trust Securities. See "Description of the Convertible Subordinated
Debentures -- Miscellaneous."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement and the Delaware Business Trust Act (the "Trust Act"). See "Description of the Preferred Securities."

     The address of the principal office of the Trust is c/o Caremark Rx, Inc., 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244.

                    DESCRIPTION OF THE PREFERRED SECURITIES

GENERAL

     The Preferred Securities are issued pursuant to the terms of the Trust Agreement. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject in all respects to, and qualified in its entirety by reference to, the Trust Agreement, a copy of which are available from us upon request.

     The Trust Agreement authorizes the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments made thereon on a pro rata basis with, the Preferred Securities except that, upon the occurrence of a Trust Agreement Event of Default, the rights of the holders of the Common Securities to receive payment of periodic Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Trust Agreement does not permit the Trust to issue any securities other than the Trust Securities or to incur any indebtedness. Pursuant to the Trust Agreement, the Property Trustee owns and holds the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities. The payment of Distributions out of funds held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantee." The Preferred Guarantee Trustee holds the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of Distributions on the Preferred Securities when the Trust does not have sufficient available funds in the Property Account to make such Distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to appoint a Special Administrative Trustee, (ii) direct the Property Trustee to enforce its rights under the Convertible Subordinated Debentures or (iii) if the failure of the Trust to pay Distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures (taking into account any Extension Period), institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. See "Description of the Preferred Securities -- Voting Rights."

DISTRIBUTIONS

     Distributions on the Preferred Securities are fixed at an annual rate of 7% of the stated liquidation amount of $50 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at the annual rate of 7% thereof. The term "Distributions" as used herein includes any such interest payable unless otherwise stated. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities is cumulative, accruing from September 29, 1999 and payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year to the holders of record on the applicable record date, commencing January 1, 2000 when, as and if available for payment by the Property Trustee, except as otherwise described below. The Distribution on January 1, 2000 includes the period from September 29, 1999 to January 1, 2000.

     The Company has the right at any time, so long as no Indenture Event of Default has occurred and is continuing, to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period from time to time on the Convertible Subordinated Debentures (each, an "Extension Period"). If interest payments on the Convertible Subordinated Debentures are so deferred, Distributions on the Preferred Securities also will be deferred (although such Distributions would continue to accrue interest) during any such extended interest payment period (to the extent permitted by law). In the event that the Company exercises this right, then the Company will not and shall not permit any subsidiary to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Convertible Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions comprised of the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan,
(c) payments under the Preferred Securities Guarantee and (d) purchases of Common Stock related to any of the Company's benefit plans for its directors, officers or employees, any dividend reinvestment or stock purchase plan or related to the issuance of Common Stock (or securities convertible or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that (1) such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and (2) no Extension Period may extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect a new Extension Period as if no Extension Period had previously been declared, subject to the above requirements. See "Description of the Convertible Subordinated Debentures -- Interest" and "Description of the Convertible Subordinated Debentures -- Option to Extend Interest Payment Period." If Distributions are deferred, the deferred Distributions and accrued interest thereon will be paid to holders of record of the Preferred Securities, if funds are available therefor, as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

     Distributions on the Preferred Securities will be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received under the Convertible Subordinated Debentures. See "Description of the Convertible Subordinated Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Preferred Securities Guarantee."

     Distributions on the Preferred Securities are payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which is the 15th day of the month preceding the month in which the relevant payment date occurs. In the event that any date on which Distributions are to be made on the Preferred Securities is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A "Business Day" is any day other than Saturday, Sunday or day on which banking institutions in The City of New York or the State of Delaware are authorized or required by law to close.

CONVERSION RIGHTS

     Each Preferred Security is convertible, at the option of the holder, at any time prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the date of repayment of the Preferred Securities, whether at maturity or redemption, into shares of Common Stock. A holder of Preferred Securities wishing to exercise conversion rights shall deliver any or all of its Preferred Securities to the Conversion Agent, which shall exchange such Preferred Securities for a portion of the Convertible Subordinated Debentures held by the Trust (with a principal amount equal to the aggregate liquidation preference of the Preferred Securities being converted) and immediately convert such Convertible Subordinated Debentures into Common Stock. See "Description of Convertible Subordinated Debentures -- Conversion Rights."

     Accrued Distributions will not be paid on Preferred Securities that are converted, nor will any payment, allowance or adjustment be made for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities, except that if any Preferred Security is converted (i) on or after a record date for payment of Distributions thereon, the amount of the Distributions payable on the related payment date with respect to such Preferred Security will be paid by the converting holder to the Trust and the Distributions payable on the related payment date with respect to such Preferred Security will be distributed to the holder on such payment date, despite such conversion, and (ii) during an Extension Period and after the Property Trustee mails a notice of redemption with respect to the Preferred Securities that are converted, accrued and unpaid Distributions through the date of conversion on such Preferred Securities called for redemption will be distributed to the holder who converts such Preferred Securities, which Distribution shall be made on the redemption date fixed for redemption. Except as provided above, neither the Trust nor the Company is required to make any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Distribution accrued on the Preferred Securities surrendered for conversion, or on account of any accumulated and unpaid dividends, if any, on the shares of Common Stock issued upon such conversion. Trust Securities will be deemed to have been converted immediately prior to 5:00 p.m. (New York City time) on the day on which a conversion request relating to such Trust Securities is received by the Trust (the "Conversion Date").

     Notwithstanding the foregoing, no holder of Preferred Securities that is subject to the restrictions of Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA") (a "BHCA Person"), has the right to convert any Preferred Securities if, after giving effect to such conversion, the BHCA Person, its affiliates and transferees would own or be deemed to own shares of Common Stock in excess of either the maximum number of shares of Common Stock which the BHCA Person is permitted to own under the BHCA and the regulations of the Board of Governors of the Federal Reserve thereunder or such lower number as the relevant BHCA Person may have requested in writing to the conversion agent. No BHCA Person has the right to assign or transfer its Preferred Securities (other than to an affiliate) unless such Preferred Securities are assigned or transferred (i) to the public in an offering registered under the Securities Act, (ii) in a transaction pursuant to Rule 144 or 144A under the Securities Act in which no person acquires Preferred Securities convertible into more than 2% of the outstanding Common Stock, (iii) in a single transaction to a third party who acquires a majority of the Common Stock without regard to the conversion of any Preferred Securities so transferred or (iv) in any other manner permitted under the BHCA. The conversion agent may rely on the representation of the relevant BHCA Person that a transfer has been made in the foregoing manner.

MANDATORY REDEMPTION

     The Convertible Subordinated Debentures will mature on October 1, 2029, and may be redeemed at the redemption prices set forth herein, in whole or in part, from time to time on or after October 15, 2002, or at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Convertible Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment simultaneously will be applied to redeem Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so repaid or redeemed at the Redemption Price; provided that holders of Preferred Securities will be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Convertible Subordinated Debentures." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described under "Form, Denomination and Registration -- Global Preferred Security; Book Entry Form."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     "Tax Event" means that the Administrative Trustees received an opinion from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Convertible Subordinated Debentures, (ii) interest payable to the Trust on the Convertible Subordinated Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment are effective on or after the date of the Offering Memorandum.

     "Investment Company Event" means that the Administrative Trustees received an opinion from independent counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law became effective on or after the date of the Offering Memorandum.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") occurs and continues, the Trust, except in the circumstances described below, will be dissolved with the result that, after satisfaction of the liabilities of the Trust to creditors, Convertible Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities would be distributed to the holders of the Preferred Securities, in liquidation of such holders' interests in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Administrative Trustees received an opinion from independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion relies on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Company has received an opinion from independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Subordinated Debentures for United States federal income tax purposes even after the Convertible Subordinated Debentures were distributed to the holders of Preferred Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Administrative Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Preferred Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis; provided, however, that, if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, the holders of the Preferred Securities or the Company, the Trust will pursue such measure in lieu of redemption.

     After the date for any distribution of Convertible Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities and Preferred Securities Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such distribution and
(iii) any certificates representing Preferred Securities and the Preferred Securities Guarantee not held by the depositary or its nominee will be deemed to represent Convertible Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid

Distributions on, such Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Convertible Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Convertible Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid Distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Subordinated Debentures, the Property Trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, Distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Preferred Securities Guarantee, Distributions on such Preferred Securities will continue to accrue from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata.

     Subject to the foregoing and to applicable law, the Company or its affiliates, at any time and from time to time, may purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined below), the Company will be required to cause the Trust to make an offer (a "Change of Control Offer") to repurchase all or any part of each holder's Preferred Securities at an offer price in cash equal to $50 per Preferred Security, plus accumulated and unpaid Distributions and liquidated damages pursuant to the Registration Agreement, if any, thereon to the date of repurchase. Within 30 days following a Change of Control, the Company will mail a notice to each holder of Preferred Securities describing the transaction that constitutes the Change of Control and the terms of the offer to repurchase the Preferred Securities. The Company and the Trust will comply with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Preferred Securities as a result of a Change of Control. The Company will be required to redeem a like amount of Convertible Subordinated Debentures concurrently with any repurchase by the Trust of Preferred Securities in connection with a Change of Control at a redemption price equal to the repurchase price with respect to the Preferred Securities.

     A "Change of Control" will be deemed to have occurred upon the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (b) the adoption of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, (d) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, other than any such transaction where the beneficial owners of the outstanding common stock of the Company immediately prior to such transaction beneficially own a majority of the outstanding shares of voting stock of the surviving person immediately after such transaction, or (e) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors; provided, however, that a Change of Control shall not be deemed to have occurred if the last reported sale price per share of the Common Stock for any ten Trading Days (as defined) within the period of twenty consecutive Trading Days
(x) ending immediately after the later of the Change of Control and the public announcement of the Change in Control (in the case of a Change in Control under clause (a), (b), (c) or (e) above) or (y) ending immediately before the Change in Control (in the case of a Change in Control under clause (d) above) shall equal or exceed 105% of the Conversion Price in effect on each such Trading Day.

     "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who (a) was a member of the board of directors on the date of original issuance of the Preferred Securities or (b) was nominated for election to the board of directors with the approval of, or whose election was ratified by, at least two-thirds of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

     Except as described above with respect to a Change of Control, the Trust Agreement and the Indenture do not contain provisions that permit the holders of the Preferred Securities to require the repurchase or redemption of the Preferred Securities in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company's capital structure or the value of the Preferred Securities or its Common Stock, but that would not constitute a Change of Control.

     The Company will not be required to cause the Trust to make an offer to repurchase Preferred Securities upon a Change of Control if a third party makes the Change of Control offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in the Trust Agreement and Indenture applicable to a Change of Control offer made by the Company and purchases all Preferred Securities validly tendered and not withdrawn under such Change of Control offer.

     In the event Convertible Subordinated Debentures are distributed to holders of Preferred Securities, the Company will be required to make an offer to repurchase Convertible Subordinated Debentures in the event of a Change of Control in the same manner as described above with respect to the Preferred Securities.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors but prior to payments to holders of Common Securities, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such liquidation, dissolution, winding-up or termination, Convertible Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of Preferred Securities.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with respect to such distributions.

     Pursuant to the Trust Agreement, the Trust shall dissolve (i) on January 1, 2030, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company (except for permitted mergers, consolidations or reorganizations of the Company) or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of the Convertible Subordinated Debentures upon the occurrence of a Special Event, (v) upon the redemption of all of the Trust Securities in connection with the redemption of all of the Convertible Subordinated Debentures, (vi) upon the distribution of Common Stock to all holders of Preferred Securities upon conversion of all outstanding Preferred Securities or (vii) upon the entry of a decree of a judicial dissolution of the Trust.

TRUST AGREEMENT EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Trust Agreement with respect to the Trust Securities (a "Trust Agreement Event of Default"), provided that pursuant to the Trust Agreement the holder of the Common Securities is deemed to have waived any Trust Agreement Event of Default with respect to the Common Securities until all Trust Agreement Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Agreement Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee is deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities have the right to direct the Property Trustee with respect to certain matters under the Trust Agreement and therefore under the Indenture. In the event that any Trust Agreement Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Trust Agreement, the holders of Common Securities pursuant to the Trust Agreement have agreed that such waiver also would constitute a waiver of such Trust Agreement Event of Default with respect to the Common Securities for all purposes under the Trust Agreement without any further act, vote or consent of the holders of Common Securities. See "Description of the Preferred Securities -- Voting Rights."

     If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures, without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures when due (taking into account any Extension Period or, in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. In connection with such action, the Company is subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

     Upon the occurrence of a Trust Agreement Event of Default, the Property Trustee, as the sole holder of the Convertible Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on the Convertible Subordinated Debentures to be immediately due and payable.

VOTING RIGHTS

     Except as provided below, under "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities have no voting rights.

     If (i) the Trust fails to pay Distributions in full on the Preferred Securities for six consecutive quarterly distribution periods, or (ii) a Trust Agreement Event of Default occurs and is continuing (each, an "Appointment Event"), then the holders of the Preferred Securities, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Administrative Trustee. For purposes of determining whether the Trust has failed to pay Distributions in full for six consecutive quarterly distribution periods, Distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative Distributions. Any holder of Preferred Securities (other than the Company or any of its affiliates) shall be entitled to nominate any person to be appointed a Special Administrative Trustee. Not later than 30 days after such right to appoint a Special Administrative Trustee arises, the Administrative Trustees shall convene a meeting of the holders of Preferred Securities for the purpose of appointing a Special Administrative Trustee. If the Administrative Trustees fail to convene such meeting within such 30-day period, the holders of not less then 10% of the aggregate stated liquidation amount of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Trust Agreement relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Administrative Trustee so appointed shall cease to be a Special Administrative Trustee if the Appointment Event pursuant to which the Special Administrative Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any Special Administrative Trustee, the Company shall retain all rights under the Indenture, including the right to declare an Extension Period as provided under "Description of the Convertible Subordinated Debentures -- Option to Extend Interest Payment Period." If such an Extension Period occurs, there will be no Indenture Event of Default, and therefore no Trust Agreement Event of Default, for failure to make any scheduled interest payment during the Extension Period on the date originally scheduled.

     The holders of a majority in aggregate liquidation amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee, as the holder of the Convertible Subordinated Debentures, to
(i) direct the time, method or place of conducting any proceeding for any remedy available to the Indenture Trustee or exercise any trust or power conferred on the Indenture Trustee with respect to the Convertible Subordinated Debentures,
(ii) waive any past Indenture Event of Default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Subordinated Debentures where such consent shall be required. If the Property Trustee fails to enforce its rights under the Convertible Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee will notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Subordinated Debentures. Such notice will state that such Indenture Event of Default also constitutes a Trust Agreement Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee will not take any action described in clauses (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Property Trustee, as the holder of the Convertible Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee will request the direction of the holders of the Preferred Securities with respect to such amendment, modification or termination and will vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Preferred Securities voting together as a single class. The Property Trustee will not take any such action in accordance with the directions of the holders of the Preferred Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default by the Property Trustee at the direction of the holders of the Preferred Securities constitutes a waiver of the corresponding Trust Agreement Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Subordinated Debentures in accordance with the Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with the Company, will not be entitled to vote or consent and, for purposes of such vote or consent, will be treated as if they were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "Form, Denomination and Registration -- Global Preferred Security; Book-Entry Form."

     Except in the limited circumstances described above in connection with the appointment of a Special Administrative Trustee, holders of the Preferred Securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by the Company, as the direct or indirect holder of all the Common Securities.

MODIFICATION OF THE TRUST AGREEMENT

     The Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Company, without the consent of any holders of Preferred Securities, (i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Preferred Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act or (iii) to cause the Trust Agreement to be qualified under the Trust Indenture Act of 1939, as amended, provided, however, that in the case of clause (i), (ii) or (iii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities. Any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities.

     Any provision of the Trust Agreement may be amended by the Trustee and the Company with (i) the consent of holders of Preferred Securities representing not less than a majority (based upon liquidation amounts) of the Preferred Securities then outstanding and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act; provided that, without the consent of each affected holder, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Preferred Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities as of a specified date or (b) restrict the right of a holder to institute suit for the enforcement of any such payment on or after such date.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, may consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Company owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in liquidation amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust. In addition, so long as any Preferred Securities are outstanding and are not held entirely by the Company, the Trust may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under
"-- Special Event Redemption or Distribution."
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

FORM, DENOMINATION AND REGISTRATION

     The Preferred Securities are issued in fully registered form, without coupons.

  Global Preferred Security; Book-Entry Form

     The Preferred Securities were initially evidenced by one or more global Preferred Securities (collectively, the "Global Security"), which were deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, the Global Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Investors may hold their interests in the Global Security directly through DTC if such holders are participants in DTC, or indirectly through organizations that are participants in DTC ("Participants"). Transfers between Participants are effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. The laws of some jurisdictions may require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Security to such persons may be limited.

     Investors who are not Participants may beneficially own interests in the Global Security held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Security, Cede for all purposes will be considered the sole holder of the Global Security. Except as provided below, owners of beneficial interests in the Global Security are entitled to have certificates registered in their names, are not entitled to receive physical delivery of certificates in definitive registered form, and are not considered the holders hereof.

     Distributions on the Global Security made to Cede, the nominee for DTC, as the registered owner of the Global Security by wire transfer of immediately available funds. None of the Company, the Trust or any Regular Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been informed by DTC that DTC's practice is to credit Participant's accounts on the relevant payment date with payments in amounts proportionate to their respective beneficial interests in the Preferred Securities represented by the Global Security as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Preferred Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Preferred Securities represented by the Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Beneficial holders of Preferred Securities who desire to convert them into Common Stock should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such request. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the Preferred Securities represented by the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     None of the Company, the Trusts or any Administrative Trustee (or any registrar, paying agent or conversion agent) has any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including, without limitation, the presentation of Preferred Securities for conversion), only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited, and only in respect of the Preferred Securities represented by the Global Security as to which such Participant or Participants has or have given such direction.

     DTC has advised the Company and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and Indirect Participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices will be sent to Cede. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Preferred Securities in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy). The Company and the Trust believe that the arrangements among DTC, the Participants and Indirect Participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Preferred Securities are required to be printed and delivered. Additionally, the Administrative Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

  Certificated Preferred Securities

     Certificated Preferred Securities may be issued in exchange for Preferred Securities represented by the Global Security if a depositary is unwilling or unable to continue as depositary for the Global Security as set forth above under "-- Global Preferred Security; Book-Entry Form."

REPORTS

     The Company will file all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") with the Indenture Trustee and the Property Trustee within 15 days after it files them with the Commission. In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any Preferred Securities or Convertible Subordinated Debentures are outstanding, the Company will furnish copies of the SEC Reports to the holders of Preferred Securities and Convertible Subordinated Debentures at the time the Company is required to make such information available to the Indenture Trustee and the Property Trustee and to prospective investors who request it in writing. In addition, the Company has agreed that, for so long as any Preferred Securities or Convertible Subordinated Debentures remain outstanding, it will furnish to the holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Pursuant to a Registration Agreement (the "Registration Agreement") among the Company, the Trust and the Initial Purchaser, the Company and the Trust have agreed to file a shelf registration statement (the "Shelf Registration Statement") with the Commission to cover resales of Transfer Restricted Securities (as defined below) by holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement, and to use their best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible by the Commission.

     "Transfer Restricted Securities" for this purpose, means each Preferred Security and each share of Common Stock issuable upon conversion of Preferred Securities until (1) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (2) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

     The Registration Agreement provides that (a) the Company and the Trust will file the Shelf Registration Statement with the Commission on or prior to 90 days after the consummation of this offering, (b) the Company and the Trust will use their reasonable best efforts to have the Shelf Registration Statement declared effective by the Commission on or prior to 180 days after the consummation of the offering and (c) the Company and the Trust will use their reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement for a period ending on the earlier of the second anniversary of the original issuance of the Preferred Securities and the date when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold. If (i) the Company and the Trust fail to file the Shelf Registration Statement on or prior to the 90th day after the consummation of the offering, (ii) the Shelf Registration Statement is not declared effective by the Commission on or prior to the 180th day after the consummation of the offering (the "Effectiveness Target Date") or
(iii) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable for any period (provided, that for purposes of this clause (iii), the Company will have the option of suspending the effectiveness of the Shelf Registration Statement, without becoming obligated to pay Preferred Stock Liquidated Damages, for periods of up to a total of 60 days in any calendar year if the board of directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have an adverse effect on the Company or a pending corporate transaction) (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company will cause the Trust to pay to each holder of Transfer Restricted Securities liquidated damages ("Liquidated Damages") at a per annum rate of .25% of the liquidation preference of the Preferred Securities constituting Transfer Restricted Securities for the first 90 days during which one or more Registration Defaults exist and .50% of the liquidation preference thereafter, which Liquidated Damages shall accrue from the date of the Registration Default until such Registration Default is cured and which shall be payable in cash. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Transfer Restricted Securities will be required to deliver certain information to the Company to be used in connection with the Shelf Registration Statement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. The Company intends to distribute a questionnaire to each holder of Preferred Securities with respect to such information. Holders of the Preferred Securities must return the completed questionnaire to the Company by the close of business on the date specified therein.
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

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee also serves as Preferred Guarantee Trustee under the Preferred Securities Guarantee.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The Property Trustee acts as paying agent with respect to the Preferred Securities and may designate an additional or substitute paying agent at any time. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Trust Agreement and the Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. In this connection, the Administrative Trustees and the Company are authorized to take any action, not inconsistent with applicable law or the Trust Agreement, that each of the Administrative Trustees and the Company determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of information concerning the Preferred Securities Guarantee that was executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Wilmington Trust Company acts as indenture trustee under the Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, a copy of which will be available upon request from the Company. The Preferred Securities Guarantee is held by the Preferred Guarantee Trustee for the benefit of holders of the Preferred Securities.

GENERAL

     Pursuant to the Preferred Securities Guarantee, the Company will irrevocably agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid Distributions on the Preferred Securities to the extent the Trust shall have funds available therefor, (ii) the Redemption Price, including all accrued and unpaid Distributions and liquidated damages pursuant to the Registration Agreement, if any, to the date of the redemption, to the extent the Trust has funds available therefor with respect to the Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (other than in connection with the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     If the Company does not make interest payments on the Convertible Subordinated Debentures held by the Property Trustee, the Trust will not make distributions on the Preferred Securities. The Preferred Securities Guarantee will guarantee, on a subordinated basis, the Guarantee Payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to the payment of Distributions and other payments on the Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account to make such Distributions or other payments. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures, the Indenture and the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Common Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of amounts due on the Preferred Securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 50% in aggregate liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities is set forth under "Description of the Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Convertible Subordinated Debentures to the holders of Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. See "Description of the Convertible Subordinated Debentures -- Indenture Events of Default" for a description of the events of default and enforcement rights of the holders of Convertible Subordinated Debentures. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must repay to the Trust or the Company, or their respective successors, any sums paid to them under the Preferred Securities or the Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, provided however, that, except with respect to a payment default, the Company shall have received a notice of default and shall not have cured such default within 90 days after receipt of such notice.

     The holders of a majority in aggregate liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities

Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Subordinated Debentures. In connection with such action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures. The holders of a majority in aggregate liquidation amount of the Preferred Securities may, by vote, waive any past event of default and its consequences under the Preferred Securities Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

     The Company's obligations under the Preferred Securities Guarantee to make the Guarantee Payments constitutes an unsecured obligation of the Company and ranks (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Convertible Subordinated Debentures, except those made pari passu or subordinate by their terms, and (ii) pari passu with the most senior preferred stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred security of any affiliate of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee. In addition, because the Company is a holding company, its obligations under the Preferred Securities Guarantee are effectively subordinated to all existing and future liabilities of its subsidiaries.

     The Preferred Securities Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee is deposited with the Property Trustee to be held for the benefit of the holders of the Preferred Securities. Except as otherwise noted herein, the Property Trustee has the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Preferred Guarantee Trustee also serves as the Property Trustee.

GOVERNING LAW

     The Preferred Securities Guarantee is governed by and construed in accordance with the laws of the State of New York.

             DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

     Set forth below is a description of the terms of the Convertible Subordinated Debentures. The following summary description does not purport to be complete and is subject in all respects to, and is qualified in its entirety by reference to, the Indenture, a copy of which will be available from the Company on request. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Subordinated Debentures may be distributed to the holders of Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     If the Convertible Subordinated Debentures are distributed to the holders of the Trust Securities, the Company will use its reasonable best efforts to have the Convertible Subordinated Debentures listed on any securities exchange as the Preferred Securities are then listed.

GENERAL

     The Convertible Subordinated Debentures were issued as unsecured junior subordinated debt securities under the Indenture. The Convertible Subordinated Debentures were limited in aggregate principal amount to approximately $206,186,000, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Payment").

     The Convertible Subordinated Debentures are not subject to a sinking fund provision. The Convertible Subordinated Debentures will mature on October 1, 2029 (such date, as it may be advanced as hereinafter described, the "Stated Maturity"). If a Tax Event occurs, the Company will have the right, prior to the termination of the Trust, to advance the Stated Maturity of the Convertible Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Convertible Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Convertible Subordinated Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity will be advanced only if, in the opinion of counsel to the Company experienced in such matters, (i) after advancing the Stated Maturity, interest paid on the Convertible Subordinated Debentures will be deductible for United States federal income tax purposes and
(ii) advancing the Stated Maturity will not result in a taxable event to holders of the Preferred Securities.

     If the Company elects to advance the Stated Maturity of the Convertible Subordinated Debentures, it will give notice to the Indenture Trustee, and the Indenture Trustee will give notice of such change to the holders of the Convertible Subordinated Debentures not less than 30 and not more than 60 days prior to the effectiveness thereof.

     If Convertible Subordinated Debentures are distributed to holders of the Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Subordinated Debentures will initially be issued as one or more global securities, in respect of holders of Preferred Securities whose interests therein are represented by a Global Security, and in the form of certificated Convertible Subordinated Debentures, in respect of holders of Preferred Securities whose interests therein are represented by a certificated Preferred Security. Convertible Subordinated Debentures represented by a global security may be issued in certificated form in exchange for a global security in the same manner as described with respect to Preferred Securities represented by a Global Security under "Description of the Preferred Securities -- Form, Denomination and Registration." Convertible Subordinated Debentures issued in certificated form will be in denominations of $50 and integral multiples thereof and may be registered for transfer or exchanged at the offices described below. Payments on Convertible Subordinated Debentures issued as global securities are made to the depositary for the Convertible Subordinated Debentures. With respect to Convertible Subordinated Debentures issued in certificated form, principal and interest are payable, the transfer of the Convertible Subordinated Debentures is registrable and Convertible Subordinated Debentures are exchangeable for Convertible Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     Except as described under "Description of the Preferred
Securities -- Change of Control," the Indenture does not contain provisions that afford holders of Convertible Subordinated Debentures protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company.

SUBORDINATION

     The Indenture provides that the Convertible Subordinated Dentures are subordinated and junior in right of payment to all Senior Indebtedness of the Company. No payment of the principal of, premium, if any, or interest on the Convertible Subordinated Debentures may be made: (i) during the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company unless the holders of Senior Indebtedness shall have received payment in full of all amounts due or to become due on such Senior Indebtedness, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness; (ii) if any Convertible Subordinated Debentures are declared due and payable before their Stated Maturity unless the holders of the Senior Indebtedness outstanding at the time such Convertible Subordinated Debentures so become due and payable shall have received payment in full of all amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration), or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness; or (iii) during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness, or if any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or if any judicial proceeding shall be pending with respect to any such default in payment or such event of default, unless all amounts due or to become due on such Senior Indebtedness have been paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed the (i) principal, premium, if any, and interest (including any interest accruing after the filing of any bankruptcy or insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) of (A) indebtedness of such obligor for money borrowed under any credit agreements, notes, guarantees or similar documents and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, bankers' acceptance, security purchase facility or similar credit transaction,
(v) all obligations of such obligor (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreements, commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements, (vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such obligor, except for (1) any such indebtedness that is by its terms expressly subordinated to or pari passu with the Convertible Subordinated Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Convertible Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any deferrals, renewals, extensions or refundings of, or amendments, modifications, supplements or waivers of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of September 30, 1999, Senior Indebtedness of the Company aggregated approximately $1.2 billion. In addition, because the Company is a holding company, its obligations under the Convertible Subordinated Debentures will be effectively subordinated to all existing and future liabilities of its subsidiaries.

CONVERSION RIGHTS

  General

     The Convertible Subordinated Debentures are convertible at any time, at the option of the holders thereof and in the manner described below, into fully paid and nonassessable shares of Common Stock at an initial conversion rate of 6.7125 shares of Common Stock for each $50 in aggregate principal amount of Convertible Subordinated Debentures (equal to a conversion price (the "Conversion Price") of
7.4488 per share of Common Stock, subject to adjustment as described under "-- Conversion Price Adjustments.") A holder of Convertible Subordinated Debentures may convert any portion of the principal amount of the Convertible Subordinated Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Convertible Subordinated Debenture to be converted by the Conversion Price. In case a Convertible Subordinated Debenture or portion thereof is called for redemption, such conversion right in respect of the Convertible Subordinated Debenture or portion so called shall expire at 5:00 p.m. (New York City time) on the second Business Day immediately preceding the corresponding redemption date, unless the Company defaults in making the payment due upon redemption. The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Convertible Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of the Convertible Subordinated Debentures so converted, any unpaid interest accrued on such Convertible Subordinated Debentures at the time of such conversion and any interest payments thereon that would have otherwise accrued after conversion.

     Accrued interest will not be paid on Convertible Subordinated Debentures that are converted, nor will any payment, allowance or adjustment be made for accumulated and unpaid interest, whether or not in arrears, on converted Convertible Subordinated Debentures, except that if any Convertible Subordinated Debenture is converted (i) on or after a record date for payment of interest thereon, the amount of the interest payable on the related payment date with respect to such Convertible Subordinated Debenture will be paid by the converting holder to the Trust and the interest payable on the related payment date with respect to such Convertible Subordinated Debenture will be distributed to the holder on such payment date, despite such conversion, and (ii) during an Extension Period and after the Property Trustee mails a notice of redemption with respect to the Convertible Subordinated Debentures that are converted, accrued and unpaid interest through the date of conversion on such Convertible Subordinated Debentures called for redemption will be distributed to the holder who converts such Convertible Subordinated Debentures, which payment shall be made on the redemption date. Except as provided above, the Company will not be required to make any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid interest accrued on the Convertible Subordinated Debentures surrendered for conversion, or on account of any accumulated and unpaid dividends, if any, on the shares of Common Stock issued upon such conversion. Convertible Subordinated Debentures will be deemed to have been converted immediately prior to 5:00 p.m. (New York City time) on the Conversion Date.

     Shares of Common Stock issued upon conversion of Convertible Subordinated Debentures will be validly issued, fully paid and nonassessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash. See "Certain Federal Income Tax Consequences -- Conversion of Preferred Securities Into Common Stock."

     Notwithstanding the foregoing, no holder of Convertible Subordinated Debentures that is a BHCA Person has the right to convert any Convertible Subordinated Debentures if, after giving effect to such conversion, the BHCA Person, its affiliates and transferees would own or be deemed to own shares of Common Stock in excess of either the maximum number of shares of Common Stock which the BHCA Person is permitted to own under the BHCA and the regulations of the Board of Governors of the Federal Reserve thereunder or such lower number as the relevant BHCA Person may have requested in writing to the conversion agent. No BHCA Person has the right to assign or transfer its Convertible Subordinated Debentures (other than to an affiliate) unless such Convertible Subordinated Debentures are assigned or transferred (i) to the public in an offering registered under the Securities Act, (ii) in a transaction pursuant to Rule 144 or 144A under the Securities Act in which no person acquires Convertible Subordinated Debentures convertible into more than 2% of the outstanding Common Stock, (iii) in a single transaction to a third party who acquires a majority of the Common Stock without regard to the conversion of any Convertible Subordinated Debentures so transferred or (iv) in any other manner permitted under the BHCA. The conversion agent may rely on the representation of the relevant BHCA Person that a transfer has been made in the foregoing manner.

  Conversion Price Adjustments

     The Conversion Price is subject to adjustment (without duplication) from time to time as follows:

          Stock Dividends and Stock Splits. If the Company (i) pays a dividend or makes a distribution with respect to the Common Stock in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of the shares of Common Stock any shares of capital stock of the Company, then the Conversion Price in effect immediately prior to such action will be adjusted so that the holder of any Convertible Subordinated Debentures thereafter surrendered for conversion will be entitled to receive the number of shares of capital stock of the Company which such holder would have owned immediately following such action had such Convertible Subordinated Debentures been converted immediately prior thereto. Any such adjustment will become effective immediately after the record date in the case of a dividend or other distribution and immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event).

          Rights or Warrants. If the Company issues rights or warrants to all holders of the Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined herein) per share of Common Stock, the Conversion Price shall be adjusted to equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which will be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and the denominator of which will be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. If any such rights or warrants in respect of which an adjustment shall have been, made shall expire unexercised, the Conversion Price will be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no such adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          Other Distributions. If the Company, by dividend or otherwise, distributes to all holders of the Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to above, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to above), the Conversion Price will be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such distribution by a fraction, the numerator of which will be the Current Market Price per share of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors) on the Reference Date of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator of which will be the Current Market Price per share of Common Stock. In the event that such distribution is not so paid or made, the Conversion Price will be adjusted to be the Conversion Price that would then be in effect if such distribution had not occurred.

          Liquidating Dividends. If the Company pays or makes a dividend or other distribution on the Common Stock exclusively in cash (excluding all cash dividends paid out of the retained earnings of the Company), the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such dividend or distribution by a fraction, the numerator of which will be the Current Market Price per share of Common Stock on the date fixed for the payment of such dividend or distribution less the amount of cash so distributed (and not excluded as provided in the above parenthetical phrase) applicable to one share of Common Stock and the denominator of which will be such Current Market Price per share of the Common Stock. Such reduction will become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date for the distribution of the cash, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Subordinated Debentures will have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Convertible Subordinated Debenture immediately prior to such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price will be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

          Tender or Exchange Offers. If the Company or any of its subsidiaries makes a tender or exchange offer (other than an odd-lot offer) for all or any portion of the Common Stock and such tender or exchange offer involves the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer that exceeds 110% of the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior such Expiration Time by a fraction, the numerator of which shall be the number of outstanding shares of Common Stock (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which will be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          Definitions. The "Current Market Price" per share of Common Stock on any date in question is the average of the daily Closing Prices (as defined in the Indenture) for the five consecutive Trading Days (as defined in the Indenture) selected by the Company commencing not more than 20 Trading Days before, and ending not later than the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the NYSE or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution and (ii) when used with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

     No adjustment in the Conversion Price is required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

     No adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the Current Market Price. If any action would require adjustment of the Conversion Price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Convertible Subordinated Debentures.

CERTAIN COVENANTS

     If (i) there shall have occurred any event that would constitute an Event of Default under the Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then the Company shall not and shall not permit any subsidiary to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Convertible Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions comprised of the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Preferred Securities Guarantee and (d) purchases of Common Stock related to any of the Company's benefit plan for its directors, officers or employees, any dividend reinvestment or stock purchase plan or related to the issuance of Common Stock (or securities convertible are exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).

     For so long as the Preferred Securities remain outstanding, the Company will (i) directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust, the redemption of all of the Preferred Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) otherwise to continue to be classified as a grantor trust for United States federal income tax purposes.

OPTIONAL REDEMPTION

     The Company may redeem the Convertible Subordinated Debentures, in whole or in part, from time to time, on or after October 15, 2002, at the redemption prices specified below, in each case, together with accumulated and unpaid interest (including Additional Interest, as defined below) and liquidated damages pursuant to the Registration Agreement, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on October 1 (October 15 in the case of 2002) of each of the years set forth below:

                                                                   PRICE PER
                            YEAR                              $50 PRINCIPAL AMOUNT
                            ----                              --------------------
2002........................................................         $52.00
2003........................................................          51.50
2004........................................................          51.00
2005........................................................          50.50
2006 and thereafter.........................................          50.00

     In addition, the Company may redeem the Convertible Securities, in whole or in part, at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest (including Additional Interest) and liquidated damages pursuant to the Registration Agreement, if any, to the redemption date.

     If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Subordinated Debentures would result in the delisting of the Preferred Securities from any securities exchange on which the Preferred Securities are then listed, the Company may redeem the Convertible Subordinated Debentures only in whole.

MANDATORY REDEMPTION

     The Company is required to redeem Convertible Subordinated Debentures under the circumstances described under "Description of the Preferred
Securities -- Change of Control."

INTEREST

     Each Convertible Subordinated Debenture bears interest at the annual rate of 7% from the original date of issuance, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year (each, an "Interest Payment Date"), commencing January 1, 2000, to the person in whose name such Convertible Subordinated Debenture is registered on the 15th day of the month next preceding the applicable Interest Payment Date.

     Interest on the Convertible Subordinated Debentures payable for any full quarterly period is computed on the basis of a 360-day year of twelve 30-day months and interest on the Convertible Subordinated Debentures for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default has occurred and is continuing, the Company has the right at any time, and from time to time, during the term of the Convertible Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the maturity of the Convertible Subordinated Debentures. At the end of an Extension Period, the Company will pay all interest then accrued and unpaid (including any Additional Interest) (together with interest thereon at the rate specified for the Convertible Subordinated Debentures to the extent permitted by applicable law). During any such Extension Period, the Company will not and shall not permit any subsidiary to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Convertible Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks pari passu with or junior in interest to the Convertible Subordinated Debentures (other than (a) dividends or distributions comprised of the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Preferred Securities Guarantee and (d) purchases of Common Stock related to any of the Company's benefit plans for its directors, officers or employees, any dividend reinvestment or stock purchase plan or related to the issuance of Common Stock (or securities convertible or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and no Extension Period may extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of an Extension Period and the payment of all amounts then due, the Company may elect a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no current intention of exercising its rights to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debentures. If the Property Trustee shall be the sole holder of the Convertible Subordinated Debentures, the Company shall give the Administrative Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Administrative Trustees will give notice of the Company's election of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Subordinated Debentures, the Company will give the holders of the Convertible Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next Interest Payment Date or (ii) the date the Company is required to give notice to any applicable securities exchange or self-regulatory organization or to holders of the Convertible Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental changes been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Convertible Subordinated Debentures, will have the right to declare the principal of and the interest on the Convertible Subordinated Debentures (including Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Subordinated Debentures.

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Subordinated Debentures:

          (a) failure for 30 days to pay interest on the Convertible Subordinated Debentures, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

          (b) failure to pay principal or premium, if any, on the Convertible Subordinated Debentures when due whether at maturity or upon earlier redemption;

          (c) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Convertible Subordinated Debentures;

          (d) certain events of bankruptcy, insolvency, or reorganization of the Company; or

          (e) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust and in connection with certain mergers, consolidations or amalgamation permitted by the Trust Agreement.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Subordinated Debentures may declare the principal due and payable immediately upon and during the continuation of an Indenture Event of Default, but the holders of a majority in aggregate outstanding principal amount may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Indenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debentures affected thereby, on behalf of the holders of all the Convertible Subordinated Debentures, may waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Indenture Trustee) or (ii) a default in the covenant of the Company not to declare or pay dividends on, or redeem, purchase or acquire any of its capital stock during an Extension Period. An Indenture Event of Default also constitutes a Trust Agreement Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Convertible Subordinated Debentures. See "Description of the Preferred Securities -- Trust Agreement Events of Default" and "Description of the Preferred Securities -- Voting Rights."

     Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a direct action for payment on or after the respective due date specified in the Convertible Subordinated Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with such a direct action, the Company will remain obligated to pay the principal of or interest on the Convertible Subordinated Debentures held by the Trust or Property Trustee, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any such direct action. The holders of

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

Preferred Securities may not exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium (if any) on the Convertible Subordinated Debentures will be made only against surrender to the Paying Agent of the Convertible Subordinated Debentures. Principal of and any premium and interest, if any, on Convertible Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register with respect to the Convertible Subordinated Debentures (provided, however, that payments of interest in respect of any Convertible Subordinated Debentures represented by a global security shall be paid to the record holder thereof by wire transfer). Payment of interest on Convertible Subordinated Debentures on any Interest Payment Date will be made to the person in whose name the Convertible Subordinated Debentures (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

     The Indenture Trustee will act as Paying Agent with respect to the Convertible Subordinated Debentures. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company is required to maintain a Paying Agent at the place of payment.

     All amounts paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on the Convertible Subordinated Debentures which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Company and the holder of such Convertible Subordinated Debentures will thereafter look only to the Company for payment thereof.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Convertible Subordinated Debentures, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of the Convertible Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Convertible Subordinated Debenture affected thereby, (i) extend the fixed maturity of the Convertible Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of Convertible Subordinated Debentures so affected or (ii) reduce the percentage of Convertible Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture.

     In addition, the Company and the Indenture Trustee may execute, without the consent of holders of the Convertible Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of convertible subordinated debentures.

CONSOLIDATION, MERGER AND SALE

     The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (i) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all Convertible Subordinated Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (ii) immediately thereafter no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture
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

and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Subordinated Debentures.

GOVERNING LAW

     The Indenture and the Convertible Subordinated Debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonable believes that repayment or adequate indemnity is not reasonably assured to it.

MISCELLANEOUS

     The Indenture provides that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Convertible Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Administrative Trustees and (iv) the enforcement by the Property Trustee of the rights of holders of Preferred Securities.

      EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE SUBORDINATED DEBENTURES
                     AND THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Trust Agreement, the sole purpose of the Trust is to issue Trust Securities and invest the proceeds thereof in the Convertible Subordinated Debentures.

     As long as payments of interest and other payments are made when due on the Convertible Subordinated Debentures, such payments will be sufficient to cover Distributions and payments due on the Preferred Securities primarily because (1) the aggregate principal amount of Convertible Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities; (2) the interest rate and interest and other payment dates on the Convertible Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (3) the Company will pay all costs and expenses of the Trust; and (4) the Trust Agreement provides that the Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of Distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Preferred Securities Guarantee." If the Company does not make interest payments on the Convertible Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay Distributions on the Preferred Securities. The Preferred Securities Guarantee is a guarantee on a subordinated basis from the time of its issuance, but does not apply to any payment of Distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If the Company fails to make interest or other payments on the Convertible Subordinated Debentures when due (taking into account any Extension Period), the Trust Agreement provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Voting Rights," may (1) appoint a Special Administrative Trustee and (2) direct the Property Trustee to enforce its rights under the Convertible Subordinated Debentures, including proceeding directly against the Company to enforce the Convertible Subordinated Debentures. If the Property Trustee fails to
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

enforce its rights under the Convertible Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Subordinated Debentures when due (taking into account any Extension Period or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute an action for payment. The Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such action. The Company, under the Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities.

     If the Company fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity.

     The Preferred Securities Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures, the Indenture and the Trust Agreement, including its obligations under the Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. See "Description of the Preferred Securities
Guarantee -- General."

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Our authorized capital stock consists of 410,000,000 shares of capital stock, of which 400,000,000 shares of Common Stock, par value $.001 per share, 500,000 shares of Series C Junior Participating Preferred Stock, par value $.001 per share ("Series C Preferred Stock") and 9,500,000 shares of other Preferred Stock, par value $.001 per share, are authorized for issuance. As of December 17, 1999, 199,603,269 shares of common stock were outstanding and no shares of any preferred stock are outstanding. Our common stock is listed on the New York Stock Exchange under the symbol "CMX."

COMMON STOCK

     Holders of our Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have preemptive rights. Subject to the rights of holders of any outstanding shares of our Preferred Stock, holders of our Common Stock are entitled to receive ratably dividends, if any, as from time to time may be declared by our board of directors out of legally available funds. All outstanding shares of our Common Stock are fully paid and nonassessable. In the event of a liquidation, dissolution or winding-up of our affairs, holders of our Common Stock will be entitled to share ratably in our assets remaining after payment or provision for payment of all of our debts and obligations and liquidation payments to holders of any outstanding shares of our Preferred Stock.

PREFERRED STOCK

     The board of directors has the authority without further stockholder authorization, to issue Preferred Stock in one or more series and to fix the rights, designation, preferences, qualifications and limitations thereof, including dividend rights and preferences over dividends on our Common Stock and one or more series of our Preferred Stock, conversion rights, voting rights, redemption rights and the terms of any sinking
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

fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over our Common Stock and one or more series of our Preferred Stock. Although we have no present plans to issue any shares of our Preferred Stock, the issuance of shares of our Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company or an unsolicited acquisition proposal.

     For a further description on the Series C Junior Participating Preferred Stock see "-- Stockholder Rights Plan."

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE DGCL

     Classified Board of Directors. Our Certificate of Incorporation and Bylaws provide for our board of directors to be divided into three classes of directors, with one-third of the total number of directors serving staggered terms so that directors' terms expire either at the 2000, 2001 or 2002 annual meeting of stockholders.

     The classified board of directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors, since a majority of the directors at any given time will have had prior experience on our board. We believe that this, in turn, will permit our board of directors to more effectively represent the interests of stockholders.

     With a classified board of directors, it would normally take at least two annual meetings of stockholders to effect a change in the majority of our board of directors. As a result, a provision relating to a classified board of directors may discourage proxy contests for the election of directors or purchases of a substantial block of our Common Stock because its provisions could operate to prevent obtaining control of our board of directors in a relatively short period of time. The classification provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us. Under the DGCL, unless the certificate of incorporation otherwise provides, a director on a classified board may be removed by the stockholders of the corporation only for cause. Our Certificate of Incorporation does not provide otherwise.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our fourth amended and restated bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors or a nominating committee of candidates, for election of directors or other matters to be brought by stockholders before an annual meeting of our stockholders.

     To nominate a candidate for election to the board of directors, a stockholder is required to give prior written notice of the nomination to our corporate secretary. Our bylaws specify the requirements as to the form and timing of the notice. The nomination will be disregarded if the Chairman of our board of directors determines that a person was not nominated in accordance with these requirements.

     To properly bring business before an annual meeting of stockholders, a stockholder must give prior written notice, in proper form, to our corporate secretary. Our bylaws specify the requirements as to the form and timing of the notice required. The business will not be conducted at the meeting if the Chairman of our board of directors determines that the other business was not properly brought before such meeting in accordance with these requirements.

     Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the failure of a stockholder to follow the proper procedure required in the bylaws may have the effect of precluding a nomination for the election of directors, the conduct of business at a particular annual meeting or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders.

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

     Delaware Takeover Statute. We are subject to Section 203 of the DGCL which, generally prohibits a Delaware corporation from engaging in "business combinations" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless:

        - prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

        - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

           - by persons who are directors and also officers, and

           - employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

        - at or subsequent to that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     For purposes of Section 203, an "interested stockholder" is defined as any person (other than the corporation and any direct or indirect majority owned subsidiary of the corporation) who, together with affiliates and associates, owns (or within the three prior years, did own) 15% or more of the corporation's voting stock. A "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.

STOCKHOLDER RIGHTS PLAN

     In 1995, the board of directors authorized a Rights Agreement pursuant to which one preferred stock purchase right will be issued with each share of our Common Stock (whether originally issued or from our treasury) on the Distribution Date (as defined in the Rights Agreement). The rights are not exercisable until after the Distribution Date and will expire at the close of business on February 28, 2005 or at the time the rights are redeemed unless previously redeemed by us as described below. When exercisable, each right will entitle the owner to purchase one one-hundredth of a share of our Series C Preferred Stock at a purchase price of $52.00 per share. Our Series C Preferred Stock may be issued in fractional shares.

     Except as described below, the rights will be evidenced by the certificates for our Common Stock and will be transferred in connection with the underlying shares of Common Stock. No separate rights certificates will be distributed. The rights will separate from our Common Stock and a "Distribution Date" will occur upon the earlier of:

        - 10 days following a public announcement that a person with all affiliates and associates of such person shall be the beneficial owner of 10% or more of the shares of Common Stock outstanding, referred to as an "Acquiring Person" in the Rights Agreement, but does not include us, any of our subsidiaries, any person or entity organized, appointed, or established by us or any exempted person; or

        - 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming the beneficial owner of 10% or more of the outstanding shares of Common Stock.

     After the Distribution Date, rights certificates will be mailed to holders of record of shares of our Common Stock as of the close of business on the Distribution Date and as of and after the Distribution Date separate rights certificates alone will represent the rights.

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

     The Series C Preferred Stock issuable upon exercise of the rights will be entitled to a minimum preferential quarterly dividend payment of $.001 per share, or subject to a provision for adjustment provided for in the Rights Agreement, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount of all non-cash dividends or other distributions, except for dividends payable in shares of Common Stock or subdivision of the outstanding shares of Common Stock, declared for each share of our common stock. In the event of liquidation, the holders of our Series C Preferred Stock will be entitled to a minimum preferential liquidation payment of $52.00 per share and will be entitled to an aggregate payment of 100 times the exercise price of our Common Stock. Each share of our Series C Preferred Stock will have 100 votes on all matters submitted to a vote of our stockholders and will vote together as one class with the holders of shares of our Common Stock. In the event of any merger, consolidation or other transaction in which shares of our common stock are changed or exchanged into other stock or securities, cash, and/or other property, each share of our Series C Preferred Stock will be similarly exchanged or changed in an amount per share equal to 100 times the amount received. These rights are protected by customary anti-dilution provisions. Our Series C Preferred Stock will not be redeemable. Once the shares of our Series C Preferred Stock are issued, our Certificate of Incorporation may not be amended to materially alter or change the powers, preferences or special rights of our Series C Preferred Stock, so as to affect them adversely, without the affirmative vote of the holders of two-thirds or more of the outstanding shares of our Series C Preferred Stock, voting separately as a class. Because of the nature of our Series C Preferred Stock dividend, liquidation and voting rights, the value of a share of our Series C Preferred Stock purchasable upon exercise of each right should approximate the value of one share of our Common Stock.

     If (a) any person becomes the beneficial owner of 10% or more of the outstanding Common Stock; (b) an acquiring person and its affiliates or associates engages in the following activities:

     - merges with us, and we are the surviving company and our Common Stock remains outstanding,

     - transfers assets to us in exchange for our securities, or acquires securities from us other than on the same basis as from all other stockholders,

     - transfers assets to or from us on terms less favorable than arm's length,

     - transfers to, from or with us assets having an aggregate fair market value in excess of $5,000,000,

     - receives unusual compensation, or

     - receives any other financial benefit not provided to all other stockholders; or

(c) during a period when there is an acquiring person, there is a reclassification of securities, recapitalization or merger or consolidation of our Company which effectively increases by more than 1% the proportionate shares of the outstanding shares of any class of our equity securities, which is directly or indirectly beneficially owned by an acquiring person, its associates or affiliates, each holder of a right will have the right to receive at the current purchase price shares of Common Stock valuing the current purchase price multiplied by the number of one one-hundredths of a share of preferred stock for which a right was immediately exercisable prior to the above events, divided by 50% of the current market price per share of Common Stock on the date of the first occurrence.

     Notwithstanding any of the foregoing, following the occurrence of any such events, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or certain related parties), will be null and void. However, rights are not exercisable following the occurrence of the events set forth above until such time as the rights are no longer redeemable by us as set forth below.

     In the event that, at any time following the Stock Acquisition Date, we are acquired in a merger or other business combination transaction in which we are not the surviving corporation or our Common Stock is changed or exchanged (other than a merger which follows a Qualifying Offer and satisfies certain other requirements), or 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as set forth above) shall thereafter have the right to receive upon the exercise thereof at the then current purchase price, shares of Common Stock of the acquiring
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

company multiplied by the number of one one-hundredths of a share of preferred stock for which a right was immediately exercisable prior to the above events divided by 50% of the current market price per share of Common Stock on the date of the first occurrence.

     At any time until ten days following the Stock Acquisition Date, we may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon the action of our board of directors ordering redemption of the rights, the rights will terminate, and the only right of the holders of the rights will be to receive the $.001 redemption price.

     Until a right is exercised, the holder thereof, in its capacity as a holder, will have no rights as one of our stockholders, including without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to our stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for shares of our common stock (or other consideration) or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the rights, any of the provisions of the Rights Agreement may be amended by our board of directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by our board of directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable.

     The rights have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in us without the prior approval of the our board of directors. The effect of the rights may be to inhibit a change in control of us (including through a third party tender offer at a price which reflects a premium to then prevailing trading prices) that may be beneficial to our stockholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities to a person that acquires the Preferred Securities pursuant to the initial offering and that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or the District of Columbia or an estate or trust described in Section 7701(a)(30) of the Code (a "U.S. Holder"). This summary represents the views of King & Spalding, special tax counsel to the Company and the Trust. Except as set forth below, this summary does not address the United States federal income tax consequences to persons other than U.S. Holders.

     This summary is based on the United States federal income tax laws, regulations and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a U.S. Holder. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to a U.S. Holder. Investors should be aware that the opinions of King & Spalding described in this summary are limited to the specific matters addressed therein and are not binding on the Internal Revenue Service (the "Service") or the courts.

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

CLASSIFICATION OF CAREMARK RX CAPITAL TRUST I

     In connection with the issuance of the Preferred Securities, King & Spalding, special tax counsel to the Company and the Trust, delivered its opinion that, under current law and assuming full compliance with the terms of the Indenture and the Trust Agreement (and certain other documents), Caremark Rx Capital Trust I will be classified as a "grantor trust" for federal income tax purposes and will not be classified as an association taxable as a corporation or a partnership. Each U.S. Holder will be treated as owning an undivided beneficial interest in the Convertible Subordinated Debentures. Accordingly, each U.S. Holder will be required to include in its gross income any interest or accrued original issue discount ("OID") with respect to its allocable share of Convertible Subordinated Debentures.

CLASSIFICATION OF CONVERTIBLE SUBORDINATED DEBENTURES

     The Company, the Trust and the holders of the Preferred Securities (by acceptance of a beneficial interest in the Convertible Subordinated Debentures) have agreed to treat the Convertible Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Convertible Subordinated Debentures, King & Spalding delivered its opinion that, under current law and based on certain representations, facts and assumptions set forth in such opinion, the Convertible Subordinated Debentures should be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Because the Company has the option, under the terms of the Convertible Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, the Company will treat the Convertible Subordinated Debentures as having been issued with OID. As a result, U.S. Holders of Preferred Securities will be required to include in income their allocable share of the OID accrued by the Trust with respect to the Convertible Subordinated Debentures on an economic accrual basis over the period of time that the Preferred Securities (and underlying allocable share of the Convertible Subordinated Debentures) are held, regardless of their regular methods of tax accounting and regardless of whether interest has been paid on the Convertible Subordinated Debentures or distributions are made on the Preferred Securities. For accrual method U.S. Holders, treating the Convertible Subordinated Debentures as having been issued with OID generally will not alter the timing or amount of interest included in income.

     Actual distributions of stated interest will not be separately reported as taxable income. Any OID included in income will increase the U.S. Holder's tax basis in the Preferred Securities and the U.S. Holder's actual receipt of interest payments will reduce such basis. If the Company were to exercise its option to defer payments of stated interest on the Convertible Subordinated Debentures, U.S. Holders of Preferred Securities would continue to accrue OID income even though the Company would not be making any actual cash payments during the Deferral Period.

     Because the income underlying the Preferred Securities will not be characterized as dividends for federal income tax purposes, corporate holders of the Preferred Securities will not be entitled to a dividends received deduction for any income recognized with respect to the Preferred Securities.

ACQUISITION PREMIUM; PREMIUM

     A U.S. Holder that purchases a Preferred Security will be considered to have purchased the underlying Convertible Subordinated Debenture at an "acquisition premium" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is (i) greater than the adjusted issue price of the underlying Convertible Subordinated Debenture as of the purchase date and (ii) less than or equal to the sum of all amounts payable on the underlying Convertible Subordinated Debenture after the purchase date. Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income for any taxable year (or portion thereof in which the U.S. Holder holds the Preferred Securities) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

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

     A U.S. Holder who purchases a Preferred Security will be considered to have purchased the underlying Convertible Subordinated Debenture at a "premium" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is greater than the sum of all amounts payable on the underlying Convertible Subordinated Debenture after the purchase date. A U.S. Holder that purchases a Preferred Security at a "premium" will not include any OID in gross income.

MARKET DISCOUNT

     A U.S. Holder who purchases a Preferred Security will be considered to have purchased the underlying Convertible Subordinated Debenture at a "market discount" if such U.S. Holder's adjusted basis in the Preferred Security immediately after the purchase is less than the adjusted issue price of the underlying Convertible Subordinated Debenture as of the purchase date, unless such market discount is less than a specified de minimis amount (generally 1/4 of 1 percent of the adjusted issue price of the Convertible Subordinated Debenture as of the purchase date multiplied by its weighted average maturity as of such date).

     Under the market discount rules, a U.S. Holder will be required to treat any gain realized on the sale, exchange, retirement or other disposition of the Preferred Securities as ordinary income to the extent of the lesser of (i) the amount of such realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on the underlying Convertible Subordinated Debentures at the time of such disposition. Market discount will be considered to accrue ratably, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election is irrevocable.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry Preferred Securities with market discount until the maturity of the Convertible Subordinated Debentures or certain earlier dispositions. A current deduction is only allowed to the extent the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the Preferred Securities were held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Preferred Securities and the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

RECEIPT OF CONVERTIBLE SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution," Convertible Subordinated Debentures may be distributed to U.S. Holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution would be treated as a non-taxable event to each U.S. Holder, and each Holder would receive an aggregate tax basis in the Convertible Subordinated Debentures equal to such U.S. Holder's aggregate tax basis in its Preferred Securities. A U.S. Holder's holding period in the Convertible Subordinated Debentures so received in liquidation of the Trust would include the period for which the Preferred Securities were held by such U.S. Holder.

SALE OF PREFERRED SECURITIES AND REDEMPTION OF CONVERTIBLE SUBORDINATED
DEBENTURES

     A U.S. Holder that sells Preferred Securities, or whose Preferred Securities or Convertible Subordinated Debentures (which shall have been distributed to Holders upon liquidation of the Trust) are redeemed whether pursuant to a Tax Event or otherwise, will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities or Convertible Subordinated Debentures and the amount realized on the sale or redemption. A U.S. Holder's adjusted tax basis in the Preferred Securities or Convertible Subordinated Debentures generally will be its initial purchase price increased by OID, if any, previously includable in such U.S. Holder's gross income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income), and decreased by payments (other than payments of

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

interest not reflected in OID) received on the Preferred Securities and/or Convertible Subordinated Debentures. Any such gain or loss generally will be capital gain or loss.

     The Preferred Securities may trade at prices that do not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A U.S. Holder that disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include OID on the Convertible Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted basis in the Preferred Securities. To the extent the selling price is less than the U.S. Holder's adjusted tax basis, a U.S. Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF PREFERRED SECURITIES INTO COMMON STOCK

     A U.S. Holder of Preferred Securities generally will not recognize income, gain or loss upon the conversion through the Conversion Agent, of its Preferred Securities into shares of Common Stock (although the Holder will be required to continue to accrue any OID through the date of conversion). A U.S. Holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the U.S. Holder's tax basis in the fractional share A U.S. Holder's tax basis in the Common Stock received upon exchange and conversion should generally be equal to the U.S. Holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and a U.S. Holder's holding period in the Common Stock received upon exchange and conversion will generally begin on the date that the U.S. Holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the Conversion Price of the Convertible Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the amount of Common Stock into which the Convertible Subordinated Debentures are convertible) of the holders of the Preferred Securities in the assets or earnings and profits of Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the Conversion Price would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto.

DIVIDENDS

     The amount of any distribution by the Company in respect of Common Stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of the Company's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Stock and thereafter as gain from the sale or exchange of such stock.

     In general, a dividend distribution to a corporate U.S. Holder will qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power or value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock). A corporate U.S. Holder that owns 20% or more of the voting power and value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock) generally will qualify for an 80% dividends received deduction. The dividends received deduction is subject to certain holding period, taxable income and other limitations.

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

SALE OF COMMON STOCK

     Upon the sale or exchange of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such U.S. Holder's adjusted tax basis in the Common Stock. In the case of a U.S. Holder other than a corporation, the maximum marginal federal income tax rate applicable to such gain will be lower than the maximum marginal federal income tax rate applicable to ordinary income if such holder's holding period for such Common Stock exceeds one year. A U.S. Holder's basis and holding period in Common Stock received upon conversion of Preferred Securities are determined as discussed above under "-- Conversion of Preferred Securities into Common Stock."

NON-U.S. HOLDERS

     The rules governing United States federal income taxation of a beneficial owner of Preferred Securities or Common Stock that, for United States federal income tax purposes, is a person other than a U.S. Holder (a "Non-U.S. Holder") are complex and no attempt will be made herein to provide more than a summary of such rules. NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS, AS WELL AS TREATIES, WITH REGARD TO AN INVESTMENT IN THE PREFERRED SECURITIES AND COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Generally, interest income (or OID) of a Non-U.S. Holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, OID earned on the Convertible Subordinated Debentures by a Non-U.S. Holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the Non-U.S. Holder and provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote
(ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the Non-U.S. Holder is not a bank receiving interest on the Preferred Securities pursuant to an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) either (A) the Non-U.S. Holder certifies to the Trust or its agent, under penalties of perjury, that it is not a Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds Preferred Securities in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

     Recently finalized Treasury Regulations would modify the certification requirements on payments of interest made to Non-U.S. Holders. Based on an IRS Notice issued on April 29, 1999, the regulations will apply to payments made after December 31, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and the IRS Notice on their purchase, ownership and disposition of the Preferred Securities and Common Stock.

     Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest (or OID) if the interest (or OID) income is effectively connected with a United States trade or business of the Non-U.S. Holder. Such Non-U.S. Holder will also be subject to the rules applicable to U.S. Holders with respect to acquisition premium, premium or market discount, if applicable. Effectively connected interest (or OID or market discount) received or accrued by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest (or OID or market discount) is subject to income tax, and may be

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

subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form 4224 (or successor form) to the payor.

SALE, EXCHANGE OR REDEMPTION OF PREFERRED SECURITIES

     A Non-U.S. Holder of Preferred Securities generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the Preferred Securities (including the receipt of cash in lieu of fractional shares upon conversion of Preferred Securities into Common Stock) unless (i) the gain is effectively connected with a United States trade or business of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

CONVERSION OF PREFERRED SECURITIES

     In general, no United States federal income tax or withholding tax will be imposed upon the conversion of Preferred Securities into Common Stock by a Non-U.S. Holder except with respect to the Non-U.S. Holder's receipt of cash in lieu of fractional shares where one of the conditions described above under "-- Non-U.S. Holders -- Sale, Exchange or Redemption of Preferred Securities" is satisfied.

SALE OR EXCHANGE OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of Common Stock unless one of the conditions described above under "-- Non-U.S. Holders -- Sale, Exchange or Redemption of Preferred Securities" is satisfied.

DIVIDENDS

     Distributions by the Company with respect to the Common Stock that are treated as dividends paid (or deemed paid), as described above under "-- Dividends" to a Non-U.S. Holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below), will be subject to United States federal withholding tax at a 30% rate (or a lower rate provided under any applicable income tax treaty). Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the Non-U.S. Holder. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable tax treaty. Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to U.S. withholding tax if the holder delivers a properly executed IRS Form 4224 (or successor form) to the payor.

     Under current Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the 30% withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under recently issued Treasury Regulations, however, Non-U.S. Holders of Common Stock who wish to claim the benefit of an applicable treaty rate would be required to satisfy certain certification requirements. Under recently finalized Treasury Regulations, however, Non-U.S. Holders of Common Stock who wish to claim the benefit of an applicable treaty rate would be required to satisfy certain certification requirements. Based on an IRS Notice issued on April 29, 1999, the regulations will apply to payments made after December 31, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and the IRS Notice on their purchase, ownership and disposition of the Preferred Securities and Common Stock.

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

CERTAIN UNITED STATES FEDERAL ESTATE TAX CONSIDERATIONS APPLICABLE TO A NON-U.S. HOLDER

     Preferred Securities held by an individual who is not a citizen or resident of the United States (as defined for federal estate tax purposes) at the time of death will not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively (including by virtue of its interest in the underlying Convertible Subordinated Debentures) own 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, and provided that at the time of death, payments with respect to such Preferred Securities would not have been effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

     Common Stock actually or beneficially held (other than through a foreign corporation) by a Non-U.S. Holder at the time of his or her death (or previously transferred subject to certain retained rights or powers) will be subject to United States federal estate tax unless otherwise provided by an applicable estate tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     United States information reporting requirements and backup withholding tax will not apply to payments on Preferred Securities to a Non-U.S. Holder if the statement described in "-- Non-U.S. Holders -- Payment of Interest" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of Preferred Securities, or any payment of the proceeds of the sale of Common Stock effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (iii) is a controlled foreign corporation for United States federal income tax purposes. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the Preferred Securities provides the statement described in "-- Non-U.S. Holders -- Payment of Interest" or otherwise establishes an exemption.

     If paid to an address outside the United States, dividends on Common Stock held by a Non-U.S. Holder generally will not be subject to the information reporting and backup withholding requirements described in this section. However, under recently issued Treasury regulations, dividend payments will be subject to information reporting and backup withholding unless certain certification requirements are satisfied. Based on an IRS Notice issued on April 29, 1999, the new regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and the IRS Notice on their purchase, ownership and disposition of the Preferred Securities and Common Stock.

FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT

     Under the Foreign Investment in Real Property Tax Act ("FIRPTA"), any person who acquires a "United States real property interest" (as described below) from a foreign person must deduct and withhold a tax equal to 10% of the amount realized by the foreign transferor. In addition, a foreign person who disposes of a United States real property interest generally is required to recognize gain or loss that is subject to United States federal income tax. A "United States real property interest" generally includes any interest (other than an interest solely as a creditor) in a United States corporation unless it is established under specific procedures that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation." The Company does not believe that it is a United States real property holding corporation as of
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

the date hereof or at any time within the past five years, although it has not conducted or obtained an appraisal of its assets to determine whether it is a United States real property holding corporation. If it is not established that the Company is not a United States real property holding corporation, then, unless an exemption applies, both the Preferred Securities and the Common Stock would be treated as United States real property interests. In that event, however, an exemption for regularly traded securities should apply to the Preferred Securities and the Common Stock, except with respect to a Non-U.S. Holder whose beneficial ownership of Preferred Securities or Common Stock exceeds 5% of the total fair market value of the Common Stock.

INFORMATION REPORTING TO U.S. HOLDERS

     Subject to the qualifications discussed below, income on the Preferred Securities will be reported to U.S. Holders on Form 1099, which forms should be mailed to U.S. Holders of Preferred Securities by January 31 following each calendar year.

     The Trust is obligated to report annually to Cede & Co., as holder of record of the Preferred Securities, the interest (and OID, if any) with respect to the Preferred Securities that accrued during that year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the U.S. Holder or the Non-U.S. Holder complies with certain identification or certification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, if any, provided the required information is provided to the Service.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transactions" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as described in Section 3(32) of ERISA), certain church plans (as defined in
Section 3(33) of ERISA) and foreign plans (as defined in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to comparable requirements.

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

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of an entity would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such entity and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features, and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of an entity would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in such entity, less than 25% of the value of each class of equity interests in such entity were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Initial Purchaser that the value of the Preferred Securities of each entity held by Benefit Plan Investors will be less than 25% of the total value of such Trust Securities of the Trust at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Company.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Preferred Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reasons of its ownership of its subsidiaries), extensions of credit between the Company and the Trust (as represented by the Convertible Subordinated Debentures and the Preferred Securities Guarantees) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Preferred Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Preferred Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Preferred Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Preferred Securities or any interest therein will be deemed to have represented by its purchase, holding or disposition thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase, holding or disposition. See "Notice to Investors" herein. Such representation shall be deemed made on each day from and including the date on which such purchaser or holder acquires its interest in the Preferred Securities through and including the date on which such purchaser or holder disposes of its interest in the Preferred Securities. In addition, any purchaser or holder of the Preferred Securities will be deemed to have approved the appointment of the Property Trustee and the purchase and holding of the Convertible Subordinated Debentures by the Trust.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in a nonexempt prohibited transaction, it is particularly important that fiduciaries or other persons considering purchasing Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under the PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                SELLING HOLDERS

     The Preferred Securities were originally issued by the Trust and sold to Warburg Dillon Read, LLC (the "Initial Purchaser") in a transaction exempt from the registration requirements of the Securities Act, for resale by the Initial Purchaser inside the United States to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and outside the United States in reliance on Regulation S. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Preferred Securities, the Convertible Subordinated Debentures, Common Stock issued upon conversion of the Preferred Securities and the associated guarantee. The term "Selling Holder" includes the holders listed below and the beneficial owners of the SPuRS and their transferees, pledgees, donees and other successors.

     The Offered Securities have been registered pursuant to the Registration Agreement which required the Company to file a Registration Statement with respect to the Offered Securities by December 27, 1999 and use its best efforts to keep such Registration Statement continuously effective in order to permit the Prospectus which forms a part of the Registration Statement to be useable by Selling Holders until resale of the Offered Securities is permitted pursuant to Rule 144(k) under the Act after the date the Registration Statement is declared effective; or such earlier date as of which the Offered Securities have been sold pursuant to the Registration Statement.

     The following table sets forth information, as of November 30, 1999, with respect to the Selling Holders of the SPuRS that have advised the Company that they currently intend to use this Prospectus in connection with resales of the Offered Securities and the respective number of Preferred Securities and Common Stock beneficially owned by each such Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from such Selling Holders. To the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their securities.

                                                                                   NO. OF
                                                                                 SHARES OF
                                      SPURS                                     COMMON STOCK
                                   BENEFICIALLY                    SPURS        BENEFICIALLY     COMMON STOCK
         SELLING HOLDER               OWNED       % OF CLASS   OFFERED HEREBY     OWNED(1)     OFFERED HEREBY(2)
         --------------            ------------   ----------   --------------   ------------   -----------------
Paloma Securities LLC............     70,000         1.75%          70,000          469,875            0
Argent Classic Convertible
  Arbitrage Fund (Bermuda)
  L.P............................     50,000         1.25%          50,000          335,625            0
Van Kampen Equity Income Fund....    150,000         3.75%         150,000        1,006,875            0
Argent Classic Convertible
  Arbitrage Fund L.P. ...........     50,000         1.25%          50,000          335,625            0
Banc of America Pension Plan.....     50,000         1.25%          50,000          335,625            0
Peoples Benefit Life Insurance
  Company........................     75,000         1.88%          75,000          503,438            0
Lutheran Brotherhood High Yield
  Fund...........................     60,000         1.50%          60,000          402,750            0
HBK Master Fund L.P..............     75,000         1.88%          75,000          503,438            0
JMG Convertible Investments,
  L.P............................     10,000         0.25%          10,000           67,125            0
JMG Triton Offshore Fund
  Limited........................     10,000         0.25%          10,000           67,125            0
Highfields Capital I LP..........     13,650         0.34%          13,650          404,485(3)         0
Highfields Capital II LP.........     26,000         0.65%          26,000          769,439(4)         0
Highfields Capital LTD...........    100,350         2.51%         100,350        2,965,826(5)         0
William C. McGowen Charitable
  Foundation.....................     10,000         0.25%          10,000           67,125            0
Adams Charitable Foundation......      2,500         0.06%           2,500           16,781            0
ASPCA Pension Fund...............      3,000         0.07%           3,000           20,137            0
Alcoholics Anonymous Retirement
  Plan...........................      2,500         0.06%           2,500           16,781            0

                                                                                   NO. OF
                                                                                 SHARES OF
                                      SPURS                                     COMMON STOCK
                                   BENEFICIALLY                    SPURS        BENEFICIALLY     COMMON STOCK
         SELLING HOLDER               OWNED       % OF CLASS   OFFERED HEREBY     OWNED(1)     OFFERED HEREBY(2)
         --------------            ------------   ----------   --------------   ------------   -----------------
Poss Kapor Foundation............      2,000         0.05%           2,000           13,425            0
Putnam High Income Convertible
  and Bond Fund..................     24,000          0.6%          24,000          161,100            0
Putnam Convertible Income --
  Growth Trust...................     45,000         1.12%          45,000          302,062            0

---------------

(1) Represents for all Selling Holders the number of shares of Common Stock which may be acquired upon conversion of SPuRS, unless otherwise indicated.
(2) After any conversions of SPuRS, each Selling Holder may offer under this Prospectus up to the number of shares of Common Stock indicated as beneficially owned by such Selling Holder.
(3) Includes 312,859 shares of Common Stock directly owned by the Selling
    Holder.
(4) Includes 594,914 shares of Common Stock directly owned by the Selling
    Holder.
(5) Includes 2,292,227 shares of Common Stock directly owned by the Selling Holder.

     None of the Selling Holders identified above has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Preferred Securities or the Common Stock issuable upon conversion of the Preferred Securities, no estimate can be given as to the amount of the Preferred Securities or Common Stock issuable upon conversion of Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Preferred Securities since the date on which they provided the information regarding their Preferred Securities included herein in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

     Although none of the Selling Holders (other than those Selling Holders listed above) have advised the Company that they currently intend to sell all or any of the Offered Securities pursuant to this Prospectus, the Selling Holders, in addition to those identified above may choose to sell the Offered Securities from time to time upon notice to the Company and the Trust. See "Plan of Distribution."

     Prior to any use of this Prospectus in connection with an offering of the Offered Securities, this Prospectus will be supplemented to set forth the name and number of shares beneficially owned by the Selling Holder intending to sell such Offered Securities, and the number of Offered Securities to be offered. The Prospectus Supplement will also disclose whether any Selling Holder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has a material relationship with, the Company or any of its affiliates during the three (3) years prior to the date of the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders, and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing and exercise of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed to paid broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Agreement, the Company and the Trust shall pay all expenses of the registration of the Offered Securities including, without limitation, all registration and filing fees and expenses and fees and expenses of compliance with federal securities or state blue sky laws; provided, however, that the Selling Holders will pay all broker's commissions and underwriting discounts and commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act or the Exchange Act or otherwise, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act or otherwise, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

     The validity of the Preferred Securities, the Convertible Subordinated Debentures, the Preferred Securities Guarantee and the Common Stock issuable upon conversion of the Convertible Preferred Securities has been passed upon for the Company by King & Spalding.

     Certain matters of Delaware law relating to the validity of the Preferred Securities have been passed upon by Richards, Layton & Finger P.A.

     In connection with the offering, certain matters relating to United States Federal income tax considerations have been passed upon for the Company by King & Spalding.

                                    EXPERTS

     The consolidated financial statements of Caremark Rx, Inc. (formerly MedPartners, Inc.) appearing in Caremark Rx, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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                              4,000,000 SPURS(SM)

                          CAREMARK RX CAPITAL TRUST I

             SHARED PREFERENCE REDEEMABLE SECURITIES ("SPURS")(SM)
                      7% CONVERTIBLE PREFERRED SECURITIES
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,

                               (CAREMARK RX LOGO)

                           -------------------------

                             PROSPECTUS SUPPLEMENT

                                 JULY 11, 2000

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